EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

Chapter 11
In re:
Case Nos. 01-706 (MFW)
ETOYS, INC.,(1) et al.,	through 01-709 (MFW)

Debtors.	Jointly Administered

DISCLOSURE STATEMENT TO ACCOMPANY
CONSOLIDATED FIRST AMENDED LIQUIDATING PLAN OF REORGANIZATION
OF EBC I, INC., F/K/A ETOYS, INC., AND ITS AFFILIATED DEBTORS
AND DEBTORS-IN-POSSESSION, DATED AUGUST 5, 2002

MORRIS, NICHOLS, ARSHT & TUNNELL
Robert J. Dehney (#3578)
Gregory W. Werkheiser (#3553)
Michael G. Busenkell (#3933)
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899-1347
(302) 658-9200

ATTORNEYS FOR
DEBTORS AND DEBTORS-IN-POSSESSION
Dated: August 5, 2002

(1)                                  The Debtors are the following entities: EBC I, Inc., f/k/a eToys, Inc., EBC Distribution, LLC, f/k/a eToys Distribution, LLC, PMJ Corporation and eKids, Inc.

DISCLAIMER

NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY (INCLUDING ALL EXHIBITS).  PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE BANKRUPTCY COURT PRIOR TO OR CONCURRENT WITH THE FILING OF THIS DISCLOSURE STATEMENT.  SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN ARE MATERIALLY ACCURATE; OR (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.  ALL CREDITORS AND INTEREST HOLDERS SHOULD READ CAREFULLY AND CONSIDER FULLY THE “RISK FACTORS” SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION VII (“CERTAIN RISK FACTORS TO BE CONSIDERED”).

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW.  PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF ANY OF THE DEBTORS SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSE AND SHOULD EVALUATE THE DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION; NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR THE ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE DEBTORS’ REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION OR WAIVER; RATHER THIS DISCLOSURE STATEMENT

CONSTITUTES AND IS INTENDED TO BE CONSTRUED AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND FINANCIAL INFORMATION.  ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS.  FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BE PROVIDED BY MANAGEMENT OF THE DEBTORS, EXCEPT AS OTHERWISE SPECIFICALLY NOTED.  THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN.  THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS OR RECOMMENDATIONS OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS.

THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING (OTHER THAN THE CHAPTER 11 CASES) INVOLVING THE DEBTORS OR ANY OTHER PARTY; NOR SHALL THIS DISCLOSURE STATEMENT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, ANY OF THE DEBTORS.  ALL ENTITIES READING THE PLAN ARE URGED TO CONSULT THEIR OWN COUNSEL OR TAX ADVISORS ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN ON HOLDERS OF CLAIMS OR INTERESTS.

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I.

INTRODUCTION

A.            General.

EBC I, Inc., f/k/a eToys, Inc. (“eToys”) and its three debtor affiliates EBC Distribution, LLC, f/k/a eToys Distribution, LLC, PMJ Corporation and eKids, Inc. (collectively, with eToys, the “Debtors”) in these jointly administered cases (the “Chapter 11 Cases”) submit this disclosure statement (the “Disclosure Statement”) pursuant to section 1125 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), to holders of claims against and interests in the Debtors in connection with (i) the solicitation of acceptances of the First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession, dated August 5, 2002 (as the same may be amended, the “Plan”), filed by the Debtors with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for September 27, 2002, at 2:00 p.m. (Eastern Time).  Unless otherwise defined herein, all capitalized terms contained herein shall have the meanings ascribed to such terms in the Plan.

The Debtors filed petitions for relief under chapter 11 of the Bankruptcy Code on March 7, 2001.  Concurrently with the filing of this Disclosure Statement, the Debtors filed their Plan which sets forth how claims against and interests in the Debtors will be treated.  A copy of the Plan is annexed hereto as Exhibit “A”.  The Bankruptcy Court has approved this Disclosure Statement as containing “adequate information” in accordance with Section 1125(b) of the Bankruptcy Code to enable a hypothetical, reasonable investor to make an informed judgment about the Plan.

B.            Overview of Chapter 11.

Chapter 11 is one of the principal business chapters of the Bankruptcy Code.  Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize or liquidate its business for the benefit of itself, its creditors and interest holders.  Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that is comprised of all the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 case.  A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor.  Confirmation of a plan by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or interest holder of a debtor.

After a plan has been filed, the holders of claims against a debtor or interests in a debtor may be permitted to vote to accept or reject the plan.  Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a plan proponent to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail to enable a hypothetical reasonable investor to make an informed judgment about the plan.

C.            The Disclosure Statement

The Debtors submit this Disclosure Statement to provide creditors and interest holders with adequate information to make an informed judgment about the merits of accepting the Plan.  Because virtually all significant parties in interest and Holders of Claims or Interests have been represented during development of the Plan, the Debtors believe that all such Holders or their representatives currently possess adequate information to enable them to make a reasonably informed judgement whether to accept or reject the Plan.  Accordingly, this Disclosure Statement seeks only to highlight certain, limited portions of the Plan and the treatment of Holders of Claims and Interests thereunder.

By Order, dated August 8, 2002 (D.I. 1148) (the “Solicitation Procedures Order”), after notice and a hearing, the Bankruptcy Court, among other things, approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors’ creditors and Interest holders to make an informed judgment whether to accept or reject the Plan.  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

Each creditor and Interest Holder of the Debtors entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting on the Plan.

D.            Right to Vote on the Plan.

Pursuant to the applicable provisions of the Bankruptcy Code and the Solicitation Procedures Order, only holders of Allowed Claims in Classes of Claims that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan.  Holders of Allowed Claims or Interests in Classes of Claims that are unimpaired under the terms and provisions of the Plan are conclusively presumed to have accepted the Plan and therefore their votes are not solicited.  Holders of Claims in Classes 4A, 4B and 4C, are impaired and therefore are entitled to vote to accept or reject the Plan.  Classes of Claims or Interests that are not receiving or retaining any property under the Plan on account of their Claims or Interests conclusively are deemed to have rejected the Plan and their votes need not be solicited.  Accordingly, because Holders of Claims in Class 5 and Holders of Interests in Class 6 are not receiving or retaining any property on account of their respective Claims and Interests, their votes will not be solicited.

The Bankruptcy Court will determine whether sufficient acceptances have been received to confirm the Plan.  The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims that cast ballots for acceptance or rejection of a plan.  The Bankruptcy Code defines “acceptance” of a plan by a class of interests as acceptance by interest holders in that class that hold at least two-thirds in amount of the allowed interests that cast ballots for acceptance or rejection of the plan.

If a Class of Claims or Interests rejects the Plan or is deemed to reject the Plan, the Debtors have the right, and intend to exercise that right, to request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code.  Section 1129(b) permits the confirmation of a plan notwithstanding the non-acceptance of such plan by one or more impaired classes of claims or interests if the proponent thereof complies with the provisions of that section.  Under that section, a plan may be confirmed by a Court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

E.             Voting Instructions.

A ballot for acceptance or rejection of the Plan is enclosed with the Disclosure Statement for the Holders of Claims that are entitled to vote to accept or reject the Plan.

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan.  If you hold a Claim in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims.  Please vote and return your Ballot(s).  Your Ballot must be delivered either by mail or personal delivery, as follows:

if delivered by hand, U.S. mail or overnight delivery, to:

eToys, Inc., et al., Plan of Reorganization Ballot

c/o Bankruptcy Management Corporation

1330 East Franklin Avenue

Segundo, CA  90245

BALLOTS SENT BY FACSIMILE TRANSMISSION ARE NOT ALLOWED AND WILL NOT BE COUNTED.  BALLOTS THAT ARE NOT CORRECTLY COMPLETED WILL NOT BE COUNTED.

TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M. PACIFIC TIME ON SEPTEMBER 18, 2002.

If you have questions about the procedures for voting your Claim or Interest, or the packet of materials that you received, please contact the Balloting Agent, Bankruptcy Management Corporation, at 1330 East Franklin Avenue, El Segundo, CA 90245, Attn: eToys Case Support or by telephone at (888) 909-0100.

F.             Confirmation Hearing.

Pursuant to Section 1128 of the Bankruptcy Code, the Bankruptcy Court will hold the Confirmation Hearing on September 27, 2002, at 2:00 p.m. (Eastern Time) before The Honorable Mary F. Walrath, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Bankruptcy Court has fixed September 18, 2002, at 4:00 p.m. (Eastern Time) as the deadline for filing and serving objections to confirmation of the Plan.  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature of the claim or interest asserted by such party; (c) state with particularity the basis and nature of any objection to the Confirmation of the Plan; and (d) be filed with the Court and served on (i) the Debtors, EBC I, Inc., f/k/a eToys, Inc., 400 Continental Boulevard, 6th Floor, El Segundo, CA 90245, Fax: (310) 426-2188, Attn: Barry Gold, (ii) counsel to the Debtors, Morris, Nichols, Arsht & Tunnell, 1201 N. Market Street, P.O. Box 1347, Wilmington, DE 19899-1347, Fax: (302) 658-3989, Attn: Robert J. Dehney, Esq. and Gregory W. Werkheiser, Esq., (iii) co-counsel to the Official Committee of Unsecured Creditors, Traub, Bonacquist & Fox LLP, 655 Third Avenue, 21st Floor, New York, NY  10017, Fax: (212) 476-4787, Attn.: Susan F. Balaschak, Esq. and Jaspan Schlesinger Hoffman LLP, 1201 North Orange St., 10th Floor, Wilmington, DE 19801, Fax: (516) 393-8282, Attn.: Frederick Rosner, Esq. and (iv) the Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2313, Lockbox 35, Wilmington, DE 19801, Attn: Mark S. Kenney, Esq.  Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except that the adjournment will be notice on an agenda to be filed with the Bankruptcy Court prior to the Hearing and/or announced in the Bankruptcy Court on the date of the scheduled Confirmation Hearing.

G.            Recommendation of the Debtors.

The Debtors believe that the Plan provides the best recoveries possible for Holders of Claims against the Debtors and thus strongly recommend that you vote to accept the Plan.

II.

OVERVIEW OF THE PLAN

A.            Introduction to the Plan.

The following is a brief summary of certain material provisions of the Plan.   For a more detailed description of the terms of the Plan see Section V (“Summary of the Plan”).  These descriptions are qualified in their entirety by the provisions of the Plan.

B.            Assets Available for Distribution to Creditors.

During the Chapter 11 Cases, the Debtors disposed of their assets for Cash or other consideration to maximize value for their Estates, which Cash proceeds and other consideration will be distributed to the Debtors’ creditors pursuant to the provisions of the Plan.  Additionally, the Debtors’ Estates have numerous potentially valuable Litigation Claims, which have not yet been liquidated and include without limitation: (i) various avoidance actions arising under Chapter 5 of the Bankruptcy Code; (ii) the IPO Action (as defined herein) against Goldman, Sachs & Co.; (iii) potential causes of action, based on breach of fiduciary duty and other theories of recovery, against certain former officers, directors and other Insiders of the Debtors; (iv) potential professional liability and other claims against certain of the Debtors’ former professionals; (v) potential claims against one or more of the Debtors’ former landlords based on its wrongful draw and application of the proceeds of a letter of credit; and (vi) potential claims based on breach of contract and other theories of recovery arising out of the wrongful termination of one or more pre-paid interactive marketing agreement to which eToys was a party.  Although the Debtors have realized significant value for their Estates and creditors through the liquidation of their assets and believe that material additional value will be realized for the Debtors’ estates through the prosecution to judgment or settlement of the Litigation Claims, the Debtors believe that the value of all the Debtors’ assets is inadequate to satisfy all Claims of their creditors.

C.            Summary and Timing of Distributions.

Under the Plan, Claims against and Interests in the Debtors are divided into Classes.  Certain unclassified Claims, including Administrative Claims and Priority Tax Claims will be paid in full in Cash to the extent that their Claims become Allowed Claims.  All other Claims and Interests will be divided into classes and will receive the Distributions and projected recoveries, if any, described in the table below.

The following table briefly summarizes the classification and treatment of Claims and Interests under the Plan.  With respect to Classes 1, 2, 3, 4A, 4B and 4C, the amount shown in the following table as “Estimated Percentage Recovery” is the quotient of the estimate of the Cash to be distributed to all Holders of Allowed Claims in the applicable Class, if any, divided by the estimated aggregate amount of Allowed Claims in such Class exclusive of any accrual of postpetition interest.

The estimated recovery to the holders of Class 4A, 4B and 4C claims is based upon the current estimates of Allowed Claims and distributable assets prepared by the Debtors’ and the Creditors’ Committee.  As of June 14, 2002, the aggregate amount of Administrative, Priority Tax, Priority, Secured and Convenience Claims, as reflected in the proofs of Claim filed by Holders of such Claims, or in the event no proof of Claim has yet been filed, the Schedules of Assets and Liabilities, is approximately $38,270,817.71 excluding Claims for which no amounts were specified.  The aggregate amount of Class 4A, 4B and 4C Claims, as reflected in the proofs of Claims filed by Holders of Class 4A, 4B and 4C Claims, or in the event no proof of Claim has yet been filed, in the Schedules of Assets and Liabilities, is approximately $404,293,099.46 excluding Claims for which no amounts were specified.

The Claims reconciliation and Claims objection process, as yet, has not advanced significantly in these Chapter 11 Cases.  The Debtors, therefore, have not yet completed a detailed review of Claims which would reflect of the full extent of the possible legal and equitable defenses to and setoffs or recoupments against Claims that may be available to the Debtors and their Estates and the Creditors’ Committee.  The Debtors in consultation with the Creditors’ Committee, however, have made a preliminary review of the Claims filed in the Debtors’ Chapter 11 Cases.  In conducting this review the Debtors have concluded that objections may be sustained to the allowance and asserted priority of certain Claims as claims which may be duplicative of other claims filed, superseded or amended by later filed claims, properly recharacterized as Interests, without any basis in the Debtors’ books and records, already paid or otherwise objectionable.  Based on this preliminary reconciliation of the Claims filed in the Debtors’ Chapter 11 Cases, the Debtors, in consultation with the Creditors’ Committee, estimate that after the completion of the Claims reconciliation and Claims objection processes, the aggregate amount of Allowed Administrative, Priority Tax, Priority, Secured and Convenience Claims is reasonably likely to be $16,523,000 or less.  The Debtors, in consultation with the Creditors’ Committee, also estimate, based on their preliminary reconciliation, that after the completion of the Claims reconciliation and Claims objection processes the amount of Allowed Class 4A, 4B and 4C Claims is reasonably likely to be $249,609,000 or less.  To the extent that the actual amount of Allowed Claims varies from the foregoing estimates, the recoveries of Holders of Allowed Class 4A, 4B and 4C Claims may be higher or lower than such estimated amounts.

The Debtors estimate that the Estates currently have Cash assets and assets that are readily convertible to Cash of between $41,617,000 and $42,107,000.  The remaining non-liquid assets of the Estates consist principally of Litigation Claims.  Because of the inherently speculative nature of attempting to estimate possible recoveries on the Litigation Claims, the Debtors have made no attempt to include the proceeds of such Litigation Claims in the Debtors’ estimates of the assets that may be available for Distribution to Holders of Claims.  It is possible, although no guarantees can be made and no representations are made, if the Litigation Claims can be successfully prosecuted on behalf of the Estates, that Distributions may be materially higher than those currently projected based on the Debtors’ preliminary analysis.  Nevertheless, it is the Debtors’ judgment, formed after consultation with the Committee, that the Cash assets, assets that are readily convertible to Cash and the remaining non-liquid assets of the Estates (including the Litigation Claims) are not likely to be sufficient to permit Distributions to be made to the Holders of Interests.

ALTHOUGH THE DEBTORS BELIEVE THAT THE ESTIMATED PERCENTAGE RECOVERIES ARE REASONABLE AND WITHIN THE RANGE OF ASSUMED RECOVERY USED IN NEGOTIATIONS OF THE PLAN, THERE IS NO ASSURANCE THAT THE ACTUAL AMOUNTS OF ALLOWED CLAIMS IN EACH CLASS WILL NOT MATERIALLY EXCEED THE ESTIMATED AGGREGATE AMOUNTS SHOWN IN THE TABLE BELOW.  The actual recoveries under the Plan by the Debtors’ creditors will depend on a variety of factors including, but not limited to, whether, and in what amount, contingent Claims against the Debtors become noncontingent and fixed and whether, and to what extent, Disputed Claims are resolved in favor of the Debtors rather than the Holders of such Claims.  Accordingly, no representation can or is being made with respect to whether each Estimated Percentage Recovery shown in the table below will be realized by the Holder of an Allowed Claim in any particular Class.

Class 1: Allowed Priority Non-Tax Claims

Definition. A Claim entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim, (b) a Priority Tax Claim or (c) a Fee Claim.

Treatment. Each Holder of an Allowed Priority Non-Tax Claim will (a) be paid in full in Cash on the Distribution Date, or (b) receive such other payment on such other date as such Holder and the Debtors may agree.

Voting. Class 1 is unimpaired under the Plan.  Each Holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan unless otherwise agreed.

Estimated Amount of Allowed Claims: $900,000.00 (based on preliminary reconciliation only)	Estimated Percentage Recovery: 100%

Class 2:  Allowed Secured Claims

Definition. Pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the Holder’s interest in such property as of the relevant determination date.  The defined term Secured Claim includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against any of the Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code.  Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

Treatment. Each Holder of an Allowed Secured Claim shall receive, at the option of the Debtors or the Plan Administrator, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Plan Administrator:  (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid allowed amount of such Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; or (c) such other treatment as shall be agreed to between the Holder of such Claim and the Debtors, the Plan Administrator, the Creditors’ Committee or the PEDC, as appropriate.  Such Distribution shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Plan Administrator of the proceeds of the sale of the relevant Collateral).

Voting. Class 2 is unimpaired under the Plan.  Each Holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan unless otherwise agreed.

Estimated Amount of Allowed Claims: $ 100,000.00 (based on preliminary reconciliation only)	Estimated Percentage Recovery: 100%

Class 3: Convenience Claims Definition. A Claim that otherwise would be an Other Unsecured Claim that has a Face Amount of (a) $50.00

Treatment. Each Holder of an Allowed Class 3 Claim shall receive 100% of the unpaid allowed amount of such Allowed Class 3 Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

or less or (b) more than $50.00 if the holder has properly made the Convenience Class Election on a Ballot properly cast by the Ballot Deadline.  The Convenience Class Election is the election available to a Holder of one or more Unsecured Claims with an aggregate Face Amount in excess of $50.00 to have such Claims treated as a single Convenience Claim, provided the Holder of such Unsecured Claims has agreed to reduce all such Claim for purposes of voting and Distributions under the Plan to a single Claim in an amount equal to or less than $50.00.

Voting. Class 3 is unimpaired under the Plan.  Each Holder of an Allowed Convenience Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan unless otherwise agreed.

Estimated Amount of Allowed Claims: $63,000.00 (based on preliminary reconciliation only)	Estimated Percentage of Recovery: 100%

Class 4A:  Allowed Senior Unsecured Claims:

Definition. An Unsecured Claim that constitutes “Senior Debt” as defined in Section 1.1 of the Indenture, dated as of December 6, 1999 by eToys, Inc., as issuer, and U.S. Bank Trust N.A., as trustee, with respect to the Notes, as the same may have been amended as of the Petition Date.

Treatment. On or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each holder of an Allowed Class 4A Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 of the Plan as such provisions apply to Senior Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 of the Plan as such provisions apply to Senior Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 of the Plan as such provisions apply to Senior Unsecured Claims.

Effect of Plan’s Priority and Subordination Provisions on Distributions to Holders of Class 4A Claims. The Plan’s Priority and Subordination Provisions may materially affect the Distributions available to Holders of Allowed Class 4A Claims.  The Debtors, therefore, urge Holders of Class 4A Claims to carefully review Sections 5.17, 5.18 and 5.19 of the Plan.  Until such time as each Holder of an Allowed Class 4A Claim is paid in full in accordance with the Plan, each Holder of a Class 4A Claim will be entitled to receive: (a) its Ratable share of the Distributions of Available Cash from the General Distribution Fund to the Holders of Unsecured Claims plus its Ratable share of 50% of the Distribution of Available Cash that would otherwise be made to the Holders of Class 4B Claims from the General Distribution Fund; (b) its Ratable share of the Cash Distributions from the Group A Distribution Fund plus its Ratable share of 100% of the Cash Distribution from the Group A Distribution Fund that would otherwise be made to the Holders of Class 4B Claims; and (c) its Ratable share of the Cash Distributions to Holders of Unsecured Claims from the Group B Distribution Fund.

Voting.  Class 4A is impaired and therefore entitled to vote on the Plan.

Estimated Amount of Allowed Claims: $11,900,000.00 (based on preliminary reconciliation only)	Estimated Percentage Recovery: 77.0% (Estimate based solely on Distributions from Available Cash and does not include potential proceeds that may be realizable from Litigation Claims.)

Class 4B:  Allowed Note Claims

Definition. The Claim of the Indenture Trustee under the Indenture or the Claim of any Holder of Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of the Notes.

Treatment. On or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each holder of an Allowed Class 4B Claim shall receive on account of such Claim: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 of the Plan as such provisions apply to Other Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 of the Plan as such provisions apply to Other Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 of the Plan as such provisions apply to Other Unsecured Claims.

Effect of Plan’s Priority and Subordination Provisions on Distributions to Holders of Class 4B Claims. The Plan’s Priority and Subordination Provisions may materially affect the Distributions available to Holders of Allowed Class 4B Claims.  The Debtors, therefore, urge Holders of Class 4B Claims to carefully review Sections 5.17, 5.18 and 5.19 of the Plan. Until such time as each Holder of an Allowed Class 4A Claim is paid in full in accordance with the Plan: (a) 50% of the Ratable Distribution of Available Cash otherwise distributable to Holders of Class 4B Claims from the General Distribution Fund will be

Distributed to the Holders of Allowed Class 4A Claims or reserved in accordance with the Plan for Disputed Class 4A Claims; and (b) 100% of the Cash Distribution from the Group A Distribution Fund otherwise distributable to the Holders of Class 4 B Allowed Note Claims shall be distribute to the Holders of Allowed Class 4A Claims or reserved in accordance with the Plan for Disputed Class 4A Claims.

Voting.  Class 4B is impaired and therefore entitled to vote on the Plan.

Estimated Percentage Recovery: 5.2% (Estimate based solely on Distributions from Available Cash and does not include potential proceeds that may be realizable from Litigation Claims.)
Allowed Amount of Note Claims: $152,526,041.67 (Based upon allowance of Indenture Trustee’s Note Claim pursuant to Section 4.6.4. of the Plan)

Class 4C: Other Unsecured Claims Definition.an Unsecured Claim, other than: (a) a Convenience Claim; (b) a Senior Unsecured Claim; or (c) a Note Claim.

Treatment.  On or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each holder of an Allowed Class 4C Claim shall receive on account of such Claim: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims as such provisions apply to Other Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims.

Voting. Class 4C is impaired and therefore entitled to vote on the Plan.

Estimated Amount of Allowed Claims: $85,457,000.00 (based on preliminary reconciliation only)	Estimated Percentage Recovery: 10.4% (Estimate based solely on Distributions from Available Cash and does not include potential proceeds that may be realizable from Litigation Claims.)

Class 5: Intercompany Claims Definition. A Claim of any Debtor against another Debtor.

Treatment. In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and holders of Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

Voting. Class 5 is an impaired Class and Holders of Interests in Class 5 are conclusively deemed to have rejected the Plan. Holders of Class 5 Claims are not entitled to vote on the Plan.

Estimated Percentage Recovery: 0%

Class 6: Interests

Definition. An equity security, within the meaning of section 101(16) of the Bankruptcy Code, in a Debtor.  For purposes of voting and Distributions under the Plan, the defined term Interest shall include a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code and:  (a) arises from rescission of a purchase or sale of any Interest in a Debtor; (b) arises from damages resulting from the purchase or sale of any such security; or (c) is for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim of the type described in clause (a) or (b) above.

Treatment.  No Holders of Interests shall receive any Distribution of any kind under the Plan on account of such Interests; provided, however, in the event that prior to the closing of the Chapter 11 Cases the Plan Administrator, in consultation with the PEDC, determines that Residual Equity Assets are available for Distribution to Holders of Interests, then, upon reasonable notice to the Holders of Record of Interests as of the Interest Distribution Record Date, the United States Trustee and the PEDC, the Plan Administrator shall file a motion with the Bankruptcy Court requesting approval of procedures for making Distributions to the Holders of Interests as of the Interest Distribution Record Date.  Residual Equity Assets means, as determined from time to time by the Plan Administrator, any unrestricted Cash of the Estates on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual and anticipated post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date and expenses which accrue in connection with implementation of the Plan and the making of Distributions thereunder; (c) amounts held in the Wind-Down Reserve or Litigation Reserve; and (d) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, Fee Claims, Convenience Claims and Unsecured Claims.  All Interests in any of the Debtors shall be deemed canceled.

Voting. Class 6 is an impaired Class and Holders of Interests in Class 6 are conclusively deemed to have rejected the Plan. Holders of Class 6 Claims are not entitled to vote on the Plan.

Estimated Percentage Recovery: 0%

III.

DESCRIPTION AND HISTORY OF THE DEBTORS

AND EVENTS LEADING TO THE COMMENCEMENT OF

THESE CHAPTER 11 CASES

A.    The Debtors.

Debtor eToys, a Delaware corporation, is the direct parent of the other corporate Debtors, and holds all of the membership interests, directly or indirectly, in the limited liability company Debtor. The Debtors in these Chapter 11 Cases are, in addition to eToys, (i) EBC Distribution, LLC, f/k/a eToys Distribution, LLC, a Delaware limited liability company (“eToys

Distribution”), (ii) eKids, Inc., a Delaware corporation (“eKids”) and (iii) PMJ Corporation, a Delaware Corporation (together with eToys Distribution and eKids, the “Affiliate Debtors”).

As of the Petition Date, in addition to the Affiliate Debtors, eToys had direct or indirect interests in several subsidiaries (including foreign entities) that did not commence cases under the Bankruptcy Code (collectively, the “Non-Debtor Subsidiaries”), which include (i) eToys Europe Inc., (ii) eToys Australia Pty Ltd, (iii) eToys Canada Ltd. and (iv) eKids Canada Ltd.  Since the commencement of the Chapter 11 Cases, the Non-Debtor Subsidiaries have been liquidated or are in the process of being liquidated.

B.    Business Overview and Corporate Structure.

Based in Los Angeles, California, eToys commenced operations in 1997 as an Internet retailer focused exclusively on children’s products, with an extensive selection of both nationally advertised and specialty toys, software, books, videos, music, video games, hobby products, party goods and baby products.(2)  eToys’ online store offered over 100,000 types of products representing more than 750 brands.  The store featured detailed product information, helpful shopping services and innovative merchandising through easy-to-use Web pages.  In contrast to a traditional retail store, the consumer could shop in the comfort and convenience of his or her home or office, 24 hours a day, seven days a week.  By combining its expertise in children’s products, a commitment to excellent customer service, and the benefits of Internet retailing, eToys was able to deliver a unique shopping experience to customers.

The Debtors obtained products from a network of large and small vendors, manufacturers and distributors.  The Debtors carried inventory of the products available for sale on eToys’ website and conducted warehousing, order fulfillment and distribution operations from the following facilities: an approximately 763,000 square foot facility in Ontario, California; and two adjacent facilities totaling approximately 1.1 million square feet in Pittsylvania County, Virginia.

eToys was incorporated as Toys.com in Delaware in November 1996 and later changed its name to eToys, Inc. in June 1997.  In July 1999, eToys acquired BabyCenter, Inc., which operates a website offering community, content and merchandise for new and expectant parents.  In October 1999, eToys, Inc. launched eToys.co.uk, which offered consumers in the United Kingdom over 5,000 SKUs of children’s toys, software, videos and video games.  In November 1999, eToys Inc. began offering services to all provinces of Canada through its eToys.com store, and in March 2000 it launched the BabyCenter brand in the United Kingdom, offering a content and community site for parents and expectant parents.

(2)                                  KB Kids.com, LLC, an entity unaffiliated with any of the Debtors, currently operates an online store under the “eToys.com” name utilizing certain intellectual property and other assets acquired from the Debtors in transactions approved by the Bankruptcy Court as described more fully herein.  See Section IV.D. (“Significant Sales and Other Dispositions of the Debtors’ Assets”).

As of December 31, 2000, eToys, Inc. had sold products to nearly 3 million customers, and it had approximately 1,000 full-time employees.  During the quarter ended December 31, 2000, eToys, Inc. experienced net sales of $131.2 million and an operating loss of $74.5 million (excluding non-cash charges for deferred compensation and goodwill amortization and non-cash charges attributable to preferred stock).

In January 2001, eToys, Inc. ceased offering services in Canada and closed the eToys.co.uk website.  In March, 2001 prior to filing for bankruptcy, the Debtors sold BabyCenter, Inc. and related entities and certain other related assets.

C.    Capital Resources And Funded Indebtedness.

On May 24, 1999, eToys completed its initial public offering (the “IPO”) of 9,568,000 shares of its common stock.  Net proceeds to eToys aggregated $175.8 million. eToys’ common stock was traded on the Nasdaq National Market until its delisting on March 8, 2001.

In December 1999, eToys issued convertible subordinated notes (the “Notes”) in the principal amount of $150 million.  The Notes were due December 1, 2004 and bore interest at 6.25% per annum.  The Notes are unsecured and are subordinated to certain existing and future senior debt as defined in the indenture pursuant to which the Notes were issued.  The Notes were convertible into the Debtors’ common stock at the option of the holder at any time prior to December 1, 2004, unless the Notes had been previously redeemed or repurchased by the Debtors.

On June 12, 2000, eToys issued 10,000 shares of non-voting Series D Redeemable Convertible Preferred Stock (“Series D”), $10,000 stated value per share, and warrants to purchase 5,018,296 shares of eToys common stock with a warrant exercise price of $7.17375 per share in a private placement to select institutional investors.  The total proceeds of the offering were $100 million.  The Series D shares carry a dividend rate of 7% per annum, payable semi-annually during the first year and quarterly thereafter or upon conversion or redemption.

In November 2000, eToys and eToys Distribution entered into the Loan and Security Agreement, dated as of November 15, 2000, by and among eToys Inc., eToys Distribution, LLC, as Borrower, the lenders that are signatories therein, and Foothill Capital Corporation, as Arranger and Administrative Agent (the “Credit Facility”) providing for borrowing of up to $40 million.  As of December 31, 2000, $8.9 million was outstanding under the Credit Facility.  As of the Petition Date, all borrowings under the Credit Facility had been fully repaid.

D.    Significant Prepetition Legal Proceedings.

a.             Trademark Lawsuit.

On January 24, 2001, eToy.VENTURE Corporation (the “Trademark Plaintiff”) filed suit against the Debtors for trademark infringement, false designation of origin, false and fraudulent trademark registration, and invalid assignment in the United States District Court For The Southern District of California (the “California District Court”), as Case No. 01 CV 0136J (AJB) (the “Trademark Lawsuit”).  The subject matter of the Trademark Lawsuit was the

“eToys” trademark and “eToys.com” domain name.  Subsequent to the Petition Date, after relief from the automatic stay (to the extent necessary) was granted at the Debtors’ request, the California District Court dismissed the Trademark Lawsuit.  The Trademark Plaintiff has appealed the dismissal of the Trademark Lawsuit to the United States Court of Appeals for the Third Circuit, where the matter remains pending.

b.             Fingerhut Arbitration.

In February 2000, Fingerhut Business Services, Inc. (“FBSI”) commenced arbitration to collect $14.2 million in invoices, plus interest, for alleged services it had performed pursuant to a contract between FBSI and the Debtors.  The contract required FBSI to fulfill (i.e. assemble, package and ship) the Debtors’ outboard customer orders from FBSI’s Western Distribution Center in Utah.  The contract required FBSI to meet specific performance standards with respect to the speed and accuracy of its fulfillment.  The Debtors counterclaimed to recoup the damages suffered as a result of FBSI’s failure to meet the performance standards of the contract.  A three-arbitrator panel, comprised of two party arbitrators and one neutral arbitrator (the “Arbitration Panel”) was appointed.

On January 8, 2001, following a two week arbitration, the Arbitration Panel issued a final award.  The award held that FBSI had materially breached its contract with the Debtors, that the Debtors were entitled to a complete offset against FBSI’s invoices, and that the Debtors were entitled to affirmative recovery of $2,512,202 (the “Award”).  On January 12, 2001, FBSI moved to vacate or modify the Award in Fingerhut Business Services, Inc. v. eToys, Inc., and eToys Distribution LLC, (U.S.D.C., Dist. of Minnesota, Case No. 01 CV 0064 JRT/FLN).  The Debtors cross-moved to confirm the Award.  Pursuant to a Memorandum Opinion and Order dated September 6, 2001, the Minnesota District Court denied FBSI’s motion to vacate or modify the Award and granted the Debtors’ cross-motion to confirm the Award.  Accordingly, the Bankruptcy Court entered judgment in favor of the Debtors in the amount of the Award.  The Debtors have successfully collected on the judgment from FBSI.

c.             Other Legal Proceedings.

As of the Petition Date, the Debtors were subject to at least fifteen lawsuits seeking collection of past due invoices totaling approximately $17.2 million from various vendors and had received numerous other threats of similar litigation from other vendors. Similarly, prior to the Petition Date, the Debtors were threatened with litigation or other collection procedures by, among others, a number of the lessors of their real property and personal property.  For instance, Kilroy Realty, L.P., the landlord of the Debtors’ headquarters building in Los Angeles, declared a default under the Debtors’ lease and related promissory note and drew upon a $15.0 million letter of credit related thereto.  Additionally, Heller Financial Leasing, Inc., the lessor of certain equipment used in the operation of the Debtors’ Blairs, Virginia distribution center, had threatened to bring a lawsuit seeking payment of approximately $9.0 million due to the Debtors’ failure to post a letter of credit in the amount of approximately $2.1 million.

E.     Events Leading to Filing of Chapter 11 Cases.

The Debtors’ inability to continue as a going concern was caused in large part by its inability to fund its massive operating expenses incurred in the context of a rapidly changing business environment and a number of negative market forces affecting e-commerce generally.  Specifically, the Debtors’ current situation can be attributed to the mishandling of eToys’ IPO, the significant costs incurred in 2000 to develop adequate fulfillment and distribution operations, the severe reduction in the availability of capital for e-commerce businesses generally and revenue growth that slowed significantly and unexpectedly due to an apparent loss of consumer enthusiasm for e-commerce.

By early 1999, eToys was considered to be one of the most promising e-commerce companies, having experienced explosive revenue growth since commencing operations in fall 1997.  To obtain the financing necessary to further implement its business plan, eToys retained Goldman Sachs & Co. (“Goldman”) to be the lead managing underwriter of its IPO.  In the lawsuit captioned EBC I, Inc. f/k/a eToys, Inc., by the Official Committee of Unsecured Creditors of EBC I, Inc. against Goldman, Sachs & Co., Index No. 02661805, pending in the Supreme Court of the State of New York, County of New York (the “IPO Action”), the Creditors’ Committee, on behalf of eToys, charges Goldman with breach of fiduciary duties, breach of contract, fraud, professional malpractice and unjust enrichment arising out of Goldman’s mishandling of the IPO.  Specifically, the Creditors’ Committee contends that Goldman secretly enriched itself in a manner that cost eToys hundreds of millions of dollars of critically needed funds by improperly underpricing the IPO in furtherance of unlawful arrangements between Goldman and its other fee generating customers. The Creditors’ Committee alleges that Goldman’s wrongdoing was a substantial factor precipitating eToys’ bankruptcy and the failure of its business, despite a highly successful business model.

During 1999, the Debtors relied heavily on a third-party to assist with their order fulfillment and distribution operations.  This relationship proved extremely ineffective, resulting in numerous shipping delays and errors.  Subsequently, in 2000, the relationship was terminated, and the Debtors were forced to develop their own internal fulfillment and distribution operations, with new or expanded facilities in Ontario, California, Greensboro, North Carolina, and Blairs, Virginia.  The costs of developing these facilities, including major software development costs, were more than $100 million.  In addition, the Debtors spent in excess of $20 million developing their operations in Europe.

At the same time the Debtors were incurring these substantial capital expenditures, the capital markets began to lose confidence in e-commerce generally, including the Debtors.  During 1999, the sales price of eToys’ common stock reached a high of $86 per share.  By March 31, 2000, however, it had fallen below $10 per share, and the prospect of raising additional capital through the public markets was virtually non-existent.  Although the Debtors ultimately raised additional operating funds during the second half of 2000 through a convertible preferred stock offering and a secured loan financing, the Debtors were relying on a highly successful holiday shopping season in 2000 to improve their financial position.

The 2000 holiday shopping season was very disappointing.  Although the Debtors had anticipated revenues between $210 million and $240 million, actual revenues for the quarter ended December 31, 2000 were only $131.2 million.  This resulted in operating losses for the quarter of $74.5 million, significantly exceeding the Debtors’ expectations, and left the Debtors, at the end of the quarter, with a much lower cash balance and a much higher inventory balance than anticipated.

In light of this combination of negative influences, the Debtors engaged in extensive prepetition marketing efforts to secure one or more buyers for their assets or stock.  In December 2000, the Debtors engaged an investment banking firm and commenced an exhaustive search for strategic alternatives, including a merger or asset sale or a capital infusion.  This process was diligently pursued by the Debtors and their management from December 2000 through February 2001.  A potential purchaser for Baby Center, Inc., Baby Center Advertising, LLC, and Baby Center Canada, Ltd., was identified and the Debtors sold these companies and certain assets related thereto for approximately $10 million (subject to adjustment), which transaction closed on March 1, 2001. Unfortunately, however, these efforts were otherwise unsuccessful.

On January 10, 2001, at eToys, Inc.’s request, an Informal Committee of Unsecured Creditors (the “Informal Committee”) was organized, which consisted of seven unsecured creditors holding claims in excess of $90 million.  The Informal Committee and its counsel worked in concert with the Debtors to address creditor concerns prior to the Debtors’ filings of voluntary petitions under the Bankruptcy Code.

On March 7, 2001, the Debtors each commenced their Chapter 11 Cases, and eToys shut down its website.

IV.

SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES

Since commencing these Chapter 11 Cases, the Debtors have continued in possession of their respective properties and operating and managing their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  The Bankruptcy Court has certain supervisory powers over the Debtors’ operations during the Chapter 11 Cases, which are generally limited to reviewing and ruling on any objections raised to the Debtors’ operations, or proposed transactions outside of the ordinary course of the Debtors’ businesses.  The Debtors must notify parties in interest and obtain Court approval of any transactions that are out of the ordinary course of business, such as a sale of a major asset or assets.  In addition, the Debtors must obtain Court approval of, among other things, certain settlements, other transactions such as the borrowing of money on a secured basis and the employment of attorneys, accountants and other professionals.

A.                                    First Day Orders

Following a hearing convened on March 7, 2001, the Bankruptcy Court entered a number of first day orders at the request of the Debtors, each designed to allow the Debtors to make a smooth transition into Chapter 11 or to simplify administration of these Chapter 11 Cases, including the following orders:

•                  Order Pursuant to Bankruptcy Rule 1015(b) of the Federal Rules of Bankruptcy Procedure, Directing Joint Administration of Chapter 11 Cases (D.I. 7) (original NIBS D.I. 5);

•                  Order Establishing Procedures for Interim Compensation and Reimbursement of expenses for Professionals and Committee Members (D.I. 8) (original NIBS D.I. 6);

•                  Order Approving Centralized Cash Management System, Use of Existing Bank Accounts Business Forms and Investment and Deposit Guidelines (D.I. 10) (original NIBS D.I. 8);

•                  Order Authorizing, But Not Requiring: (A) Payment of Prepetition Employee wages, salaries and Related Items; (B) Reimbursement of Prepetition Employee Business Expenses; (C) Payments for which Payroll deductions were made; and (D) Payment of all Costs and expenses Incident to the Foregoing Payments and Contributions (D.I. 11) (original NIBS D.I. 9);

•                  Order Authorizing Debtors to Pay Prepetition Claims of Certain Freight Carriers and Critical Vendors (D.I. 12) (original NIBS D.I. 12) (original NIBS D.I. 10);

•                  Order Authorizing Debtors to Pay Prepetition Trust Funds Taxes (D.I. 13) (original NIBS D.I. 11);

•                  Order Authorizing Debtors to Pay and Honor Certain Prepetition Obligations to Customers and Granting certain Related Relief (D.I. 14) (original NIBS D.I. 12); and

•                  Order Granting Relief From The Automatic Stay In The Fingerhut Arbitration And Trademark Lawsuit (D.I. 18) (original NIBS D.I. 16).

B.                                    Parties In Interest.

a.                                       Advisors to the Debtors.

The Debtors have sought and obtained orders authoring the retention and employment of the following counsel: (i) Morris, Nichols, Arsht and Tunnell, as their bankruptcy counsel; (ii) Irell and Manella, LLP, as counsel pursuant to sections 327(a) and 327(e) of the Bankruptcy Code to, among other things, act as special litigation counsel and to provide advice concerning real estate, corporate, intellectual property and tax laws; (iii) Greene Espel, P.L.L.P., to act as special litigation counsel to the Debtors in connection with the Fingerhut Arbitration; and (iv) Baker & McKenzie as special counsel in connection with the liquidation of, and certain other matters related to, certain non-debtor foreign entities affiliated with the Debtors. Additionally, the Debtors have sought and obtained Bankruptcy Court approval for the retention of the following additional professionals: (i) Collateral Logistics, Inc., as the Debtors’ liquidation agent and consultant; (ii) Crossroads, LLC, as the Debtors’ financial advisors; (iii) Dovebid, Inc., as auctioneer with respect to the sale of certain personal property of the Debtors; and (iv) Ernst & Young LLP, as the Debtors’ tax accountants.

b.             Official Committee of Unsecured Creditors.

On or about March 16, 2001, the Office of the United States Trustee appointed an Official Committee of Unsecured Creditors (the “Creditors’ Committee”).  As originally constituted, the Creditors’ Committee consisted of: U.S. Bank Trust National Association, as Indenture Trustee for the Notes; Fir Tree Value Fund, L.P. c/o Fir Tree Partners; JMG Triton-Pacific Asset Management; Mattel, Inc.; Lego Systems, Inc.; Staffmark, LLC; and R.R. Donnelly & Sons Co. In addition, following its formation, the Creditors’ Committee allowed Hasbro, Inc., to participate as an ex officio member.  Pursuant to orders entered by the Bankruptcy Court, the Creditors’ Committee retained the following professionals: (i) Traub, Bonacquist & Fox, as counsel to represent the Creditors’ Committee in these Chapter 11 Cases; (ii) Jaspan Schlesinger Hoffman LLP as proposed Delaware counsel to the Creditors’ Committee; (iii) Pomerantz Haudek Block Grossman & Gross LLP and Wachtel & Masyr, as special litigation counsel to the Creditors’ Committee; and (iv) Richard Cartoon LLC, as the Creditors’ Committee’s financial advisor.

C.                                    Creditor Related Activities.

The Debtors caused a notice of commencement of the Chapter 11 Cases (D.I. 40) to be served on all known and potential creditors.  The Debtors then filed their respective Schedules of Assets and Liabilities and Statements of Financial Affairs on or about April 19, 2001.  On April 27, 2001, the United States Trustee conducted the meeting of the Debtors’ creditors under section 341 of the Bankruptcy Code.

General Bar Date. On May 24, 2001, the Bankruptcy Court entered an order establishing August 1, 2001, as the bar date (the “General Bar Date”) for filing proofs of claim against the Debtors in respect of prepetition Claims.  Subsequently, Bankruptcy Management Corporation (“BMC”), the claims and noticing agent employed in these Chapter 11 Cases, mailed notices of the General Bar Date and proofs of claim forms to all known creditors that, to the best of the Debtors’ knowledge, information and belief were reachable by mail.  Additionally, as to certain of the Debtors’ customers for which the Debtors had only e-mail addresses available to them as a means of providing notice, the Debtors caused such creditors and potential creditors to be served by e-mail with notice of the General Bar Date and the proof of claim forms by e-mail.  Finally, the Debtors caused notice of the General Bar Date to be published in the national editions of the Wall Street Journal and the Los Angeles Times.

Administrative Bar Date.  On October 1, 2001, the Bankruptcy Court entered an order establishing December 7, 2001, as the bar date (the “Administrative Claim Bar Date”) for filing requests for payment of administrative priority claims arising from the Petition Date through and including October 30, 2001.  BMC again mailed notice of the Administrative Claim Bar Date to all known creditors who were reachable by mail.

D.                                    Significant Sales and Other Dispositions of the Debtors’ Assets

a.             Initial Postpetition Marketing Efforts.

On the Petition Date, the Debtors filed the Expedited Motion For An Order: (A) Authorizing Sale Of All Stock Of Reorganized Debtors Or, Alternatively, Assets Of The Debtors Free And Clear Of Liens, Claims And Encumbrances; (B) Approving Auction And Bidding Procedures: (C) Scheduling A Hearing To Approve Stock Or Asset Purchase Agreement(s) Incorporating The Terms Of The Accepted Bids At The Auction; (D) Fixing Manner And Extent Of Notice Of Auction And Sale Hearing; And (E) Approving The Sale Of Such Assets To The Highest Bidders (D.I. 17) (the “Global Sale Motion”) and the Expedited Motion For An Order (A) Authorizing Conduct Of An Auction Of Substantially All Of The Debtors’ Inventory And Furniture, Fixtures And Equipment, (B) Approving Auction And Bidding Procedures, (C) Scheduling A Hearing To Approve Asset Purchase Agreement(s) Incorporating The Terms Of The Accepted Bids At The Auction, (D) Fixing Manner And Extent Of Notice Of Auction And Sale Hearing, And (E) Approving The Sale Of Such Assets To The Highest Bidder(s) (D.I. 18).  Following a hearing, the Bankruptcy Court entered orders (a) authorizing the Debtors to conduct auctions, (b) approving the certain auction and bidding procedures, (c) scheduling hearings to approve one or more purchase agreements, (d) approving the form and manner of notice of the auction and (e) establishing deadlines for objections to the sales (the “Procedure Orders”).

In accordance with the Procedure Orders, on March 9, 2001, the Debtors caused notice of the Sale Motions (the “Sale Notices”) to be served on substantially all of their known creditors and parties in interest.  Such service included service by electronic transmission upon substantially all of the known holders of gift certificates.  Additionally, the Debtors served the “Notice Packages” comprised of the Sale Notices, the Sale Motions, the Procedure Orders, the form of Purchase Agreements and Notices of Solicitation for Bids upon the United States Trustee, counsel for the Committee, the Debtors’ 30 largest unsecured creditors on a consolidated basis, relevant state and local taxing authorities and each party in interest that had filed a request for notice under Bankruptcy Rule 2002.  Further, the Debtors caused notice of the proposed sale of the reorganized stock of the Debtors (the “Reorganized Stock”) as reorganized under a plan or plans of reorganization and substantially all of their assets to be published once each in the national editions of the Wall Street Journal and the New York Times.

The Debtors also renewed their efforts to identify potential acquirors for their assets and businesses.  By electronic transmission, overnight courier and other means reasonably calculated to effect notice and generate interest, the Debtors transmitted the Notice Packages, which included lists of the assets available for acquisition and contact information for the Debtors, to approximately 200 entities that had expressed an interest in acquiring some or all of their assets or that the Debtors believed to be interested in acquiring such assets.  To further maximize the potential bidders’ access to information related to the sale, the Debtors established a web site where potential bidders could view and download, among other things, detailed asset lists, the auction and bidding procedures, and contact information for the Debtors.  Representatives of the Debtors also contacted numerous parties they believed to have interest in acquiring the Debtors’ assets and businesses and responded to numerous inquiries from potential bidders.

The efforts of the Debtors, their professionals and employees produced approximately 50 bids, ranging from bids for discrete items of inventory to bids to acquire the stock of the Reorganized Stock.  Prior to convening the auctions with respect to the sale of their assets, business and the Reorganized Stock, the Debtors communicated with several of the bidders in order to clarify and understand the nature of their bids.

In accordance with the Procedure Orders, on March 22, 2001, the Debtors and the Creditors’ Committee convened an auction at the offices of their bankruptcy counsel with respect to the sale of certain inventory.   After bidding, the Debtors and the Creditors’ Committee tentatively identified Scholastic Corporation (“Scholastic”) as the contingent successful bidder with respect to the inventory.  Scholastic’s bid for substantially all of the Debtors’ inventory was contingent on Scholastic’s bid being accepted by the Debtors as the highest or best bid for the Reorganized Stock, following an auction which was anticipated to occur shortly thereafter.

On Monday, March 26, 2001, the Debtors and the Creditors’ Committee learned that, despite its previous representations, Scholastic had declined to submit a bid for the Reorganized Stock and had withdrawn its offer to acquire the Debtors’ inventory.  Accordingly, the Debtors and the Creditors’ Committee resumed communications with other bidders that had expressed an interest in the Debtors’ assets and businesses.

In anticipation of the auction scheduled for March 29, 2001, the Debtors transmitted additional information to bidders regarding the assets that would be available for purchase at the auction.  In accordance with the notice provided to bidders, on March 29, 2001, the Debtors and the Creditors’ Committee reconvened the auction.  At the March 29 auction, bidders were given the opportunity to acquire, subject to certain terms and conditions, certain assets located at the Debtors’ corporate headquarters in Los Angeles, California, the Debtors’ distribution center in Ontario, California and the Debtors Distribution Center at Building B in Blairs, Virginia.

b.                                       Inventory Sales to KB Toys of Massachusetts, Inc. and Yellow Knife Trading Company, Inc.

Despite the early setback, the Debtors, in consultation with the Creditors’ Committee, were ultimately successful in finding buyers for substantial portions of their inventory.  After extensive arms-length negotiations, undertaken with the active involvement of Creditors’ Committee professionals, the Debtors and KB Toys of Massachusetts, Inc. reached agreement on the sale of a substantial portion of the Debtors’ inventory, which sale was approved by this Court on April 25, 2001.  The Debtors also successfully negotiated an inventory purchase agreement with Yellow Knife Trading Co., Inc. for the sale of certain other lots of the Debtors’ inventory (the “Yellow Knife Agreement”).  The Bankruptcy Court approved the Yellow Knife Agreement on May 4, 2001.  Both agreements subsequently closed, realizing substantial value for the Debtors’ estates.

c.                                       Sales of FF&E to Skechers USA and Pennyworth Sales, Inc.

The Debtors have also experienced success in finding buyers for much of their owned furniture, fixtures and equipment.  Pursuant to the Procedure Orders, on March 29, 2001, the Debtors and the Committee reconvened the auction.  At the March 29th auction, bidders were given the opportunity to acquire, subject to certain terms and conditions, certain of the Debtors’ owned furniture, fixtures and equipment.  After active bidding and prior to adjourning the March 29th auction, the Debtors, in consultation with the Committee identified Unique Industries, Inc. (“Unique”), Skechers, USA  (“Skechers”) and Pennyworth Sales, Inc. (“Pennyworth”) as the successful bidders for certain of the auctioned assets.

By Orders, dated April 4, 2001, the Bankruptcy Court authorized and approved the sales, pursuant to section 363 of the Bankruptcy Code, of the owned furniture, fixtures and equipment auctioned to Unique, Skechers and Pennyworth.  Transactions with Skechers and Pennyworth closed immediately, yielding substantial value for the Debtors’ estates and creditors.  As described more fully below, a multi-component transaction with Unique was later successfully consummated.

d.                                       The KB Consolidated, Inc. Asset Purchase and E-mail Services Transaction.

The Debtors’ extensive marketing efforts lead to extended arms-length negotiations between the Debtors and representatives of KB Consolidated, Inc. (“KB Consolidated”) and its affiliates (“KB”).  After months of intensive negotiations, undertaken with the active involvement of Creditors’ Committee professionals, eToys and eToys Distribution and KB Consolidated executed that certain Asset Purchase and E-Mail Service Agreement, dated May 8, 2001 (as amended, the “First KB Agreement”).  The First KB Agreement contemplated, inter alia, the sale of a significant portion of the Debtors’ assets in a two-part transaction.  The first part of the transaction involved the sale of certain of the Debtors’ intellectual property, web-site and owned software and the Debtors’ provision of certain e-mail services to KB Consolidated (the “First Step Transaction”).  The second part of the transaction (the “Second Step Transaction”) contemplated, among other things: (a) the sale of the Debtors’ owned software and the assumption and assignment of certain of the Debtors’ software license agreements (collectively, the “Software Licenses”) related to the operation of the Blairs A Facility; (b) the assumption and assignment of the real property lease for the Blairs A Facility; and (c) the sale of the Debtors’ furniture, fixture and equipment located at the Blairs A Facility.

In furtherance of the transactions, the Debtors filed the Renewed Motion Of Debtors And Debtors-In-Possession For Orders Under 11 U.S.C. §§ 105(a), 363(b), (f), And (m),

365, And 1146(c), And Fed. R. Bankr. P. 2002, 6004, 6006, 9014 And 9019 (a) Authorizing And Approving (i) Sale Of Substantially All Of Debtors’ Assets Free And Clear Of Liens, Claims And Encumbrances, (ii) Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases, (iii) The Compromise Of Certain Disputes With Respect To Assets To Be Conveyed, (iv) Certain Bid Protections, And (b) Granting Related Relief, dated April 27, 2001 (the “Renewed Sale Motion”).  On May 16, 2001, despite contentious opposition from certain regulators and other parties in interest, this Court granted the Renewed Sale Motion and approved the proposed transactions, subject to the parties’ ability to meet their respective closing conditions under the First KB Agreement.  The First Step Transaction closed on May 23, 2001.

On June 8, 2001, the Debtors notified KB that they were unable to convey the Software Licenses, which conveyance was a condition precedent to the parties’ obligations under the Second Step Transaction.  The First KB Agreement was subsequently terminated without consummation of the Second Step Transaction.

e.                                       The Blairs A Distribution Center Transaction With KB Consolidated, Inc.

Despite the failure of the Second Step Transaction to close, the Debtors and KB Consolidated, Inc. were able successfully work together to structure a transaction involving the Debtors’ distribution center located at Building A, Blairs, Virginia, that did close, substantially benefiting the Debtors’ Estates.  On July 13, 2001, the Debtors filed their Motion for Order Authorizing & Approving Sale Of Certain Of Debtors Assets Located At Building A Of The Blairs, Virginia Distribution Center Free & Clear Of Liens Claims & Encumbrances & Granting Related Relief and their Motion for Order Authorizing Rejection Of Real Property Lease With East Bowles LLC & Granting Related Relief (together, the “Blairs A Sale Motions”).  Pursuant to the Blairs A Sale Motions, the Debtor sought authorization and approval of a transaction involving the sale to KB Consolidated, Inc. of certain of the Debtors’ personal property located at Building A of the Debtors’ former distribution center in Blairs, Virginia.  As part of this transaction, the Debtors also structured a consensual rejection of the lease for nonresidential real property on which the Building A distribution center was located.  By Orders dated August 1, 2001 ant August 2, 2001, the Bankruptcy Court granted the relief necessary to proceed with the transaction.  Thereafter, the parties consummated the transaction, which generated substantial value for the Debtors’ Estates and relieved the Estates of potentially substantial Administrative Expense and rejection Claims associated with the real property lease and certain other agreements implicated in the transaction.

f.                                         Sale of Inventory to Bobby Wilkerson, Inc.

By motion dated October 2, 2001, the Debtors sought to sell substantially all of their remaining toy inventory to Bobby Wilkerson, Inc.  The Bankruptcy Court approved this transaction by Order dated October 17, 2001, and the sale was consummated promptly thereafter.

g.                                      The Blairs B Distribution Center Transaction with Unique Industries, Inc.

In October 2001, the Debtors and Unique reached agreement in principle on a transaction involving the assumption and assignment of the lease for the nonresidential real property on which Building B of the Debtors’ distribution center in Blairs, Virginia was located and Unique’s acquisition of related furniture, fixtures and equipment.  After extended and sometimes contentious negotiations with the landlord and other parties claiming an interest in the premises and property located thereon, the Debtors obtained the Bankruptcy Court’s approval for this transaction by Order dated October 26, 2001.  Thereafter, the parties promptly consummated this transaction which brought additional value to the Debtors’ Estates and eliminated potentially substantial obligations.

h.                                      Additional Sales of Miscellaneous FF&E to KB Consolidated, Inc., Skechers USA, Inc. and Prime Business Systems.

Through the continuing efforts of the Debtors, the Creditors’ Committee and their respective professionals the Debtors were able to find buyers for much of their remaining furniture fixtures and equipment in transactions presented for Bankruptcy Court approval in motions filed on October 30 and 31, 2001.  By an Order dated November 19, 2001 and two Orders dated November 29, 2001, the Bankruptcy Court approved sales to KB Consolidated, Inc., Skechers USA, Inc. and Prime Business Systems, respectively.  Each of these transactions closed and resulted in the Estates’ receipt of significant value.

i.                                         Sale of Remaining FF&E Under Exclusive Auction Arrangement With DoveBid, Inc.

Following the sale or other disposition of the majority of their furniture, fixtures and equipment, the Debtors accumulated what remained of such owned personal property in the Debtors’ remaining warehouse facility.  In order to efficiently and cost effectively dispose of the Debtors’ remaining furniture, fixtures and equipment in a manner the Debtors believed was most likely to realize value for their estates, the Debtors, subject to Bankruptcy Court approval, entered into an exclusive auction agreement with DoveBid under which DoveBid agreed to serve as auctioneer for the remaining furniture, fixtures and equipment at an auction conducted at the Debtor’s warehouse and simultaneously through an Internet “Webcast”.  By motion, dated February 8, 2002, the Debtors requested Bankruptcy Court approval of this arrangement.  On March 4, 2002, the Bankruptcy Court granted the Debtors’ the authority to conduct the auction with DoveBid.  Shortly, thereafter the auction occurred, and the Debtors, with the assistance of the Creditors’ Committee, were again successful in generating substantial value from assets that otherwise would have had little value to their Estates.

j.                                         Extension of E-Mail Services Arrangement With KBKids.com, LLC

In late 2001 and early 2002 the Debtors and representatives of KB Consolidated, Inc. and its affiliates began negotiating an extension of the original email services agreement which concluded after the 2001 holiday season.  By February 2002, these negotiations had produced an agreement to extend the arrangement on modified terms through the 2002 holiday season.  Accordingly, by motion dated February 8, 2002, the Debtors’ sought authority from the Bankruptcy Court to enter into and perform under an agreement with KBKids.com, LLC extending the email services arrangement.  The Bankruptcy Court approved this motion, without opposition, by Order, dated February 28, 2002.  Thus, the Debtors, with the assistance of the Creditors’ Committee, have been able to continue to reap value from an Estate asset that would otherwise be idle and of no use to the Debtors following the discontinuation of the operations on the Petition Date.

E.                                      Other Significant Court Orders.

After the Petition Date, the Bankruptcy Court entered certain Final Orders that are of particular importance to the administration of the Debtors’ Estates during the pendency of the Chapter 11 Cases, including the following Final Orders:

•                  Order (A) Authorizing Cancellation of Directors, Officers and Corporate Liability Insurance Company Policy; and (B) Authorizing Purchase of Discovery Period Policy (D.I. 80) (Original NIBS D.I. 78);

•                  Order Authorizing and Approving Retention of and Appointing Bankruptcy Management Corporation as Noticing, Claims and Balloting Agent of the Bankruptcy Court (D.I. 92) (Original NIBS D.I. 90);

•                  Interim and Final Order Determining Adequate Assurance of Payment of Future Utility Services (D.I. 93) (Original NIBS D.I. 91);

•                  Order Granting Modification of the Automatic Stay to Leasing Technologies International, Inc. (D.I. 94) (Original NIBS D.I. 92);

•                  Order Authorizing Debtors and Debtors in Possession to Reject Real Property Leases [Greensboro, North Carolina] (D.I. 248) (Original NIBS D.I. 244);

•                  Order Authorizing and Approving Key Executive and Employee Retention Program (D.I. 249) (Original NIBS D.I. 245);

•                  Order Authorizing Debtors and Debtors in Possession to Reject Personal Property Leases (IKON; Insight Investments; Pitney Bowes) (D.I. 255) (Original NIBS D.I. 251);

•                  Order Authorizing Debtors and Debtors in Possession to Reject Real Property Leases [Santa Monica California] (D.I. 257) (Original NIBS D.I. 253);

•                  Order Authorizing Debtors and Debtors in Possession to Reject Personal Property Lease [Steelcase] (D.I. 258) (Original NIBS D.I. 254);

•                  Order Authorizing Entry Into Stipulation and Agreed Order Providing For Rejection of Unexpired Nonresidential Real Property Lease and Other Related Matters (D.I. 280) (Original NIBS D.I. 275);

•                  Order Pursuant to Sections 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 6004 and 9019 Approving Stipulation Regarding Rejection of Ontario Lease and Authorizing Entry Into Sublease Agreement with Skechers U.S.A. (D.I. 295) (Original NIBS 289);

•                  Order Pursuant to Section 365(d)(4) of the Bankruptcy Code Extending the Time in Which Debtors Must Assume or Reject Unexpired Leases of Nonresidential Real Property (D.I. 333) (Original NIBS D.I. 325);

•                  Order Authorizing Rejection of Unexpired Nonresidential Real Property Sublease With Razorfish, Inc. (D.I. 334) (Original NIBS D.I. 326);

•                  Order Establishing Procedures for Transactions Involving Certain Miscellaneous Assets (D.I. 368) (Original NIBS D.I. 360);

•                  Order Authorizing Destruction of Certain Books and Records (D.I. 375) (Original NIBS D.I. 367);

•                  Stipulation and Order Between Attorney General of Texas and Debtors and Debtors-in-Possession (D.I. 395) (Original NIBS D.I. 387);

•                  Stipulation and Order Regarding Motion of IBM Credit Corporation for Relief From the Automatic Stay Pursuant to 11 U.S.C. §362(d) and Rule 4001(a)(1) of the Federal Rules of Bankruptcy Procedure (D.I. 396) (Original NIBS D.I. 388);

•                  Stipulation and Order Regarding Motion for Relief From Stay [NG Land] (D.I. 502) (Original NIBS D.I. 494);

•                  Order Pursuant to Bankruptcy Rule 9019 Approving the Stipulation and Order Resolving Claims of Calpac, LLC, d/b/a Tangram Interiors (D.I. 503) (Original NIBS D.I. 495);

•                  Order Pursuant to Rules 9006(b) and 9027 of the Federal Rules of Bankruptcy Procedure Enlarging the Time Within Which to File Notices of Removal of Related Proceedings (D.I. 504) (Original NIBS D.I. 496);

•                  Order Authorizing Rejection of an Unexpired Lease With Copelco Capital, Inc. (D.I. 514) (Original NIBS D.I. 506);

•                  Order Authorizing Rejection of an Unexpired Lease with Xerox Corporation

(D.I. 515) (Original NIBS D.I. 507);

•                  Order Authorizing Rejection of an Unexpired Lease With Docusource (D.I. 516) (Original NIBS D.I. 508);

•                  Order Authorizing Rejection of Lease With Westrux International, Inc. (D.I. 517) (Original NIBS D.I. 509);

•                  Order Authorizing Rejection of Lease with Carter Machinery Company, Inc. (D.I. 518) (Original NIBS D.I. 510);

•                  Order Authorizing Rejection of an Unexpired Lease With Pitney Bowes Credit Corporation (D.I. 519) (Original NIBS D.I. 511);

•                  Order Authorizing Rejection of an Unexpired Lease with Citicorp Del-Lease, Inc., Doing Business as Citicorp Dealer Finance (D.I. 520) (Original NIBS D.I. 512);

•                  Order Authorizing Rejection of an Unexpired Lease With Ahern Rentals (D.I. 521) (Original NIBS D.I. 513);

•                  Order Pursuant to 11 U.S.C. § 363(b) Authorizing Debtors and Debtors in Possession to Procure Insurance Policy and Pay Premiums (D.I. 522) (Original NIBS D.I. 514);

•                  Order Authorizing Rejection of Eleven Executory Contracts and Unexpired Leases (D.I. 524) (Original NIBS D.I. 516);

•                  Order Compelling Debtors’ Rejection of Unexpired Lease with Pentech Financial Services, Inc. and Granting Relief From the Automatic Stay (D.I. 525) (Original NIBS D.I. 517);

•                  Stipulation and Order Between Debtors and Debtors in Possession and CIT Financial USA, Inc. (D.I. 526) (Original NIBS D.I. 518);

•                  Stipulation and Order (a) Compelling Rejection of Equipment Leases, (b) Granting Modification of the Automatic Stay, and (c) Scheduling a Hearing for Determination of Administrative Rents Due to Leasing Technologies International, Inc. (D.I. 527) (Original NIBS D.I. 519);

•                  Order Regarding Motion to Compel Assumption or Rejection of Executory Contracts/Unexpired Leases and Full Lease Payments Prior to Formal Assumption or Rejection [De Lage Landen Financial Services, Inc.] (D.I. 531) (Original NIBS D.I. 523);

•                  Order Denying with Prejudice Motion of Etoy.Venture Association aka Etoy Corporation for Order Compelling Escrow of Proceeds of Debtor’s Sale of Intellectual Property (D.I. 564) (Original NIBS D.I. 556);

•                  Agreed Order Authorizing Rejection of an Unexpired Lease with R.C.C. Finance Group Ltd. (D.I. 565) (Original NIBS D.I. 557);

•                  Order Authorizing and Approving Entry Into a Short-Term Sublease for Certain Non-Residential Real Property (D.I. 568) (Original NIBS D.I. 560);

•                  Order Authorizing Debtors and Debtors in Possession to Reject Real Property Lease With East Bowles, LLC (D.I. 589);

•                  Stipulation and Order Between Debtors and Debtors in Possession and Comdisco, Inc. (D.I. 618);

•                  Stipulation and Proposed Order Between Debtors and Debtors in Possession and DNJ Capital Partners, LLC Relating to Compromise of Claims Under Lease (D.I. 635);

•                  Order Authorizing and Approving Entry Into Short-Term Subleases for Certain Non-Residential Real Property (D.I. 636);

•                  Order Authorizing Rejection of a License and Service Agreement With Oracle Corporation (D.I. 637);

•                  Order Authorizing Rejection of an Executory Contract With GlobalCenter, Inc. (D.I. 638);

•                  Order Aurthozing Rejection of Certain Executory Contracts and Unexpired Leases (D.I. 655);

•                  Order Authorizing Rejection of an Unexpired Lease With W.T. Billard, Inc. (D.I. 656);

•                  Order Authorizing Rejection of an Unexpired Lease With Fasttrack Systems Leasing (D.I. 657);

•                  Order Pursuant to Rules 9006(b) and 9027 of the Federal Rules of Bankruptcy Procedure Further Enlarging the Time Within Which To File Notices Of Removal of Related Proceedings (D.I. 671);

•                  Order Pursuant to Section 1121(d) of the Bankruptcy Code Further Extending the Exclusive Period During Which the Debtors May File a Plan of Reorganization and Solicit Acceptances Thereof (D.I. 672);

•                  Order Pursuant to Section 365(d)(4) of the Bankruptcy Code Further Extending the Time in Which Debtors Must Assume or Reject Unexpired Lease of Nonresidential Real Property (D.I. 673);

•                  Stipulation and Order Between Debtors and Debtors in Possession and Sinclair Leasing Relating to Compromise of Claims Under Lease (D.I. 681);

•                  Stipulation and Order Regarding Request of IBM Credit Corporation for Payment of Administrative Claim Pursuant to 11 U.S.C. §503(b)(1) (D.I. 682);

•                  Stipulation and Agreed Order Authorizing and Appointing the Official Committee of Unsecured Creditors to Investigate, Commence and Prosecute Turnover and Preference Avoidance Actions Against Goldman, Sachs & Co. (D.I. 728);

•                  Order Authorizing Rejection of an Executory Contract With Teklogix Corporation (D.I. 729);

•                  Order Pursuant to Section 1121(d) of the Bankruptcy Code Further Extending the Exclusive Period During Which the Debtors May File a Plan of Reorganization and Solicit Acceptances Thereof (D.I. 777);

•                  Stipulation and Proposed Order Resolving Motion of Crown Credit Company for Allowance and Immediate Payment of Administrative Expense Claim (D.I. 779);

•                  Stipulation and Order Between Debtors and Debtors in Possession and Pentech Financial Services, Inc. (D.I. 785);

•                  First Omnibus Order Rejection Certain Purported Executory Contracts (D.I. 786);

•                  Stipulation and Order on Motion for Order Compelling Payment of Post-Petition Administrative Obligation (D.I. 872);

•                  Stipulation and Proposed Order Between Debtors and Debtors in Possession and General Electric Capital Corporation Relating to Compromise of Claims Under Lease (D.I. 873);

•                  Order Pursuant to Rules 9006(b) and 9027 of the Federal Rules of Bankruptcy Procedure Further Enlarging the Time Within Which To File Notices Of Removal of Related Proceedings (D.I. 887);

•                  Order Pursuant to Section 1121(d) of the Bankruptcy Code Further Extending the Exclusive Period During Which the Debtors May File a Plan of Reorganization and Solicit Acceptances Thereof (D.I. 889);

•                  Stipulation and Order Resolving Motion of Shure Products Inc. Pursuant to 11 U.S.C. § 704(t) to Require Debtor-In-Possession to Examine the Proof of Claim of Shure Products Inc. (D.I. 897);

•                  Second Stipulation and Order Between Debtors and Debtors in Possession and De Lage Landen Financial Services, Inc. and Banc One Leasing Corporation (D.I. 920);

•                  Stipulation and Order Settling Debtors’ Objections to the Claims of Highwoods Realty Limited Partnership (D.I. 957);

•                  Order Pursuant to Section 1121(d) of the Bankruptcy Code Further Extending the Exclusive Period During Which the Debtors May File a Plan of Reorganization and Solicit Acceptances Thereof (D.I. 964);

•                  Order Authorizing Rejection of Executory Contracts and Unexpired Leases (D.I. 980);

•                  Stipulation and Order Settling Debtors’ Objections to the Claims of Leasing Technologies International, Inc. (D.I. 981);

•                  Order (Amended) (A) Granting Reconsideration, in part, of Order Dated April 3, 2002 and (B) Further Extending, Pursuant to Section 1121(d) of the Bankruptcy Code, Exclusive Periods During Which the Debtors May File a Plan of Reorganization and Solicit Acceptances Thereof and Vacating Court’s Prior Order (D.I. 998);

•                  Order Pursuant to Rules 9006(b) and 9027 of the Federal Rules of Bankruptcy Procedure Further Enlarging the Time Within Which To File Notices Of Removal of Related Proceedings (D.I. 1017); and

•                  Order Pursuant to Bankruptcy Rule 9019 Approving the Settlement Between EBC I, Inc., f/k/a Etoys, Inc. & Discover Financial Services (D.I. 1032).

V.

SUMMARY OF THE PLAN

The primary objectives of the Plan are (a) to maximize the value of the ultimate recoveries to all creditor groups on a fair and equitable basis and (b) settle, compromise or otherwise dispose of certain Claims and Interests on terms that the Debtors believe to be fair and

reasonable and in the best interests of their respective estates and creditors.   The Debtors believe that the Plan provides the best and most prompt possible recovery for the Debtors’ Holders of Claims.  Under the Plan, Claims against and Interests in the Debtors are divided into Classes.  If the Plan is confirmed by the Bankruptcy Court and consummated, on the initial Distribution Date, and periodic Distribution Dates thereafter as Claims are resolved, liquidated or otherwise allowed and assets are converted into distributable form, the Plan provides for the Distribution of Cash in respect of certain Classes of Claims as provided in the Plan.

After careful review of the estimated recoveries in the Chapter 11 Cases, as compared to a liquidation under chapter 7 of the Bankruptcy Code, the Debtors, in consultation with the Creditors’ Committee, have concluded that the recovery to creditors will be maximized by confirming and consummating a plan in the Chapter 11 Cases.  The Debtors believe that their Estates have value that would not be fully realized by creditors in a chapter 7 liquidation primarily due to (i) the difficulties that a chapter 7 trustee would encounter in resolving disputed, contingent and unliquidated claims, (ii) the additional administrative expenses that would be incurred in a chapter 7 liquidation and (iii) the delay in distributions that would occur if the Debtors’ Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code.  Accordingly, the Debtors believe their Estates are worth more to their creditors if Plan is confirmed and Distributions made under chapter 11 pursuant to the Plan.

The Plan has several notable features that you should consider in deciding whether to accept or reject the Plan, including (a) the substantive consolidation for certain purposes of the Debtors’ Estates and (b) the compromise and settlement under the Plan of the competing and sometimes contradictory interests of the Holders of Senior Unsecured Claims and the Holders of Note Claims.  First, the Plan contemplates and is predicated upon the substantive consolidation of the Chapter 11 Cases into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan.  The Debtors believe the substantive consolidation of their Estates is fair and equitable and in the best interests of their Holders of Claims and will otherwise promote the efficient administration of their Estates under the Plan.

Second, the Plan incorporates the proposed settlement of the competing claims to the Debtors’ assets made by Holders of Senior Unsecured Claims and Holders of Note Claims. This settlement, which does not affect Distributions to Holders of Claims entitled to receive Distributions from the Estates’ assets (including, without limitation, Distributions to Holders of Claims classified in Class 4C (Other Unsecured Claims)) other than those classified in Class 4A and Class 4B, is implemented through, among other provisions of the Plan, (i) Section 4.6.2 and 4.7.2 relating respectively to the Treatment of Senior Unsecured Claims and Note Claims, (ii) Sections 5.17, 5.18 and 5.19 relating to priority and subordination provision governing Distributions to Holders of Senior Unsecured Claims and Note Claims under the Plan and (iii) Section 7.2 governing the wavier of Claims and certain injunctions relating to Claims deemed waived or compromised under the Plan.

On information and belief, certain Holders of Note Claims have asserted defenses to the validity and enforcement of the subordination provisions contained in Article Twelve of the Indenture and have raised other challenges to the rights of Holders of Senior Unsecured Claims to receive Distributions from the Estates’ assets in priority over the Holders of Note Claims.  In the Debtors’ judgment, were these positions to be actively contested, the resultant litigation could, at minimum, substantially and prejudicially delay Distributions to both the Holders of Senior Unsecured Claims and the Holders of Note Claims.  Given that, under the terms of the proposed settlement incorporated in the Plan, anticipated Distributions appear more than adequate to make Distributions to the Holders of Senior Unsecured Claims that will substantially, and perhaps even completely, satisfy their Claims, the Debtors, in the exercise of their judgment under Bankruptcy Rule 9019, have concluded that the settlement is fair and reasonable and in the best interests of their Estates and creditors.

The statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan and in documents referred to therein.  The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or the documents referred to therein, and reference is made to the Plan and to such documents for the full and complete statement of such terms and provisions.  Accordingly, the summaries contained in this Disclosure Statement of the Plan and the documents referred to therein are qualified in its entirety by the terms and provisions of the Plan and the documents referred to therein.

The Plan itself and the documents referred to therein control the actual treatment of Claims against and Interests in the Debtors under the Plan and will, upon the Effective Date, be binding, upon all holders of Claims against and Interests in the Debtors and their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and other parties in interest.  In the event of any conflict between this Disclosure Statement, on the one hand, and the Plan, the Plan Administrator Agreement or any other operative document, on the other hand, the terms of the Plan, the Plan Administrator Agreement or such other operative document shall control.

A.            Methods of Classification of Claims and Interests and General Provisions

1.                                       General Rules of Classification

The Plan provides that a Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. Notwithstanding anything to the contrary in the Plan, this Disclosure Statement or any Ballot, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee and the PEDC reserve their right, after notice to any affected Claim Holder and opportunity for a hearing, to seek to reclassify any Claim for the purpose of Distribution under the Plan.

2.                                       Holders of Claims Entitled to Vote

Each Holder of an Allowed Claim or the Holder of a Claim that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) in an impaired Class of Claims against the Debtors is entitled to vote separately to accept or reject the Plan as provided in the Solicitation Procedures Order.  Notwithstanding the foregoing, the Plan provides that any unimpaired Class of Claims shall be deemed to have accepted the Plan and that any Class of Claims or Interests that will not receive or retain any property on account of such Claims or Interests under the Plan shall be deemed to have rejected the Plan.

3.                                       Special Provisions Regarding Unimpaired Claims

Except as expressly provided in the Plan, nothing in the Plan shall affect the rights and defenses, both legal and equitable, of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, as the case may be, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

4.                                       Bar Dates for Certain Claims, Including Administrative Claims and Fee Claims

To be eligible to receive Distributions under the Plan on account of an Administrative Claim not subject to the Administrative Claim Bar Date Order, all requests for payment of such Administrative Claims (other than Fee Claims) incurred before the Effective Date and not subject to the Administrative Claim Bar Date Order must be filed with Bankruptcy Management Corporation, Attn:  eToys, Inc., Claims Processing Department, 1330 East Franklin Avenue, El Segundo, California  90245, so as to be received on or before 5:00 p.m. (Pacific Time) on the date that is the first Business Day after the date that is 20 days after the Effective Date.  Any Person that fails to file such a request for payment with BMC on or before such time shall be forever barred from asserting such Claim against any of the Debtors, the Estates or their property, such Claim shall be discharged and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

Any Person who has not heretofore received timely and proper notice of the bar date for filing general unsecured claims against the Debtors or any of them, and whose Claim has not previously been disallowed or fixed by prior Order of the Bankruptcy Court, shall have until confirmation of the Plan to file a proof of claim with BMC at the address set forth above.  The Plan and this Disclosure Statement shall serve as notice of such supplemental claims bar date.  Any Person that fails to file such a proof of claim on or before such time and date shall be forever barred from asserting such Claim against any of the Debtors, the Estates or their property, such Claim shall be discharged, and the holder thereof shall be enjoined from commencing, or continuing any action, employment of process or act to collect, offset or recover such Claim.

The Plan requires that all proofs or applications for payment of Fee Claims be filed with the Bankruptcy Court and served in accordance with the Fee Order by the date that is 45 days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter).  Any Person or entity that fails to file and serve such a proof of Claim or application on or before such date shall be forever barred from asserting such Claim against any of the Debtors or their property and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

B.            Classification and Treatment of Claims and Interests

1.                                       Administrative Claims

Administrative Claims are unsecured Claims, other than Fee Claims, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services rendered); and (b) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code.

Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Administrative Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid 100% of the unpaid allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the Distribution Date.  Notwithstanding the immediately preceding sentence: (i) any Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases involving trade or vendor Claims, subject to compliance with any applicable bar date, shall be paid by the Debtors or Plan Administrator in the ordinary course in accordance with the terms and conditions of any agreements relating thereto; and (ii) Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. § 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees.

2.                                       Priority Tax Claims

Priority Tax Claims are Claims for taxes entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Priority Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the Distribution Date; provided, however, that at the option of the Debtors or the Plan Administrator, as the case may be, the Reorganized Debtor may pay any Allowed Priority Tax Claim over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim as provided in Section 1129(a)(9)(C) of the Bankruptcy Code.  If the Debtors or the Plan Administrator elect this option as to any Allowed Priority Tax Claim, then the payment of such Allowed Priority Tax Claim shall be made in equal semiannual installments with the first installment due on the later of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Allowed Priority Tax Claim becomes a Final Order, and (iii) such other time as may be agreed to by the holder of such Allowed Priority Tax Claim and the Debtors or the Plan Administrator, as the case may be.  Each installment shall include simple interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtor shall reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.  Any claim or demand for penalty relating to any Priority Tax Claim (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtor, the Plan Administrator or their respective property.

3.                                       Fee Claims

Fee Claims are (a) Claims of professional persons retained by order of the Bankruptcy Court for compensation or reimbursement of expenses pursuant to section 327, 328, 330 or 331 of the Bankruptcy Code in connection with the Chapter 11 Cases, (b) a Claim of any professional person or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(3)(F) or section 503(b)(4) of the Bankruptcy Code.

Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Fee Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Fee Claim shall receive 100% of the unpaid allowed amount of such Claim in Cash on or as soon as reasonably practicable after the Effective Date.

4.                                       Indenture Trustee Claims For Distribution Services

The Plan provides that to the extent the Indenture Trustee provides services directly related to making Distributions pursuant to the Plan, the Indenture Trustee shall be entitled to receive from the Reorganized Debtor, without further notice, hearing or order of the Bankruptcy Court, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services.  These payments will be made on terms and in an amount agreed to among the Indenture Trustee, the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, but in all events shall not exceed in the aggregate $25,000 without application to and the approval of the Bankruptcy Court.

5.                                       Class 1: Priority Non-Tax Claims

Priority Non-Tax Claims are any Claims entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than Administrative Claims, Priority Tax Claims and Fee Claims.  Priority Non-Tax Claims include (a) Claims for accrued employee compensation earned within ninety (90) days prior to the Petition Date to the extent of $4,300 per employee, (b)

contributions to employee benefit plans arising from services rendered within one hundred eighty (180) days prior to the Petition Date, but only for each such plan to the extent of (i) the number of employees covered by such plan multiplied by $4,300, less (ii) the aggregate amount paid to such employees from the Estates for wages, salaries or commissions and (c) Claims of individuals, to the extent of $1,950 for each such individual, arising from the deposit, before the Petition Date, of money in connection with the purchase, lease or rental of property, or the purchase of services, for the personal, family or household use of such individuals, that were not delivered or provided.

Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Priority Non-Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Non-Tax Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

6.                                       Class 2: Secured Claims

A Secured Claim is, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the Holder’s interest in such property as of the relevant determination date.  The defined term Secured Claim includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against any of the Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code.  Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and Section 5.10 of the Plan, each Holder of an Allowed Secured Claim shall receive, at the option of the Debtors or the Plan Administrator, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Plan Administrator:  (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid allowed amount of such Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; or (c) such other treatment as shall be agreed to between the Holder of such Claim and the Debtors, the Plan Administrator, the Creditors’ Committee or the PEDC, as appropriate.  Such Distribution shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Plan Administrator of the proceeds of the sale of the relevant collateral).  Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien or other security interest in the relevant collateral shall be deemed released.  To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, such Secured Claim shall be deemed to have been (x) setoff only to the extent of the allowed amount of the allowed, liquidated, nondisputed, noncontingent Claim owing to the

Debtors or the Reorganized Debtor, and (y) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off.  If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Debtors and the turnover of any property of the Debtors held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Secured Claim.

7.                                       Class 3: Convenience Claims

A Convenience Claim is a Claim that otherwise would be Other Unsecured Claims that has a Face Amount of (a) $50.00 or less or (b) more than $50.00 if the holder has properly made the Convenience Class Election on a Ballot properly cast by the Ballot Deadline.

The Convenience Class Election is the election available to a Holder of one or more Other Unsecured Claim with aggregate Face Amounts in excess of $50.00 to have such Claim treated as a Convenience Claim provided the holder of such Unsecured Claim has agreed to reduce such Claim for purposes of voting and Distributions under the Plan to a single Claim in an amount equal to or less than $50.00.   The Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the holder’s Ballot; provided, however, that, if such Claim is a Disputed Claim at the time of balloting the Convenience Class Election may be made in a Final Order allowing such Claim.  Once a Convenience Class Election has been made with respect to a Claim, such election shall be irrevocable except with the written consent of the Debtors or the Plan Administrator.  Whether a Holder of a Claim has properly made a Convenience Class Election shall have no effect on whether such Convenience Claim is or may become a Disputed Claim or an Allowed Claim.

Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Class 3 Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Class 3 Claim shall receive 100% of the unpaid allowed amount of such Allowed Class 3 Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

8.                                       Class 4A: Senior Unsecured Claims

Definition. Under the Plan, a Senior Unsecured Claim is any Unsecured Claim that constitutes “Senior Debt” as defined in Section 1.1 of the Indenture.

Treatment. Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Class 4A Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each holder of an Allowed Class 4A Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 of the Plan, as such provisions apply to Senior Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 of the Plan, as such provisions apply to Senior Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 of the Plan, as such provisions apply to Senior Unsecured Claims.

Sources of Distributions to Holders of Allowed Senior Unsecured Claims.  Under the Plan, Holders of Allowed Senior Unsecured Claims are eligible to receive Distributions from three sources: (a) Distributions of Available Cash from the General Distribution Fund, which is funded with all unrestricted Cash of the Estates on or after the Effective Date, after deduction of, without duplication (i) amounts to be distributed to holders of Fee Claims, (ii) actual post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date, (iii) amounts held in the Wind-Down Reserve or Litigation Reserve, (iv) Net Proceeds of the Group A Litigation Claims and the Net Proceeds of the Group B Litigation Claims and (v) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, Fee Claims and Convenience Claims; (b) Distributions of the Net Proceeds of the Group A Litigation Claims, which are comprised of any claims, rights or causes of action (including, without limitation, any claims, rights or causes of action accruing or incorporated under Chapter 5 of the Bankruptcy Code), other than the Group B Litigation Claims, which may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise, other than any claim, right or cause of action which has been waived pursuant to the Plan, the Confirmation Order or another Bankruptcy Court order in the Chapter 11 Cases entered prior to the Effective Date; and (c) Distributions of the Net Proceeds of the Group B Litigation Claims, which are comprised of (i) any claims, rights or causes of action which have been or may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise against Goldman, Sachs & Co. arising out of or related to its underwriting of eToys’ IPO, including, without limitation, the claims, rights and causes of action asserted by the Creditors’ Committee in the IPO Action and (ii) any claims, rights or causes of action which have been or may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise relating to the IPO against any other entities which acted as underwriters in connection with the IPO.

Operation of the Plan’s Priority and Subordination Provisions as to Senior Unsecured Claims.  The Plan’s Priority and Subordination Provisions may materially affect the Distributions available to Holders of Allowed Class 4A Claims.  The Debtors, therefore, urge Holders of Class 4A Claims to carefully review Sections 5.17, 5.18 and 5.19 of the Plan.  The priority and subordination provisions referenced above operate differently depending on whether the source of the Distribution is the General Distribution Fund, the Group A Distribution Fund or the Group B Distribution Fund.

With respect to Distributions of Available Cash from the General Distribution Fund, the Plan provides that until such time as all Holders of Senior Unsecured Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any such Disputed Claims if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), fifty percent (50%) of any amounts from the General Distribution Fund that would otherwise be allocated for Ratable distribution to Holders of Class 4B Claims shall be distributed on the Distribution Date to Holders of Class 4A Claims or reserved for Disputed Class 4A Claims, as appropriate. On and after the date that all holders of Class 4A Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any Disputed Claims in Class 4A if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), any amounts from the General Distribution Fund that would be allocated to Class 4A after considering amounts that the Class 4A Reserve received from Class 4B shall be distributed on the next Distribution Date to holders of Class 4B Claims that have not waived their rights to receive payment therefrom.

With resect to Distributions of the Net Proceeds of the Group A Distribution Fund, the Plan provides that until such time as all Holders of Senior Unsecured Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any such Disputed Claims if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), one hundred percent (100%) of any amounts from the Group A Distribution Fund that would otherwise be allocated for Ratable distribution to Holders of Class 4B Claims shall be distributed on the next Distribution Date to Holders of Class 4A Claims or reserved for Disputed Class 4A Claims, as appropriate.  On and after the date that all holders of Class 4A Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any Disputed Claims in Class 4A if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), any amounts from the Group A Distribution Fund that would be allocated to Class 4A after considering amounts that the Class 4A Reserve received from Class 4B shall be distributed on the next Distribution Date to holders of Class 4B Claims that have not waived their rights to receive payment therefrom.

With respect to Distributions of the Net Proceeds of the Group B Distribution Fund, the Plan provides that the Net Proceeds of the Group B Litigation Claims shall be Ratably distributed to Holders of Allowed Class 4A Claims, Allowed Class 4B Claims and Allowed Class 4C Claims or reserved for Disputed Class 4A Claims, Disputed Class 4B Claims or Disputed Class 4C Claims, as appropriate.

9.                                       Class 4B: Note Claims

Definition. Under the Plan, a Note Claim is the Claim of the Indenture Trustee under the Indenture or the Claim of any Holder of Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of the Notes.

Treatment. Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Class 4B Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each holder of an Allowed Class 4B Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 of the Plan as such provisions apply to Note Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 of the Plan as such provisions apply to Note Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 of the Plan as such provisions apply to Note Claims.

Sources of Distributions to Holders of Allowed Note Claims. The sources of Distributions to Holders of Allowed Note Claims are the same as those for the Holders of Allowed Senior Unsecured Claims, as described in Section V.B.8 of this Disclosure Statement.

Operation of the Plan’s Priority and Subordination Provisions as to Note Claims. The Plan’s Priority and Subordination Provisions may materially affect the Distributions available to Holders of Allowed Class 4B Claims.  The Debtors, therefore, urge Holders of Class 4B Claims to carefully review Sections 5.17, 5.18 and 5.19 of the Plan. The Operation of the priority and subordination provisions contained in Sections 5.17, 5.18 and 5.19 of the Plan as to the Holders of Note Claims is described in Section V.B.8 of this Disclosure Statement.

Allowance. The Plan provides that one (1) Note Claim shall be allowed in the name of the Indenture Trustee in the amount of $152,526,041.67 (inclusive of all principal, premium, if any, and interest accrued and unpaid as of the Petition Date), and any and all other Claims for principal, premium, if any, and interest owing and unpaid in respect such Notes shall be disallowed for distribution (but not voting) purposes.

10.                                 Class 4C: Other Unsecured Claims

Definition. Under the Plan, an Unsecured Claim, other than: (a) a Convenience Claim; (b) a Senior Unsecured Claim; or (c) a Note Claim.

Treatment. Subject to the terms of Section 5.10 of the Plan and unless (a) otherwise provided for in the Plan or (b) the Holder of an Allowed Class 4C Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each holder of an Allowed Class 4C Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims.

Allowance of Indenture Trustee Prepetition Fees and Expenses. The Plan provides that the Indenture Trustee shall be deemed to have an Allowed Other Unsecured Claim on account of the Indenture Trustee’s Claims for reimbursement of reasonable fees, expenses, disbursements and attorneys’ and agents’ fees incurred prior to the Petition Date by the Indenture Trustee in connection with services rendered under the Indenture. The amount of such Allowed Other Unsecured Claim shall be the amount agreed to among the Indenture Trustee, the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be.

11.                                 Class 5: Intercompany Claims

Definition. Under the Plan, an Intercompany Claim is the a Claim of any Debtor against another Debtor.

Treatment.  In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and holders of Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

12.                                 Class 6: Interests

Definition. An interest is an equity security, within the meaning of section 101(16) of the Bankruptcy Code, in a Debtor.  For purposes of voting and Distributions under the Plan, the defined term Interest shall include a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code and:  (a) arises from rescission of a purchase or sale of any Interest in a Debtor; (b) arises from damages resulting from the purchase or sale of any such security; or (c) is for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim of the type described in clause (a) or (b) of this sentence.

Treatment. No Holders of Interests shall receive any Distribution of any kind under the Plan on account of such Interests; provided, however, in the event that prior to the closing of the Chapter 11 Cases the Plan Administrator, in consultation with the PEDC, determines that Residual Equity Assets are available for Distribution to Holders of Interests, then, upon reasonable notice to the Holders of Record of Interests as of the Interest Distribution Record Date and to the PEDC, the Plan Administrator shall file a motion with the Bankruptcy Court requesting approval of procedures for making Distributions to the Holders of Interests as of the Interest Distribution Record Date.  Residual Equity Assets means, as determined from time to time by the Plan Administrator, any unrestricted Cash of the Estates on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual and anticipated post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date and expenses which accrue in connection with implementation of the Plan and the making of Distributions thereunder; (c) amounts held in the Wind-Down Reserve or Litigation Reserve; and (d) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, Fee Claims, Convenience Claims and Unsecured Claims.  All Interests in any of the Debtors shall be deemed canceled.

The Debtors have concluded, after consultation with the Committee, that the Cash assets, assets that are readily convertible to Cash and the remaining non-liquid assets of the Estates (including the Litigation Claims) are not likely to be sufficient to permit Distributions to the Holders of Interests.  Nevertheless, because a large portion of the Litigation Claims have not yet been monetized, provision is made in the Plan for the possibility, however remote, that prior to the closing of the Chapter 11 Cases Residual Equity Assets may be available for Distribution to Holders of Interests.   As described above, in furtherance of implementing the Plan, if the Plan Administrator, in consultation with the PEDC, determines that Residual Equity Assets exist, the Plan Administrator will seek the Bankruptcy Court’s approval of procedures to effect Distributions to the Holders of Interests as of the Interest Distribution Record Date.

C.            Means for Implementation

1.                                       The Reorganized Debtor

The Plan provides that the Reorganized Debtor shall continue in existence after the Effective Date to (i) complete the Transfer of the Debtors’ assets in such a manner as is reasonably likely to maximize the Distributions available for Holders of Allowed Claims, (ii) distribute the Proceeds from such Transfers in accordance with the provisions of the Plan, (iii) enforce and prosecute Litigation Claims, claims, defenses, interests, rights and privileges of the Debtors and their Estates and the Reorganized Debtor, (iv) reconcile Claims and resolving Disputed Claims, (v) administer the Plan, (vi) file appropriate tax returns and (vii) take such other action as may be necessary or appropriate to effectuate the Plan. It is intended that as soon as reasonably practicable after the Effective Date, but subject to the completion of its other duties under the Plan, the Reorganized Debtor shall complete the Transfer of all of the Debtors’ assets and make Distributions of all of the Debtors’ assets in accordance with the terms of the Plan.

Except as specifically provided in the Plan, the Reorganized Debtor intends to cease any remaining operations as soon as reasonably practicable after the Effective Date.  Under the Plan, upon the Distribution of all of the Debtors’ assets pursuant to the Plan and the filing by the Plan Administrator of a certification to that effect with the Bankruptcy Court, the Reorganized Debtor shall be dissolved for all purposes without the necessity for any other or further actions to be taken on behalf of such entities or payments to be made in connection therewith.

In view of the facts that the Debtors have substantially liquidated their assets and businesses and that the Plan provides for the Debtors to complete the Transfer of their assets and make Distributions to Holders of Claims after the Effective Date, no provision is made in the Plan for the issuance of securities of the Reorganized Debtor.

2.                                       Powers

Pursuant to the Plan, on the Effective Date, the authority, power and incumbency of the Persons then acting as directors, officers or managing members of the Debtors shall be terminated, such directors, officers and managing members shall be deemed to have resigned and such directors, officers and managing members shall be released from any responsibilities, duties and obligations that arise on or after the Effective Date to the Debtors or their creditors under the Plan or applicable law.

Also on the Effective Date, the Plan Administrator shall be appointed and shall succeed to such powers as would have been applicable to the Debtors’ general partners, limited partners, officers, directors and shareholders, and the Debtors shall be authorized to be (and, by the conclusion of the winding up of their affairs, shall be) dissolved.  All other property of the Estates not distributed to the Holders of Claims on the Effective Date including, without limitation, any moneys held in escrow or separate segregated accounts during the pendency of the Chapter 11 Cases, shall be managed by the Plan Administrator and shall be held in the name of the Reorganized Debtor free and clear of all Claims against and Interests in the Debtors, except for the rights to Distribution afforded to Holders of Claims under the Plan.  The Plan Administrator shall make the remaining Distributions required under the Plan in accordance with the Plan’s terms.  After the Effective Date, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee and the PEDC shall have no liability to Holders of Claims or Interests other than as provided for in the Plan.  The Plan will be administered and actions will be taken in the name of the Reorganized Debtor through the Plan Administrator irrespective of whether any of the Debtors have been dissolved.

3.                                       Plan Administrator

Under the Plan, the Creditors’ Committee, with the consent of the Debtors (such consent not to be unreasonably withheld), authorized and required to designate the Plan Administrator at least five (5) Business Days prior to the commencement of the Confirmation Hearing or such other date as may be fixed by the Bankruptcy Court.   Appointment of the Plan Administrator shall be subject to the approval of the Bankruptcy Court pursuant to an Order (which may be the Confirmation Order).  The salient terms of the Plan Administrator’s employment, including the Plan Administrator’s duties and compensation, to the extent not set forth in the Plan, or in the Plan Supplement, shall be set forth in the Order approving the appointment of the Plan Administrator (which may be the Confirmation Order) or attachments thereto.

The Plan contemplates that the Plan Administrator shall act for the Debtors in a fiduciary capacity as applicable to a board of directors, subject to the provisions of the Plan, the

Plan Administrator Agreement and the Confirmation Order.  The Duties and powers of the Plan Administrator shall include those more particularly identified in Section 5.3(c) of the Plan.

The Plan also provides that the Plan Administrator shall be defended, held harmless and indemnified from time to time by the Debtors or the Reorganized Debtor, as the case may be, against any and all losses, Claims, costs, expenses and liabilities to which the Plan Administrator may be subject by reason of the Plan Administrator’s execution in good faith of his, hers or its duties; provided, however, that the indemnification obligations arising in favor of the Plan Administrator shall indemnify neither the Plan Administrator, nor any Person employed or retained by the Plan Administrator for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of his, hers or its duties or material breach of this Plan.  Satisfaction of any obligation of the Estates arising pursuant to the terms of Section 5.3(d) shall be prior and superior to any other rights to receive a Distribution of the Assets of the Estates.

The Plan permits the Plan Administrator to resign at any time upon thirty (30) days’ written notice in accordance with section 13.12 of the Plan, to the PEDC.  The PEDC, in the exercise of its reasonable discretion, may remove the Plan Administrator upon notice to parties-in-interest also pursuant to section 13.12 of the Plan and in accordance with the Plan Administrator Agreement. No right, claim or cause of action of the Estates or the Reorganized Debtor, as the case may be, shall be deemed waived, dismissed, lapsed or otherwise forfeited solely by reason of a vacancy in the Plan Administrator position.  If the position of Plan Administrator shall remain vacant for more than thirty (30) days after the Plan Administrator’s resignation or removal, any party-in-interest may seek to have the Bankruptcy Court appoint a successor Plan Administrator.

The Plan provides that no successor Plan Administrator shall have any liability or responsibility for the acts or omissions, if any, of his or her predecessors.  Every successor Plan Administrator appointed under the Plan shall execute, acknowledge and deliver to the Bankruptcy Court and the PEDC an instrument in writing accepting such appointment, and thereupon such successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.

4.                                       Creditors’ Committee and Post-Effective Date Committee

The Plan contemplates that the Creditors’ Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date.  On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention and employment of the Creditors’ Committee’s attorneys, accountants and other agents shall terminate, except with respect to (i) all Fee Claims and (ii) any appeals of the Confirmation Order.  All expenses of Creditors’ Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order and Plan.  Counsel to the Creditors’ Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized under the Plan upon the submission of invoices to the Plan Administrator. On the Effective Date and simultaneous with the dissolution of the Creditors’ Committee, the PEDC, or if the PEDC has not been appointed the Plan Administrator, shall be deemed automatically substituted, without further notice or hearing, for the Creditors’ Committee in any adversary proceeding, contested matter or other action or proceeding wherever pending in which the Creditors’ Committee is a party interest.  No right, claim or cause of action shall be deemed waived, dismissed, lapsed or otherwise forfeited solely by reasons of the dissolution of the Creditors’ Committee.

The Plan makes provision for the creation of a Post-Effective Date Committee (the “PEDC”).  Under the Plan, the Creditors’ Committee is authorized, in its sole discretion, to appoint and create the PEDC.  The PEDC shall consist of three (3) members of the Creditors’ Committee whose identities shall be disclosed to the Bankruptcy Court on or before the Confirmation Date.  If the Creditors’ Committee desires to create the PEDC, on or before the Confirmation Date, the Creditors’ Committee shall identify the initial members of the PEDC (subject to the consent of the Debtors, which consent shall not be unreasonably withheld) and upon the occurrence of the Effective Date the Creditors’ Committee shall cease to exist, and the PEDC shall be deemed created and the identified initial members appointed.  The PEDC may adopt such bylaws as it deems appropriate, provided that such bylaws do not conflict with the Plan, the Confirmation Order or the Plan Administrator Agreement.

In the event that a member of the PEDC resigns from its position on the PEDC, the Plan authorizes such member to designate its successor on the PEDC, provided that any successor so designated must be a creditor of the Debtors’ Estates.  To the extent that a resigning member of the PEDC does not exercise its right to designate its successor on the PEDC within ten (10) days after such member’s resignation from the PEDC, the non-resigning members of the PEDC shall have the right to designate a successor to the resigning member of the PEDC.

In the event that there have been no PEDC members for a period of thirty (30) consecutive days, then under the Plan (i) the Plan Administrator may, during such vacancy and thereafter, in its sole discretion, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a PEDC, (ii) all references to the PEDC’s ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void and (iii) any authority vested in the PEDC under the Plan, the Plan Administrator  Agreement or the Confirmation Order shall be transferred and vested in the Plan Administrator.

The Plan further provides that members of the PEDC shall not be entitled to compensation for serving as a member of the PEDC, but shall be entitled to receive reimbursement of reasonable, actual and necessary expenses incurred by them in carrying out the purpose of the PEDC (excluding PEDC member counsel expenses).

The Plan invests the PEDC with the following powers and authority of the PEDC:

(i) to make decisions, without further Bankruptcy Court approval but with the consent of the Plan Administrator (such consent not be unreasonably withheld), regarding the retention or engagement of professionals, employees and consultants by the PEDC; (ii) to object to any Claims (Disputed or otherwise), other than a Committee Member Matter, including as described in Section 9.1 of the Plan, and to compromise or settle any Claims, other than a Claim that if objected to would be a Committee Member Matter, prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order; (iii) to prosecute and/or settle any Litigation Claims, other than any Committee Member Matter, and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Litigation Claims on behalf of the Debtors or the Reorganized Debtor, as appropriate, and pursue to settlement or judgment such actions; (iv) in accordance with Section 5.3(e) of the Plan, to appoint a successor Plan Administrator; (v) if the Plan Administrator determines, in the exercise of the Plan Administrator’s discretion, that he has a disabling conflict of interest with respect to the settlement of Claims, the resolution or prosecution of Litigation Claims or any other matter, the PEDC shall exercise the Plan Administrator’s rights and authorities with respect to such matter; and (vi) to review and comment upon any final accounting prepared by the Plan Administrator in respect of the Estates at least twenty (20) days prior to the filing of such final accounting with the Bankruptcy Court.

If the PEDC is created, except as otherwise set forth in the Plan, the members of the PEDC (solely with respect to each member of the PEDC’s conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors) shall be defended, held harmless and indemnified from time to time by the Debtors or the Reorganized Debtor, as the case may be, against any and all losses, Claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party’s execution in good faith of their duties; provided, however, that the foregoing indemnification obligations shall indemnify neither the members of the PEDC, nor any Person employed or retained by the PEDC for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of their duties or material breach of the Plan.  Satisfaction of any obligation of the Estates arising pursuant to the terms of Section 5.3(e) of the Plan shall be payable only from the assets of the Estates and such right to payment shall be prior and superior to any other rights to receive a Distribution of the assets of the Estates.

5.                                       Revesting of Assets

Pursuant to section 1141(b) of the Bankruptcy Code, except as otherwise provided in the Plan, property of the Estates and of the Debtors shall revest in the Reorganized Debtor on the Effective Date of the Plan.  From and after the Effective Date, the Reorganized Debtor may operate its business and use, acquire, and dispose of property without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the

Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  As of the Effective Date, all property of the Debtors and the Reorganized Debtor shall be free and clear of all Claims, Liens and interests, except as specifically provided in the Plan or in the Confirmation Order.

6.                                       Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code:  (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other Lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan or the sale of any assets of the Debtors or the Plan Administrator, including any deeds, bills of sale or assignments executed in connection with the Plan or the Confirmation Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

The Plan further provides that each of the asset sales entered into by the Debtors during the Chapter 11 Cases and approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code was a sale in contemplation of the Plan and, therefore, all such actions taken pursuant to such sales are entitled to the exemptions provided for under and to the fullest extent permitted by section 1146(c) of the Bankruptcy Code.

7.                                       Compromise of Controversies

The Plan provides, pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, that the provisions of the Plan are a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, any Claims and controversies by and among all Holders of Senior Unsecured Claims, all Holders of Note Claims, the Indenture Trustee and the Debtors related to the construction and enforcement of Article Twelve of the Indenture and any Claim or controversy by or among such parties related to any alleged priority or subordination in respect to any Distributions received on account of such Senior Unsecured Claims and such Note Claims.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties-in-interest, and are fair, equitable and within the range of reasonableness.

8.                                       Setoffs

Except as otherwise provided in the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Plan Administrator (in consultation with the PEDC) or the PEDC (in consultation with the Plan Administrator) may, pursuant to applicable law (including section 553 of the Bankruptcy Code), offset against any Claim, including an administrative expense of the Debtors, before any Distribution is made on account of such Claim, any and all of the claims, rights and causes of action of any nature that the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee (as a representative of the Estates) or the PEDC (as a representative of the Estates) may hold against the Holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim under the Plan, any other action or omission of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, nor any provision of the Plan shall constitute a waiver or release by the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC of any such claims, rights and causes of action that the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC may possess against such Holder.  To the extent the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC fail to set off against a creditor and seek to collect a claim from such creditor after a Distribution to such creditor pursuant to the Plan, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, if successful in asserting such Claim, shall be entitled to full recovery on the claim of such party or parties against such creditor.  The Plan Administrator or the PEDC may seek (but are not required to seek) Bankruptcy Court approval for any such setoff or, on a quarterly basis, for any such setoffs effected or proposed to be effected within such quarterly period.

9.                                       Cramdown

With respect to Class 5 and Class 6 under the Plan, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.  If any other impaired Class(es) vote(s) to reject the Plan, the Debtors reserve their right to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to such Class(es) as well.  For the reasons discussed in Section VI.C. (“Confirmation”) the Debtors believe that confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code is warranted.

10.                                 Funding of the Plan

The Plan contemplates that the Distributions to be made pursuant to the Plan and the Cash necessary to fund the Estates obligations will be available from funds realized in connection with past operations of the Debtors and their non-debtor affiliates, existing Cash assets of the Debtors, the liquidation of the non-Cash assets of the Debtors, and any release of funds from the Disputed Claim Reserve after the Effective Date.  In furtherance of the implementation of the Plan and the making of Distributions thereunder, the Plan provides that the Plan Administrator, in consultation with the PEDC, shall estimate appropriate reserves of Cash to be set aside in order to pay or reserve for the payment of actual expenses and liabilities of the Estates after the Effective Date and expenses which accrued prior to the Effective Date, including Fee Claims, Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims and Secured Claims.

11.                                 Retention of Actions and Defenses

Under the Plan, all claims, rights, defenses, offsets, recoupments, causes of action, actions in equity, or otherwise, whether arising under the Bankruptcy Code or federal, state, or common law, which constitute property of the Estates within the meaning of section 541 of the Bankruptcy Code, as well as all claims, rights, defenses, offsets, recoupments, and causes of action arising under Chapter 5 of the Bankruptcy Code (including without limitation the Litigation Claims) with respect to the Debtors or their Estates, shall be and hereby are preserved.  Prosecution and settlement of such claims, rights, defenses and causes of action shall be the sole responsibility of the Plan Administrator and the PEDC, pursuant to the Plan, the Confirmation Order and the Plan Administrator Agreement (as to the Plan Administrator), and the Plan Administrator or the PEDC, as the case may be, shall pursue those claims, rights, defenses and causes of action, as appropriate, in accordance with their respective judgment, of what is in the best interests, and for the benefit of the Creditors and of the Estates.

12.                                 Special Provisions Regarding Insurance Claims

Per the Plan, Distributions to each holder of an Allowed Insurance Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insurance Claim is classified; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insurance Claim shall be limited to an amount equal to (a) the applicable deductible under the relevant Insurance Policy minus (b) any reimbursement obligation of the Debtors to the insurance carrier for sums expended by the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs).

13.                                 Non-Cash Property

The Plan provides that any non-Cash property of the Estates may be sold, transferred or abandoned by the Plan Administrator, with the consent of the PEDC (such consent not to be unreasonably withheld).  The Plan requires that notice of such sale, transfer or abandonment be provided to the Holders, if any, of Secured Claims holding Liens on such assets and to the PEDC.  Subject to the provisions of the Plan with regard to Distributions to any Holders of Secured Claims, the Net Proceeds of such sales shall be held by the Estates reaching distribution or use to fund the Estates’ obligations, as determined in the discretion of the Plan Administrator, acting in consultation with the PEDC.  If such property cannot, in the Plan Administrator’s judgment, after consultation with the PEDC, be sold in a commercially reasonable manner, the Plan Administrator shall have the right to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Plan Administrator, in consultation with the PEDC.  Except in the case of willful misconduct, no party in interest shall have a cause of action against the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or members thereof (solely in such members’ respective capacities as members of the Creditors’ Committee), the PEDC or members thereof (solely in such members’ respective capacities as members of the PEDC), or their respective directors, officers, employees, consultants or professionals, arising from or related to:  (a) the disposition of non-Cash property in accordance with Section 5.24 of the Plan; or (b) the investment of amounts by the Plan Administrator.

14.                                 Closing of Chapter 11 Cases

The Plan provides that when all Disputed Claims filed against the Debtors become Allowed Claims or have been disallowed or otherwise expunged and all of the Debtors’ remaining assets have been liquidated and converted into Cash and such Cash has been distributed in accordance with the terms of this Plan, or at such earlier time as the Plan Administrator, with the consent of the PEDC (such consent not to be unreasonably withheld), deems appropriate, the Plan Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules.

D.            Substantive Consolidation

1.                                       Substantive Consolidation of Debtors’ Estates

The Plan contemplates and is predicated upon the substantive consolidation of the Chapter 11 Cases into a single Chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan.  On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date:  (i) all Intercompany Claims by and among the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged (except for the purpose of determining which liabilities are “Senior Debt” under Section 1.1 of the Indenture); (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (vi) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vii) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors in the consolidated Chapter 11 Cases and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date; provided, however, that nothing in Section 6.1 of the Plan (i) shall cause any Claim that, but for the substantive consolidation of the Estates, would not be “Senior Debt” as defined in Section 1.1 of the Indenture to be treated as a Senior Unsecured Claim under the Plan and (ii) shall cause any Claim that, but for the substantive consolidation of the Estates, would be “Senior Debt” as defined in Section 1.1 of the Indenture to be excluded from treatment as a Senior Unsecured Claim under the Plan.

Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, the Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases.  Unless an objection to substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before the Ballot Deadline, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court.  In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

2.                                       Discussion of Substantive Consolidation

(a)                                 General Description

Substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors and treats them as if they belonged to a single merged entity.  The nature and effect of consolidation closely resemble a corporate merger and usually result in “pooling the assets of, and claims against, the [consolidating] entities; satisfying liabilities from the resulting common fund; eliminating inter-company claims; and combining the creditors of the [consolidating] companies for purposes of voting on reorganization plans.”  In re Augie/Restivo Baking Co., 860 F.2d 515, 518 (2d Cir. 1988); see also In re GC Companies, Inc., 274 B.R. 663, 672 (Bankr. D. Del. 2002); In re Genesis Health Ventures, Inc., 266 B.R. 591, 618 (Bankr. D. Del. 2001).  There is no statutory authority specifically authorizing substantive consolidation. GC Companies, 274 B.R. at 672.  The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to carry out the provisions of the Bankruptcy Code.  In re DRW Property Co. 82, 54 B.R. 489,494 (Bankr. N.D. Tex. 1985).  Nor are there statutorily prescribed standards for substantive consolidation.  Instead judicially developed standards control whether substantive consolidation should be granted in any given case.

(b)                                 Legal Standard for Substantive Consolidation

The propriety of substantive consolidation must be made on a case-by-case basis.  See e.g., FDIC v. Colonial Realty Co., 966 F.2d 57 (2d Cir. 1992).  In deciding whether to consolidate, a number of earlier cases relied on the presence or absence of certain “elements” that are similar to factors relevant to piercing the corporate veil under applicable state law.  See e.g., In re Gulfco Inv. Corp., 593 F.2d 921 (10th Cir. 1979).  More recent cases, however, while not ignoring these elements, have applied a less mechanical approach.  Thus, for example, the Second Circuit Court of Appeals, in In re Augie/Restivo, concluded that the extensive list of elements and factors frequently cited and relied upon by other courts in determining the propriety of substantive consolidation are “merely variants on two critical factors,” namely, “(i) whether creditors dealt with the entities as a single economic unit and ‘did not rely on their separate identity in extending credit, . . .’ or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors . . .” 860 F.2d at 518.  More recently the Eleventh Circuit, in Eastgroup Properties v. Southern Motel Assoc., Ltd., 935 F.2d 245 (11th Cir. 1991), viewed those elements and factors “as examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit.”  Id. at 250.  Under the Eastgroup test, a proponent of substantive consolidation must show that there is substantial identity between the entities to be consolidated and that consolidation is necessary to avoid some harm or realize some benefit.  Once the proponent makes this showing, a presumption arises that creditors have not relied solely on the credit of one of the entities involved, and the burden shifts to an objecting creditor to show that (i) it has relied on the separate credit of one of the entities to be consolidated and (ii) it will be prejudiced by substantive consolidation.  Eastgroup, 935 F.2d at 251; Reider v. FDIC (In re Reider), 31 F.3d 1102, 1108 (11th Cir. 1994).

Regardless of which of the “two similar but not identical tests  . . . for assessing the propriety of substantive consolidation in the corporate context” is applied, In re Reider, 31 F.3d at 1107, the “elements” enumerated in the earlier cases remain relevant, but not necessarily dispositive, as to whether substantive consolidation should be granted.  These elements include:

(1)                                  the presence or absence of consolidated financial statements;

(2)                                  the unity of interests and ownership between various corporate entities;

(3)                                  the existence of parent and intercorporate guarantees on loans;

(4)                                  the degree of difficulty in segregating and ascertaining individual assets and liabilities;

(5)                                  the existence of transfers of assets without formal observance of corporate formalities;

(6)                                  the commingling of assets and business functions; and

(7)                                  the profitability of consolidation at a physical location.

GC Companies, 274 B.R. at 672.

(c)                                  Factual Basis for and Result of a Substantive Consolidation of the Debtors’ Estates

The facts and circumstances surrounding the historical business operations of the Debtors support substantive consolidation in these Chapter 11 Cases.  The Debtors historically have issued consolidated financial statements and filed consolidated tax returns. EBC Distribution, LLC, f/k/a eToys Distribution, LLC, PMJ Corporation and eKids, Inc. are wholly-owned subsidiaries of eToys.  The Debtors have common officers and directors; they have shared key employees and outside professionals, including, but not limited to, employees of eToys who performed human resources, legal, and risk management services for the benefit of all the Debtors and accounting firms, law firms and consultants who rendered services to all of the Debtors.

In addition, the Debtors have shared a centralized cash management system.  Under this system, virtually all cash was centralized within eToys and funds were moved into and through eToys on an “as needed” basis to meet the short and long term cash requirements of all of the Debtors.  As an outgrowth of this consolidated cash management system, intercompany loans routinely were made by and between eToys and eToys Distribution in the ordinary course of the Debtors’ business. eToys and eToys Distribution were co-borrowers under the prepetition Credit

Facility and obligations thereunder were guaranteed by each of the other Affiliate Debtors and used to fund the operations of all of the Debtors.  Likewise, many of the Debtors’ vendors and lessors under operating and capital leases entered into by the Debtors required intercorporate guarantees between Debtors eToys and eToys Distribution.

Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases involving affiliated debtors.  Substantive consolidation involves the pooling of the assets and liabilities of the affected debtors.  All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity.  Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored for most purposes.  Substantive consolidation of two or more debtors’ estates generally results in the deemed consolidation of the assets and liabilities of the debtors, the deemed elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees and the payment of allowed claims from a common fund.

The purpose of substantive consolidation is to treat Claims against the Debtors in the same manner, to eliminate cross-corporate guaranties by one Debtor of the liabilities of other Debtors, to eliminate duplicate Claims against more than one Debtor, claims asserting joint and several liability by multiple Debtors and Intercompany Claims among the Debtors and between the Debtors and their non-Debtor affiliates, all of which would be dilutive of the amounts ultimately payable to holders of Allowed Class 4A, 4B and 4C Claims against the Debtors due to a multiplicity of Claims based upon the same transaction or obligation, or based upon intercompany indebtedness.  The Debtors believe substantive consolidation is warranted in light of the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases.

3.                                       Merger of Subsidiaries into the Reorganized Debtor

The Plan provides that on the Effective Date or as soon thereafter as is practicable, each of the Affiliate Debtors shall be deemed merged with and into eToys and the Chapter 11 Cases of the Affiliate Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Affiliate Debtor shall be brought or otherwise commenced in eToys’ Chapter 11 Case.

E.             Effect of the Plan on Claims and Interests.

1.                                       Surrender of Securities and Cancellation of Stock, Indenture and Other Instruments

The Plan requires each Holder of any Claim against or Interest in the Debtors to surrender to the Plan Administrator any Note, instrument, document, certificate, subordinated note, agreement, certificated security or other item evidencing such Claim.   The Plan prohibits Distribution to or on behalf of any Holder of a Claim unless and until such Holder surrenders such items to the Plan Administrator, or demonstrates the non-availability of such items to the satisfaction of the Plan Administrator, including requiring such Holder to post a lost instrument or other indemnity bond, among other things, to hold the Debtors, the Reorganized Debtor and the Plan Administrator harmless in respect of such instrument or other item described above and any Distributions made in respect thereof.  Any such Holder that fails to surrender such items described above or satisfactorily explain their non-availability to the Plan Administrator within 180 days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtor, the Plan Administrator or their property in respect of such Claim and shall not participate in any Distribution under the Plan, and the Distribution that would otherwise have been made to such Holder shall be treated as Unclaimed Property.  Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to surrender such items until the time such Claim is allowed or disallowed.

All Old Common Stock of any of the Debtors, the Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of any of the Debtors shall be deemed canceled on the Effective Date.

To the extent that the Indenture is not an executory contract rejected pursuant to Section 8.1 of the Plan (which rejection shall not give rise to rejection damages or additional Claims by the Holders of the Senior Subordinated Notes or the Indenture Trustee), the rights and obligations of the Debtors, if any, under any indenture shall be deemed canceled pursuant to section 1123(a)(5)(F) of the Bankruptcy Code on the Effective Date, except to the extent that any provisions of the Indenture is expressly incorporated into the Plan or is expressly deemed in the Plan to survive defeasance or termination under the Indenture.  Notwithstanding the rejection or cancellation of the Indenture, such rejection or cancellation shall not impair the rights of the Holders of Notes Claims arising under or evidenced by any of the Indenture to receive Distributions on account of such Notes Claims under the Plan, subject to the Indenture Trustee’s Charging Lien. The Indenture shall continue in effect to the extent necessary to (a) allow the Indenture Trustee to make the Distributions to be made on account of Note Claims under the Plan and (b) permit the Indenture Trustee to maintain its Indenture Trustee Charging Lien against any Distributions received by the Indenture Trustee.

2.                                       Releases and Exculpation

(a)                                 Satisfaction of Claims and Interests in any Debtor.

The treatment to be provided for respective Allowed Claims against or Interests in the Debtors pursuant to the Plan shall be in full satisfaction, settlement and release of such respective Claims and Interests.

(b)                                 Waiver of Claims

Under the Plan, as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Plan and the Confirmation Order, all Persons who, directly or indirectly, have held, hold or may hold Claims against or Interests in the Debtors shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with the Debtors, the Reorganized Debtor, the Plan Administrator and with each of the Released Parties to waive, release and not to (a) sue, or otherwise seek any recovery from the Debtors, the Reorganized Debtor, Plan Administrator or any Released Party, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken from the Petition Date through the Effective Date arising out of the business or affairs of the Debtors, or (b) assert any Claim, obligation, right, cause of action or liability which any such Holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions or the occurrence taking place from the Petition Date through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan.

The Plan defines “Released Parties” as (a) the Plan Administrator, any current or former agent, representative, attorney, accountant, financial advisor or other professional of the Plan Administrator; (b) the Debtors or any Debtor; (c) any Qualified Debtor Representative; and (d) the Creditors’ Committee, any member of the Creditors’ Committee (in such capacity as a member of the Creditors’ Committee), and any current or former agent, representative, attorney, accountant, financial advisor or other professional retained by the Committee with Court approval.  A “Qualified Debtor Representative,” in turn, is defined under the Plan as (a) any current or former partner, committee member, officer, director or employee of any Debtor if such party served in such capacity on or after the Petition Date, but specifically excluding (i) any Insider identified as a recipient of a transfer from any Debtor in response to question 3.b. on the respective Statements of Financial Affairs of any Debtor and (ii) any Person who is or was a party to an Indemnification Agreement with eToys dated on or about December 11, 2000 and/or named as a beneficiary under the Trust Agreement dated on or about December 15, 2000 by and among eToys, as Grantor, and U.S. Bank Trust National Association, as Trustee; (b) any current or former attorney, accountant, financial advisor or other professional of any Debtor retained pursuant to an order of the Bankruptcy Court (in such capacity), other than Collateral Logistics, Inc., and Goldman, Sachs & Co., if such party served in such capacity on or after the Petition Date; and (c) notwithstanding anything to the contrary in subsection (a) of Section 1.83 of the Plan, David F. Gatto, Barry Gold, David Haddad, Peter Juzwiak, John Nutt and Jane Saccaro.

Additionally, under the Plan as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Holders of Senior Unsecured Claims, all Holders of Note Claims and the Indenture Trustee are deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with each other to waive, release and not to assert, sue, or otherwise seek any recovery from each other, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any claim, right or cause of action related to the construction and enforcement of Article Twelve of the Indenture or any alleged priority or subordination in respect of Distributions received on account of such Senior Unsecured Claims and such Note Claims.

(c)                                  Release of Liens and Perfection of Liens

Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (i) each Holder of (1) a Secured Claim, (2) a Claim that is purportedly secured and/or (3) a judgment, personal property or ad valorem tax, mechanics’ or similar Lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Estates or the Plan Administrator, as the case may be, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Plan Administrator, be deemed released; and (z) execute such documents and instruments as the Plan Administrator requires to evidence such Claim holder’s release of such property or Lien, and if such holder refuses to execute appropriate documents or instruments the Plan Administrator may, in his or her discretion, file a copy of the Confirmation Order which shall serve to release any Claim Holder’s rights in such property; and (ii) on the Effective Date, all right, title and Interest in such property shall revert to the Debtors or the Estates, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security Interests of any kind.

Without limiting the automatic release provisions of the immediately preceding paragraph: (i) no Distribution under the Plan shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors, the Estates, the Reorganized Debtor or the Plan Administrator (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) such holder that fails to execute and deliver such release of Liens within one hundred and eighty (180) days after the Effective Date shall be deemed to have no Claim against the Debtors or the Estates or their assets or property in respect of such Claim and shall not participate in any Distribution under the Plan.

(d)                                 Releases by the Debtors

Each Debtor hereby waives, releases and discharges all Released Parties from any claim (as such term “claim” is defined in section 101(5) of the Bankruptcy Code) arising from the Petition Date through the Effective Date related to such party’s acts or omissions to act (including, but not limited to, any claims arising out of any alleged fiduciary or other duty) as an officer, director, employee, agent, representative, attorney, accountant, financial advisor or other professional of each relevant Debtor or affiliate thereof, in that capacity.  Any such release shall additionally act as an injunction against any Claim Holder or Interest Holder of any Debtor from commencing or continuing any action, employment of process or act to collect, offset or recover any claim that is so released.

(e)                                  Injunctions

The Confirmation Order will provide, among other things, that all Persons who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan):  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Plan Administrator or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan.

Additionally, it is intended that the Confirmation Order shall provide, among other things, that all Holders of Senior Unsecured Claim, all Holders of Note Claims and the Indenture Trustee are, with respect to such Senior Unsecured Claims and such Note Claims, permanently enjoined from and after the Confirmation Date from commencing or prosecuting any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities related to the construction and enforcement of Article Twelve of the Indenture or any alleged priority or subordination in respect of Distributions made on account of such Senior Unsecured Claims and Note Claims.

(f)                                    Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates has been distributed and the Reorganized Debtor has been dissolved.

(g)                                 Indemnification

Notwithstanding anything to the contrary in the Plan, the obligation to indemnify the Qualified Debtor Representatives with respect to all present and future actions, suits and proceedings against such indemnified Persons, based upon any act or omission related to service with, for or on behalf of the Debtors at any time during the period from the Petition Date through the Effective Date, in all cases net of applicable insurance proceeds, other than acts constituting willful misconduct or gross negligence, shall continue after the Effective Date; provided, however, that unless otherwise ordered by the Bankruptcy Court (which order may be entered at any time) no entity shall be required to reserve for any such obligations and such obligations shall be terminated and discharged upon the closing of these Chapter 11 Cases.

(h)                                 Exculpation

Under the Plan, the Released Parties (in their capacity as such, and specifically excluding any member of the Creditors’ Committee as a vendor of, or in similar relationship or capacity to, the Debtors) and any property of or professionals retained by such parties, or direct or indirect predecessor in interest to any of the foregoing Persons, shall not have or incur any liability to any Person for any act taken or omission occurring on or after the Petition Date in connection with or related to the Debtors, the Plan Administrator or the Chapter 11 Cases, including but not limited to (i) formulating, preparing, disseminating, implementing, confirming, consummating or administrating the Plan (including soliciting acceptances or rejections thereof), (ii) the Disclosure Statement or any contract, instrument, release or other agreement or document entered into or any action taken or omitted to be taken in connection with the Plan or (iii) any Distributions made pursuant to the Plan, except for acts constituting willful misconduct or gross negligence, and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

F.             Executory Contracts and Unexpired Leases

1.                                       Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases

Pursuant to the Plan, on the Effective Date, all executory contracts and unexpired leases of the Estates shall be rejected by the Debtors pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except:  (i) any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order, provided, however, that upon denial or withdrawal of any such motion, such executory contract or unexpired lease shall automatically be rejected as if rejected under the Plan as of the Effective Date; (ii) any executory contract or unexpired lease assumed or assumed and assigned by order of the Bankruptcy Court entered before the Confirmation Date and not subsequently rejected pursuant to an order of the Bankruptcy Court; (iii) any executory contract or unexpired lease listed on the Executory Contract Schedule; and (iv) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an executory contract or lease that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within 30 days of any such determination.   The Confirmation Order shall constitute an Order of the Bankruptcy Court approving the assumption, assumption and assignment or rejection, as applicable, of any contract or lease assumed, assumed and assigned and/or rejected pursuant to the Plan.  Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date.

On the Confirmation Date, and subject to the occurrence of the Effective Date, the executory contracts and unexpired leases, if any, listed on the Executory Contract Schedule shall be deemed assumed pursuant and subject to section 365 of the Bankruptcy Code and this Article VIII of the Plan.  If a party to an executory contract or unexpired lease disagrees with the cure amount stated or opposes the assumption of the contract or unexpired lease on any basis, such party must file with the Bankruptcy Court and serve an objection on the Debtors and the Creditors’ Committee at least three (3) Business Days’ prior to the Confirmation Hearing.  All such objections shall be determined at the Confirmation Hearing or on such other date designated by the Bankruptcy Court.  THE FAILURE TO TIMELY FILE AND SERVE SUCH AN OBJECTION SHALL CONSTITUTE A WAIVER OF ANY OBJECTION TO SUCH ASSUMPTION OR THE CURE AMOUNT, AND THE WAIVING PARTY, ITS SUCCESSORS AND ASSIGNS, SHALL BE FOREVER BARRED FROM CONTESTING SUCH ASSUMPTION OR ASSERTING A CLAIM FOR AN ADDITIONAL AMOUNT AGAINST THE DEBTORS, THE ESTATES OR THE PLAN ADMINISTRATOR, OR THEIR SUCCESSORS OR ASSIGNS.

2.                                       Bar Date for Rejection Damages

If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4C; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtor, the Plan Administrator, their successors or properties, unless a proof of such Claim is filed and served on the Plan Administrator within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order.

G.            Procedures for Resolving Disputed, Contingent and Unliquidated Claims

1.                                       Objection Deadline; Authority to Object

Under the Plan, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, as the case may be, may file objections to Claims and Interests at any time on or before the later of (a) one hundred eighty (180) days after the Effective Date or (b) sixty (60) days after the filing of a proof of Claim for, or request for payment of, such Claim or Interest, or such other date as the Bankruptcy Court may order.

Subject to the limitations set forth in the Plan Administrator Agreement and as expressly provided in Plan, the Plan authorizes Plan Administrator and the PEDC to resolve all Disputed Claims by withdrawing or settling such objections thereto or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature and/or amount thereof.   Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided in the Plan, from and after the Effective Date the PEDC shall have the exclusive right to file objections to Claims and Interests, excluding any Committee Member Matter.  As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided in the Plan, the Plan Administrator shall have the exclusive right to file objections to any such Claims or Interests.  The Plan

Administrator may request that the PEDC file objections to Claims and Interests, in which event, within thirty (30) days from and after any such request, the PEDC shall file such requested objection, or shall decline in writing to the Plan Administrator.  In the event that the Committee declines or fails to file the requested objection, the Plan Administrator shall have the right to file the objection.  Nothing in the Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, to reach a different agreement as between them in respect of the allocation of authority and responsibility for objecting to any Claims and Interests.

Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, or ordered by the Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors’ Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the other at least seven (7) business days before filing any objection to any Claim or Interest; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any objection to any Claim or Interest; provided, however, that nothing in Section 9.1 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated objection to any Claim or Interest directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that that nothing in Section 9.1 of the Plan shall constitute a waiver or deemed to waive any requirement contained within this Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Sections 9.4 and 10.3 of the Plan.

2.                                       Estimation of Claims

Subject to the allocation of authority and responsibility provided for in Article IX of the Plan, the Plan Administrator or the PEDC, as appropriate, may, at any time, request that the Bankruptcy Court estimate, pursuant to section 502(c) of the Bankruptcy Code, any Claim that is contingent or unliquidated, regardless of whether a Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount of such estimation will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator or PEDC, as appropriate, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Claims may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

3.                                       Amendments to Claims

Under the Plan, a Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors, in consultation with the Creditors’ Committee, and the Holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law.  After the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the amount or priority.  Unless otherwise provided in the Plan, any new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, unless the Claim Holder has obtained prior Court authorization for the filing.

4.                                       Authority to Settle Disputed Claims

From and after the Effective Date, the Plan gives the PEDC and the Plan Administrator authority with respect to those Claims or Interests which are not Allowed under the Plan or by Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromise and settlement of claims:

(a)           If the proposed amount at which the Disputed Claim to be allowed is less than or equal to $1,000,000, the PEDC or the Plan Administrator, as appropriate, shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon (i) the Plan Administrator or PEDC’s receipt of the consent (such consent not to be unreasonably withheld) of the of the PEDC in the case of a settlement by the Plan Administrator or the consent of the Plan Administrator in the case of a settlement by the PEDC or (ii) or Court approval of such settlement; and

(b)           If the proposed amount at which the Disputed Claim is to be allowed is greater than $1,000,000, the PEDC or the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Court approval of such settlement.

H.            Debtors’ Causes of Action

1.                                       Litigation Claims Generally

The Plan provides that all Litigation Claims shall remain property of the Debtors or the Reorganized Debtor, as the case may be, and may be prosecuted, settled or abandoned by the Plan Administrator or the PEDC, subject to the terms and conditions of the Plan, the Confirmation Order, the Plan Administrator Agreement and any Final Order of the Bankruptcy

Court, after the Effective Date.  Notwithstanding anything to the contrary in the Plan, no Distribution shall be made to the Holder of any Claim, including by way of setoff or recoupment by such claimant, if the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC have taken action to recover, or given notice to the applicable party of intent to take such action, on a Litigation Claim against the Holder of such Claim (or the direct or indirect transferor of such Holder), until such Litigation Claim is resolved by Final Order.

The fees and costs of pursuing the Litigation Claims (exclusive of contingency fees and other costs that may be paid to professionals directly out of recoveries on Litigation Claims) shall be funded with Cash from the Litigation Reserve or Available Cash in an amount to be determined by the Plan Administrator with the consent of the PEDC (such consent not to be unreasonably withheld).  To the extent the Plan Administrator, in consultation with the PEDC, determines that funds allocated to the Litigation Reserve are insufficient to for such purposes, the Net Proceeds of the continuing liquidation of the Debtors’ assets and any other Available Cash shall, to the extent necessary for such purposes, be allocated to the Litigation Reserve.

2.                                       Authority to Prosecute Litigation Claims

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided in the Plan, from and after the Effective Date the PEDC shall have the exclusive right to prosecute any Litigation Claims, excluding any Committee Member Matters. As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided in the Plan, the Plan Administrator shall have the exclusive right to prosecute any such Litigation Claims. The Plan Administrator may request that the PEDC prosecute any Litigation Claim, in which event, within thirty (30) days from and after any such request, the PEDC shall commence a proceeding with respect to such Litigation Claim, or shall decline in writing to the Plan Administrator.  In the event that the Committee declines or fails to commence the requested proceeding, the Plan Administrator shall have the right to commence and prosecute the Litigation Claim.  Nothing in the Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, to reach a different agreement as between them in respect of the allocation of authority and responsibility for the prosecution of Litigation Claims.

Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, or ordered by this Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors’ Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the Other at least seven (7) business days before commencing a proceeding with respect to any Litigation Claim; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any Litigation Claim; provided, however, that nothing in Section 10.2 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated Litigation Claim directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that nothing in Section 10.2 of the Plan shall constitute a waiver or deemed to waive any requirement contained within this Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Sections 9.4 and 10.3 of this Plan.

3.                                       Authority to Settle Litigation Claims

From and after the Effective Date, the Plan authorizes the PEDC and the Plan Administrator, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle Litigation Claims in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromise and settlement of such Litigation Claims:

(a)           If (i) the total amount in controversy in connection with a Litigation Claim to be settled is less than $500,000 (i.e. the total amount the PEDC or Plan Administrator seeks to recover on behalf of the estate, exclusive of costs, attorneys’ fees, expenses and punitive damages, is less than $500,000), (ii) a proceeding has been commenced with respect to such Litigation Claim in any Court and (iii) the proposed settlement of the Litigation Claim involves solely the payment in Cash to the Reorganized Debtor of an amount not less than fifty percent (50%) of the total amount in controversy in connection with such Litigation Claim, then the PEDC or Plan Administrator, as the case may be, shall be authorized and empowered to settle the Litigation Claim and execute necessary documents, including a stipulation of settlement or release, upon (x) the Plan Administrator or PEDC’s receipt of the consent (such consent not to be unreasonably withheld) of the of the PEDC in the case of a settlement by the Plan Administrator or the consent of the Plan Administrator in the case of a settlement by the PEDC or (y) or Court approval of such settlement; and

(b)           if the settlement of a Litigation Claim at issue is not one that complies with the foregoing requirements, then the PEDC or the Plan Administrator, as the case may be, may settle such Litigation with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

I.              Distributions

1.                                       No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

2.                                       No Recourse

Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash in the relevant fund or reserve to provide a recovery equal to that received by other Holders of Allowed Claims in the relevant Class, no Claim Holder shall have recourse to the Debtors, the Reorganized Debtor, the Plan Administrator, the Disbursing Agent, the Creditors’ Committee or any member thereof (as to such Creditors’ Committee members, solely in their capacity as members of the Creditors’ Committee), the PEDC or any member thereof (as to such PEDC members, solely in their capacity as members of the PEDC) or any of their respective professionals, or their successors or assigns, or the Holder of any other Claim, or any of their respective property.  However, nothing in the Plan shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code.  THUS, THE BANKRUPTCY COURT’S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

3.                                       Transmittal of Distributions and Notices

Under the Plan, any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Person at the address indicated on any notice of appearance filed by that Person or his authorized agent prior to the Effective Date.  Except as otherwise provided in Section 11.3 of the Plan, if no notice of appearance has been filed, notice shall be sent to the address indicated on a properly filed proof of Claim or, absent such a proof of Claim, the address set forth in the relevant Debtors’ Schedules of Assets and Liabilities for that Person.  Property distributed in accordance with the foregoing procedures shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

A Holder of a Claim or Interest may designate a different address for notices and Distributions by notifying the Debtors or the Plan Administrator of that address in writing.  Any change of address of a party entitled to receive Distributions under the Plan must be provided to the Plan Administrator by registered mail in order to be effective.  Such notification shall be effective upon receipt.

With respect to the Holders of Gift Certificate Claims that have not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder’s Distribution Address and the Gift Certificate Number that corresponds to such Holder’s Gift Certificate Claim, the Plan provides that the following procedures shall apply:

(i) Within ten (10) Business Days’ after the Effective Date, the Plan Administrator shall cause an e-mail notice (the “Gift Certificate Distribution Notice”) to be electronically transmitted to each known Holder of a Gift Certificate Claim at the last known e-mail address for such Holder. The Gift Certificate Distribution Notice shall conspicuously state that in order to be eligible to receive a Distribution under the Plan, each Holder of a Gift Certificate Claim that has not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder’s Distribution Address and the Gift Certificate Number that corresponds to such Holder’s Gift Certificate Claim, must supply such information to the Disbursing Agent in writing or by other means acceptable to the Plan Administrator, in the Plan Administrator’s sole discretion, by the date that is no later than thirty (30) days of the date of service by email of the Gift Certificate Notice (the “Gift Certificate Distribution Information Deadline”).

(ii) Any Holder of a Gift Certificate Claim that has not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder’s Distribution Address and the Gift Certificate Number that corresponds to such Holder’s Gift Certificate Claim and who fails to supply the Disbursing Agent with such information in writing or by other means acceptable to the Plan Administrator, in the Plan Administrator’s sole discretion, on or before the Gift Certificate Information Deadline shall forfeit any right to receive a Distribution on account of such Claim.  Furthermore, any Holder of a Gift Certificate Claim that fails to comply with these procedures shall be forever barred from asserting such Gift Certificate Claim against any of the Debtors, the Reorganized Debtor, the Plan Administrator, the Estates or their property, such Gift Certificate Claim shall be discharged, and the Holder thereof shall be enjoined from commencing, or continuing any action, employment of process or act to collect, offset or recover such Gift Certificate Claim.

4.                                       Unclaimed Property

Per the Plan, if any Distribution remains unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the Holder entitled thereto, such Unclaimed Property shall be forfeited by such Holder, whereupon all right, title and Interest in and to the Unclaimed Property shall immediately and irrevocably revest in the Reorganized Debtor, the Holder of the Allowed Claim previously entitled to such Unclaimed Property shall cease to be entitled thereto, and such property shall be retained by the Plan Administrator or deposited in the General Distribution Fund, the Group A Distribution Fund or the Group B Distribution Fund, as appropriate.  Under the Plan, no Claim shall escheat to any federal, state or local government or other entity by reason of the failure of its Holder to claim a Distribution in respect of such Claim.

5.                                       Withholding Taxes and Expenses of Distribution

The Plan provides that any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions.  All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.  In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.

6.                                       Distributions to Holders of Notes

Under the Plan, any individual proof of Claim for payment of any principal, premium, if any, and interest owing and unpaid in respect of the Notes filed by the Holder of a Note Claim with respect to which Note Claim a proof of Claim has been deemed filed or filed by the Indenture Trustee, shall be disallowed for Distribution (but not voting) purposes.  Instead, one Note Claim shall be allowed in the name of the Indenture Trustee in the amount of $152,526,041.67, inclusive of all principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of the Notes.  The Indenture Trustee shall be deemed to be the sole Holder of all Allowed Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of the Notes issued under the Indenture.  Accordingly, any Distributions provided for in the Plan on account of Allowed Note Claims shall be made to the Indenture Trustee, which Distributions (subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the Distributions) the Indenture Trustee shall promptly transmit to the Holders of the Notes in accordance with terms and provisions of the Plan and the Indenture (as modified by the Plan).

7.                                       Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

8.                                       Disputed Payment

Under the Plan, if any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, the Disbursing Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by Court order or by written agreement among the interested parties to such dispute.

9.                                       Distribution Record Dates

Claim Distribution Record Date. The Plan establishes the Confirmation Date as the initial Claim Distribution Record Date.  As to distributions to be made after the initial Distribution Date, the Plan fixes the last Business Day that is thirty (30) days prior to any subsequent Distribution Date as the Claim Distribution Record Date.

As of the close of business on the Claim Distribution Record Date, the various transfer registers for each of the Classes of Claims as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims.  The Debtors, the Reorganized Debtor, the Plan Administrator, the

Creditors’ Committee, the PEDC and the Disbursing Agent shall have no obligation to recognize any transfer of the Claims occurring on or after the Claim Distribution Record Date unless notice of the transfer of such Claim, in form and substance satisfactory to the Debtors or the Plan Administrator, as appropriate, shall have been received by the Debtors or the Plan Administrator, as appropriate, prior to the following Distribution Record Date.  The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and the Disbursing Agent shall be entitled to recognize and deal for all purposes of the Plan only with those record holders stated on the transfer ledgers as of the close of business on the Claim Distribution Record Date, to the extent applicable.

Interest Distribution Record Date.  The Plan establishes the date that is fifteen (15) days after the Effective Date as the Interest Distribution Record Date.

As of the close of business on the Interest Distribution Record Date, the various transfer registers for the Class of Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Interests.  The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and the Disbursing Agent shall have no obligation to recognize any transfer of Interests occurring on or after the Claim Distribution.  The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and the Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Interest Distribution Record Date, to the extent applicable.

10.                                 Interest on Claims

Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, interest, fees, costs and other charges accruing or incurred on or after the Petition Date shall not be paid on any Claims, and no Holder of a Claim shall be entitled to interest, fees, costs or other charges accruing or incurred on or after the Petition Date on an Claim.  To the extent provided for in the Plan, the Confirmation Order or required by the Bankruptcy Code, postpetition interest shall accrue on Claims at the applicable nondefault rate.  Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date such Claim becomes an Allowed Claim.

11.                                 Method of Cash Distributions

Any Cash payment to be made by the Disbursing Agent pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Plan Administrator, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

12.                                 Distributions on Non-Business Days

Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

13.                                 No Distributions in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary in the Plan, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the allowed amount of such Claim.  Except as otherwise expressly provided in the Plan, no Claim shall be allowed to the extent that it is for postpetition interest.

14.                                 No De Minimis Distributions

Notwithstanding anything in the Plan to the contrary, no Holder of any Allowed Class 4A, 4B or 4C Claim in an amount that would entitle such Holder to a Ratable Distribution of less than $10.00 shall receive any Distribution on account of such Allowed Claim.

J.             Confirmation and Consummation of the Plan

1.                                       Conditions to Confirmation and Consummation; Waiver

The Plan provides that it may not be confirmed, the Bankruptcy Court may not approve the Confirmation Order and the Confirmation Date shall not occur unless each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 10.3 of the Plan): (a) the Disclosure Statement Order shall have been entered and shall be in a form and substance reasonably acceptable to the Debtors and the Creditors’ Committee; (b) the Confirmation Order shall be a form and substance reasonably acceptable in form and substance to the Debtors and the Creditors’ Committee; and (c) the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Debtors and the Creditors’ Committee and shall have been approved by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry.

Notwithstanding the foregoing, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 12.3 of the Plan): (a) the Debtors shall have sufficient Cash on hand (or investments projected by the Debtors to provide timely Cash) to make timely Distributions of Cash required under the Plan; (b) the Confirmation Order shall be a Final Order and no request for revocation of the Confirmation Order shall have been made or, if made, shall remain pending; and (c) the Substantive Consolidation Order, which may be the Confirmation Order, shall be a Final Order and no request for revocation of the Substantive Consolidation Order shall have been made or, if made, shall remain pending.

Other than the requirements that the Disclosure Statement Order, the Substantive Consolidation Order and the Confirmation Order must be entered and the Debtors must have sufficient Cash on hand, none of which can be waived, the Plan permits waiver, in whole or in part, of the requirement that a particular condition be satisfied by the Debtors, in consultation with the

Creditors’ Committee.  In the event of such a complete or partial waiver, the Debtors’ benefits under the “mootness doctrine” shall be unaffected.

2.                                       Effect of Non-Occurrence of Conditions to Consummation

If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is more than thirty (30) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Creditors’ Committee, the Confirmation Order may be vacated by the Bankruptcy Court.  If the Confirmation Order is vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against or Interests in any of the Debtors.

K.            Administrative Provisions

1.                                       Retention of Jurisdiction

The Plan provides that notwithstanding its confirmation or occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest extent legally permissible, including, without limitation, as to the matters enumerated in Section 13.1 of the Plan.

2.                                       Amendments

Subject to section 1127 of the Bankruptcy Code, to the extent applicable subject to sections 1122, 1123 and 1125 of the Bankruptcy Code and subject to the terms and provisions of the Plan, the Debtors reserve the right to alter, amend or modify the Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan.

3.                                       Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision and make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such Holder, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

4.                                       Plan Supplement

Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours.  Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 13.8 of the Plan.  The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

5.                                       Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, or a soon as reasonably practicable thereafter, and neither the Debtors, their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee nor the PEDC shall thereafter be liable for the payment of additional fees under 28 U.S.C. § 1930 other than with respect to eToys’ Chapter 11 Case.

VI.

CONFIRMATION OF THE PLAN

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code, including, among other things, that (a) the Plan has properly classified Claims and Interests, (b) the Plan complies with applicable provisions of the Bankruptcy Code, (c) the Debtors have complied with applicable provisions of the Bankruptcy Code, (d) the Debtors have proposed the Plan in good faith and not by any means forbidden by law, (e) disclosure of “adequate information” as required by section 1125 of the Bankruptcy Code has been made, (f) the Plan has been accepted by the requisite votes of all classes of creditors (except to the extent that “cramdown” is available under section 1129(b) of the Bankruptcy Code), (g) the Plan is in the “best interests” of all Holders of Claims or Interests in an Impaired Class, and (h) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Consummation Date.

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.    Solicitation of Votes.

Under the Bankruptcy Code, only Classes of Claims and Interests that are “impaired” (as that term is defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote or accept or reject the Plan.  A Class is impaired if the legal, equitable or contractual rights to which the Holders of Claims or Interests are entitled are modified, other than by curing defaults and reinstating the debt.  Pursuant to sections 1126(f) and (g) of the Bankruptcy Code, Classes of Claims and Interests that are not impaired are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan, and Classes of Claims and Interests whose Holders will receive or retain no property under the Plan are deemed to have rejected the Plan and are not entitled to vote on the Plan.  The classification of Claims and Interests is summarized, together with notations as to whether each Class of Claims or Interests is impaired or unimpaired, in Section V.B. (“Classification and Treatment of Claims and Interests”).  Additional information regarding voting is contained in the instructions accompanying the Ballots.

This Disclosure Statement and an appropriate Ballot are being distributed to all Holders of Claims who are entitled to vote on the Plan.  A separate Ballot is designated for each Class of Claims in order to facilitate vote tabulation; however, all Ballots are substantially similarly in form and substance, and the term “Ballot” is used without intended reference to the Ballot of any specific Class of Claims.

Because of the complexity and difficulty associated with reaching beneficial owners of publicly traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, the Debtors are distributing a Ballot (i) to each Holder of record of the 6.25% Convertible Subordinated Notes due December 1, 2004, issued pursuant to the Indenture, dated as of December 6, 1999 by eToys, Inc., as issuer, and U.S. Bank Trust N.A., as Trustee, and (ii) to each bank or brokerage firm (or the agent therefor) identified by the Balloting Agent as an entity through which beneficial owners hold the Notes.  The banks, brokerage firms or agents shall forward a beneficial owner Ballot to each beneficial owner of the Notes for voting, along with a return envelope provided by and addressed to the bank, brokerage firm or agent, so that the beneficial owner may return the completed beneficial owner ballot to that entity.  The bank, brokerage firm or agent shall summarize the individual votes of its respective beneficial owners from their individual beneficial owner Ballot on a master Ballot and shall return such master ballot to the Balloting Agent.  This procedure enables the Debtors to transmit materials to the holders of their publicly traded securities and affords beneficial owners of the Notes a fair and reasonable opportunity to vote.

Each impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan is entitled to vote or accept or reject the Plan.  Ballots will be cast and tabulated on a consolidated basis, in accordance with the expected substantive consolidation of the Debtors’ Chapter 11 Cases.

Classes 1, 2 and 3 of the Plan are unimpaired, and Holders of Claims in such Classes are conclusively presumed to have accepted the Plan.  Holders of Claims or Interests in Classes 5 and 6, respectively, will not receive or retain any property on account of their Claims or Interests and are conclusively presumed to have rejected the Plan, and the solicitation of acceptances with respect to such Classes is not required.  Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Debtors are soliciting acceptances only from holders of Allowed Claims in Classes 4A, 4B and 4C.

As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provision of the Bankruptcy Code.

Pursuant to the Solicitation Procedures Order, solely for purposes of voting to accept or reject the Plan and not for purposes of allowance of, or distribution on account of, a

Claim and without prejudice to the rights of the Debtors or other parties in Interest in any other context, each Claim within a Class of Claims entitled to vote to accept or reject the Plan will be temporarily Allowed in an amount equal to the amount of such Claim as set forth in a timely filed proof of claim or, if no proof of claim was filed, the amount of such Claim as set forth in the schedules.  The foregoing procedure will be subject to the following qualifications:

(a)	If a Claim is deemed Allowed in accordance with the Plan, such Claim is Allowed for voting purposes in the deemed Allowed amount set forth in the Plan;

(b)

If a Claim for which a proof of claim has been timely filed is marked as contingent, unliquidated or disputed, such Claim will be counted for purposes of satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code, but shall not be counted toward satisfying the aggregate amount provision of that section;

(c)

If a Claim has been estimated or otherwise Allowed for voting purposes by order of the Bankruptcy Court, such Claim shall be temporarily Allowed in the amount so estimated or Allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution;

(d)

If a Claim is listed in the Schedules of Assets and Liabilities as contingent, unliquidated or disputed and a proof of claim was not (i) filed by the Bar Date or (ii) deemed timely filed by an order of the Bankruptcy Court prior to the Ballot Deadline, such Claim will be disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c); and

(e)

If the Debtors or the Creditors’ Committee have served and filed an objection to a Claim prior to the confirmation of the Plan, such Claim will be temporarily disallowed for voting purposes only and not for the purposes of allowance or distribution, except to the extent and in the manner as may be set forth in the objection.

If any creditor seeks to challenge the allowance of its Claim for voting purposes in accordance with the above procedures, such claimant is directed to file and serve a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such Claim in a different amount for purposes of voting to accept or reject the Plan.  Such motion must be filed and served on the Debtors so that it is received no more than 10 days after the later of (a) the date of service of the Confirmation Hearing Notice and (b) the date of service of a notice of an objection, if any, to the underlying Claim or Interest.  Additionally, such Rule 3018 Motions must: (a) be in writing; (b) state the name and address of the entity asserting the Rule 3018 Motion; (c) state with particularity the legal and factual bases for the Rule 3018 Motion; and (d) be timely filed with the Court and served on (i) the Debtors, (ii) counsel to the Debtors, (iii) counsel to the Committee and (iv) the United States Trustee.  Any party timely filing and serving such a motion shall be provided a

Ballot and shall be permitted to cast a provisional vote to accept or reject the Plan, pending a final determination by the Bankruptcy Court.

Whenever a creditor casts more than one Ballot voting the same Claim before the Ballot Deadline, the last Ballot received before the Ballot Deadline is deemed to reflect the voter’s intent and thus to supersede any prior Ballots.  Creditors must vote all of their Claims within a particular Class under the Plan either to accept or reject the Plan and may not split their vote, and thus a Ballot that partially accepts and partially rejects the Plan will not be counted.

The following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected:

(a)                                  any Ballot received by the Balloting Agent after the Ballot Deadline, even if post-marked before the Ballot Deadline;

(b)                                 any Ballot that is illegible, or contains insufficient information to permit the identification of the Claim Holder;

(c)                                  any Ballot that indicates neither an acceptance nor a rejection, or indicates both acceptance and rejection, of the Plan;

(d)                                 any Ballot cast by a Person or entity that does not hold a Claim in a Class that is entitled to vote to accept or reject the Plan;

(e)                                  any Ballot cast for a Claim scheduled by the Debtors as unliquidated, contingent or disputed for which no proof of claim was timely filed;

(f)                                    any unsigned Ballot;

(g)                                 any form of Ballot other than the official form sent by the Debtors’ voting agent or a copy thereof; or

(h)                                 any copy or facsimile Ballot without an original signature.

Please see the Solicitation Procedures Order for other provisions concerning solicitation and voting.

B.      The Confirmation Hearing.

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing.  The Confirmation Hearing in respect of the Plan has been scheduled for September 27, 2002, at 2:00 p.m. (Eastern Time), before the Honorable Mary F. Walrath, United States Bankruptcy Judge at the United States Bankruptcy Court, 824 Market Street, Sixth Floor, Wilmington, Delaware 19801.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing.  Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim.  Any such objection must be filed and served so that it is received by the Bankruptcy Court and the following parties on or before September 18, 2002, at 4:00 p.m. (Eastern Time):

Counsel for the Debtors:

Morris, Nichols, Arsht & Tunnell
1201 North Market Street
P.O. Box 1347
Wilmington, DE 19801
Attn: Robert J. Dehney, Esquire

Co-Counsel for the Creditors’ Committee:

Traub, Bonacquist & Fox LLP
655 Third Avenue, 21st Floor
New York, NY 10017
Attn.: Susan F. Balaschak, Esquire

-and-

Jaspan Schlesinger Hoffman LLP
1201 N. Orange St., 10th Floor
Wilmington, DE 19801
Attn.: Frederick B. Rosner, Esquire

The United States Trustee:

Office of the United States Trustee
J. Caleb Boggs Federal Bldg.
844 King Street
Suite 2313, Lockbox 35
Wilmington, DE 19801
Attn.: Mark S. Kenney, Esquire

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.      Confirmation.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  Among the requirements for confirmation of a plan are that the plan is (a) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (b) feasible and (c) in the “best interests” of creditors and stockholders that are impaired under the plan.

1.                                       Unfair Discrimination and Fair and Equitable Tests.

To obtain non-consensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, non-accepting Class.  The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.”  The Bankruptcy Code establishes “cramdown” tests for secured creditors, unsecured creditors and equity holders, as follows:

(a)                                  Secured Creditors.  Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this subparagraph.

(b)                                 Unsecured Creditors.  Either (i) each impaired unsecured creditor receives or retains, under the plan, property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

(c)                                  Equity Interests.  Either (i) each holder of an equity interest will receive or retain, under the plan, property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan.

As described above, holders of Claims and Interests in Classes 5 and 6 will not receive or retain any property under the Plan on account of their Claims and Interests in such Classes.  Accordingly, under section 1126(g) of the Bankruptcy Code, such classes are presumed to have rejected the Plan.  The Debtors (a) request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 5 and 6 and (b) reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by the other Classes of Claims.  The Debtors believe that the Plan may be confirmed pursuant to the above-described “cramdown” provisions, over the dissent of certain Classes of Claims and Interests, in view of the treatment proposed for such Classes.  The Debtors believe that the treatment under the Plan of the holders of Claims and Interests in Classes 5 and 6 satisfies the “fair and equitable” test since, although no distribution will be made in respect of Claims and Interests in such Classes and, as a result, such classes will be deemed to have rejected the Plan, no Class junior to such non-accepting Classes will receive or retain any property under the Plan.  In addition, the Debtors do not believe that the Plan unfairly discriminates against any dissenting Class because all dissenting Classes of equal rank are treated equally under the Plan.

2.                                       Best Interest Test.

With respect to each impaired Class of Claims and Interests, confirmation of the Plan requires that each Holder of a Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

Substantially all of the Debtors’ assets, other than the Litigation Claims, have already been liquidated pursuant to the various transactions consummated by the Debtors during the Chapter 11 Cases.  Although the Plan effects a liquidation of the Debtors and a Chapter 7 liquidation would have the same goal of liquidating the remainder of the Debtors’ Estates and distributing all of the proceeds to creditors, the Debtors believe that the Plan provides a more efficient vehicle to accomplish this goal.  Liquidating the Debtors’ Estates pursuant to a Chapter 7 liquidation would require the appointment of a Chapter 7 trustee.  The appointment of the Chapter 7 trustee, as well as any professionals retained by the Chapter 7 trustee, would increase the operating costs associated with the liquidation of the Debtor’s Estates.  Further, like the Debtors, a Chapter 7 trustee would complete the liquidation of the Debtors’ remaining assets, resolve Disputed Claims and make distributions to creditors.  A Chapter 7 trustee, however, would not have the benefit of the historical knowledge of the Debtors and the Creditors’ Committee to resolve the Disputed Claims efficiently and pursue the Litigation Claims effectively.  Therefore, the Debtors believe that a chapter 7 trustee, on average, would settle Disputed Claims for higher amounts than the Debtors or the Creditors’ Committee, as a result of the their respective knowledge of the Debtors’ business and the resulting Claims.  The Debtors also believe that distributions would occur in a shorter time period pursuant to the Plan than if the Debtors’ Estates were liquidated pursuant to a chapter 7 liquidation.  A conversion to Chapter 7 would take time.  In addition, the Chapter 7 trustee, once appointed, and any professionals hired by the Chapter 7 trustee would need to gain familiarity with the Debtors and their creditors, thus delaying the initial distribution to creditors.

After considering the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 cases, the Debtors have determined that a Chapter 7 liquidation would result in a substantial diminution in the value to be realized by the Holders of certain Claims and a delay in making distributions to all Classes of Claims entitled to a distribution.  The Debtors believe that holders of Class 4A, 4B and 4C Claims would receive less in a Chapter 7 liquidation than under the Plan.  Finally, the Debtors believe that holders of Claims and Interests in other Classes would receive the same distribution in a Chapter 7 liquidation as under the Plan.  Therefore, the Debtors believe that the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

3.                                       Feasibility.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.  The Plan proposed by the Debtors provides for a liquidation of the Debtors’ remaining assets and a distribution of Cash to creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan.  The ability of the Reorganized Debtor to make the Distributions described in the Plan does not depend on future earnings of the Debtors.  Accordingly, the Debtors believe that the Plan is feasible and meets the requirements of section 1129(a)(11) of the Bankruptcy Code.

VII.

CERTAIN RISK FACTOR TO BE CONSIDERED

Holders of Claims against the Debtors should read and consider carefully the information set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan.  This information, however, should not be regarded as the only risk involved in connection with the Plan and its implementation.

The Holders of Class 4A, 4B and 4C Claims are subject to the risk of dilution if the amount of Claims is higher than the Debtors, in consultation with the Creditors’ Committee, have estimated.  The Holders of such Claims are also subject to the risk of dilution if the disposition of the Debtors’ remaining assets, which consist principally of Litigation Claims, generate lower proceeds than estimated or if the Debtors incur higher administrative expenses than expected.  A number of Disputed Claims are material, and the total amount of all Claims, including Disputed Claims, may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan.  The actual amount of Allowed Claims may differ significantly from the estimates set forth in the table in Section II.C. (“Summary and Timing of Distributions”).  Accordingly, the amount of distribution that will ultimately be received by any particular Holder of an Allowed Class 4A, 4B or 4C Claim may be adversely affected by the aggregate amount of all Allowed Claims.  Consequently, distributions to Holders of Allowed Class 4A, 4B and 4C Claims will be made on an incremental basis until all Disputed Claims have been resolved.

VIII.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.    General

A summary description of certain federal income tax consequences of the Plan is provided below.  This description is for informational purposes only, and due to a lack of definitive judicial or administrative authority or interpretation, is subject to significant uncertainties.  Only the principal consequences of the Plan for the Holders of Claims who are entitled to vote to confirm or reject the Plan are described below.  No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan, and no tax opinion is given by this Disclosure Statement.  No rulings or determinations of the Internal Revenue Service (“IRS”) or any other tax authorities have been obtained or sought with respect to the Plan, and the description below is not binding upon the IRS or such other authorities.

The following discussion of federal income tax consequences below is based on the Internal Revenue Code (the “Code”), Treasury Regulations, judicial decisions and published administrative rulings and pronouncements of the IRS, all as in effect on the date hereof.  Legislative, judicial or administrative changes or interpretations enacted or promulgated in the future could alter or modify the analysis and conclusions set forth below.  Any such changes or interpretations may be retroactive and could significantly affect the federal income tax consequences discussed below.

This discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal tax consequences of the Plan to special classes of taxpayers (such as holders of Claims that are, or hold their Claims through, pass-through entities, dealers in securities or foreign currency, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, broker-dealers, tax-exempt organizations and except to the extent set forth below, foreign entities and non-resident alien individuals).  Furthermore, estate and gift tax issues are not addressed herein.

NO REPRESENTATIONS ARE MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE PLAN TO ANY HOLDER OF A CLAIM.  EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

Federal income taxes, like many other taxes, are priority Claims.  Accordingly, such Claims must be satisfied before most other Claims may be paid.  If any of the Debtors do not have sufficient net operating losses and net operating loss carryovers (“NOLs”) available to offset income (including income, if any, from the transactions pursuant to the Plan) or such income does not qualify for an exclusion from income generally available with respect to cancellation of indebtedness income realized by the Debtors in bankruptcy, any such income will be subject to income taxation, which may materially reduce recovery to Holders of Claims.  In addition, a corporation or a consolidated group of corporations may incur alternative minimum tax liability even where NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax.  It is possible that the Debtors will be liable for the alternative minimum tax.

B.    Federal Income Tax Consequences To Holders Of Claims.

For purposes of the following discussion, a U.S. Holder is a holder of a Claim that is (1) a citizen or individual resident of the United States, (2) a partnership or corporation created or organized in the United Sates or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person.  A “Non-U.S. Holder” is a holder that is not a U.S. Holder.

The federal income tax consequences of the Plan to Holders of Claims and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for or by the Plan will depend upon, among other things, (i) the manner in which a Holder acquired a Claim; (ii) the length of time a Claim has been held; (iii) whether the Claim was acquired at a discount; (iv) whether the Holder has taken a bad debt deduction in the current or prior years; (v) whether the Holder has previously included accrued but unpaid interest with respect to a  Claim; (vi) the method of tax accounting of a Holder; (vii) whether the Holder will realize foreign currency exchange gain or loss with respect to a Claim; (viii) whether a Claim is an installment obligation for federal income tax purposes; (ix) whether the Holder’s present Claim constitutes a security for federal income tax purposes; and (x) the type of consideration received or deemed received by the Holder in exchange for its Claim.  Therefore, Holders of Claims should consult their tax advisor for information that may be relevant to their particular situation and circumstances and the particular tax consequence to such holders as a result thereof.

(1)                                 Considerations to U.S. Holders.

U.S. Holders of Claims generally will realize gain (or loss) for federal income tax purposes to the extent the amount realized under the Plan in respect of their Claims (not including any amount attributable to accrued but unpaid interest) exceeds (or is exceeded by) their respective tax bases in their Claims (other than any Claim for such accrued interest).  The amount realized for this purpose generally will equal the amount of Cash and the fair market value, if any, of any other assets received or deemed to be received for federal income tax purposes under the Plan in respect of their respective Claims. Holders who expect to realize a gain with respect to the Plan are strongly urged to consult their tax advisors regarding the applicability of, and desirability of electing out of, the installment method of reporting taxable gain.

The timing of taxable gain or loss to U.S. Holders of Class 4A, 4B and 4C Claims under the Plan is subject to some uncertainty.  It is possible that the Debtors could be treated as having constructively liquidated, for federal income tax purposes, prior to their actual liquidation.  In such event, gain or loss realized by a U.S. Holder of a Class 4A, 4B or 4C Claim will generally be recognized in the taxable year of the U.S. Holder in which such Holder is treated as receiving under its method of accounting the initial distributions under the Plan or in which such constructive liquidation is otherwise deemed to occur.  A. U.S. Holder of a Claim that receives or is deemed to receive for federal income tax purposes a non-cash asset under the Plan in respect of its Claim will generally have a tax basis in such asset in an amount equal to the fair market value of such asset on the date of receipt for federal income tax purposes.

Alternatively, U.S. Holders of Class 4A, 4B or 4C Claims may be treated as the beneficial owners of the stock of the Reorganized Debtor following the Effective Date, and accordingly, the transaction may be characterized for federal income tax purposes as an exchange of such Claims for cash and stock in the Reorganized Debtor.  In such event, the amount, timing and character of income and loss arising from the Plan to U.S. Holders of Class 4A, 4B or 4C Claims may differ from the above summary depending upon, among other things, whether such Claims constitute “securities” for federal income tax purposes.  The determination of whether a debt instrument constitutes a “security” depends upon an evaluation of the nature of the debt instrument.  The courts have often focused, in part, on the maturities of the debt instruments when issued.  Generally, corporate debt instruments with maturities when issued of less than five years have been held not to be securities, and corporate debt instruments with maturities when issued of ten years or more have been held to be securities for federal income tax purposes.  If a Class 4A, 4B or 4C Claim does not constitute a security for federal income tax purposes, a U.S. Holder of such Claim generally would be subject to the tax treatment described in the preceding paragraph.  If a Class 4A, 4B or 4C Claim constitutes a security for federal income tax purposes and receives stock in the Reorganized Debtor and Cash, the transaction would constitute a recapitalization for federal income tax purposes.  In that case, except as discussed below with respect to accrued market discount and Claims for accrued interest, a U.S. Holder of Class 4A, 4B or 4C Claims may have to recognize gain, but not loss, with respect to each such Claim that constitutes a security in an amount equal to the lesser of (i) the amount of gain realized and (ii) the boot (as defined below) received by such U.S. Holder in respect of its Claim.  A U.S. Holder will be treated as receiving “boot” to the extent of the fair market value of property other than shares of stock in the Reorganized Debtor deemed received by the U.S. Holder.  In addition, a U.S. Holder’s aggregate tax basis in the stock of the Reorganized Debtor (other than stock in the Reorganized Debtor deemed received for accrued interest) would be equal to the aggregate tax basis in the Claim exchanged therefor (exclusive of any basis attributable to accrued interest), decreased by the amount of boot received and increased by any gain recognized.  Such U.S. Holder’s holding period for the stock of the Reorganized Debtor (other than the stock of the Reorganized Debtor deemed received for accrued interest) will include the holding period of the Class 4A, 4B or 4C Claim exchanged therefor, provided that such Claim is held as a capital asset on the Effective Date.  In addition, under the market discount rules discussed below, any accrued but unrecognized market discount with respect to Class 4A, 4B or 4C Claims generally will be treated as ordinary income to the extent of gain recognized in connection with the recapitalization described above.  Any remaining accrued but unrecognized market discount generally will be treated as ordinary income to the extent of the gain recognized upon the subsequent disposition of the stock of the Reorganized Debtor deemed received in exchange for the Class 4A, 4B or 4C Claim in any such recapitalization.  The treatment of accrued market discount in a non-recognition transaction is, however, subject to the issuance of Treasury Regulations that have not yet been promulgated.  In the absence of such Treasury Regulations, the application of the market discount rules in the present transaction is uncertain.  Holders are strongly urged to consult their tax advisors regarding the characterization of their Claim as a security and of the transaction as a recapitalization for federal income tax purposes.

To the extent that any Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, the Debtors intend to take the position that, for federal income tax purposes, such distribution shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.  No assurances can be made that such allocation will be respected.  If, contrary to the Debtors’ intended position, such a distribution were treated as being allocated first to accrued but unpaid interest, a U.S. Holder of such a Claim would realize ordinary income with respect to the distribution in an amount equal to the accrued but unpaid interest not already taken into income under the U.S. Holder’s method of accounting.  In addition, a portion of each deferred payment received more than six months after the Effective Date may be treated as imputed interest, and a U.S. Holder of a Claim may be required to include such interest as taxable ordinary income, under such U.S. Holder’s method of accounting, regardless of whether the U.S. Holder otherwise realizes an overall loss as a result of the Plan.

As discussed above, the character of income or loss as ordinary or capital from the Plan will depend on an number of factors, including the origin and nature of such Claim.  Generally, if the Claim is a capital asset in the hands of a U.S. Holder, the gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period with respect to its Claim is more than one year on the Effective Date.

However, the market discount provisions of the Code may apply to U.S. Holders of certain Claims.  In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a U.S. Holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that U.S. Holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the tax basis of the bond in the U.S. Holder’s hands immediately after its acquisition.  Gain recognized by a U.S. Holder with respect to a “market discount bond” will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor’s period of ownership.

(2)                                 Considerations to Non-U.S. Holders.

The federal income tax consequences of the Plan for a Non-U.S. Holder generally depend on the nature and origin of the holder’s Claim.  Except as discussed below, a Non-U.S. Holder that holds its Claim as a capital asset should generally not be subject to federal income tax with respect to distributions received in respect of its Claim pursuant to the Plan unless, among other things, (a) such Holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for federal income tax purposes, or (b) in the case of an individual, such holder is present in the United States for 183 days or more during the taxable year of the Effective Date, and certain other requirements are met.  A Non-U.S. Holder may, however, be subject to federal withholding tax and information reporting with respect to cash and the fair market value of any other property deemed received in respect of accrued interest, market discount or distributions otherwise treated as interest.

C.    Information Reporting And Backup Withholding.

Certain payments, including the payments of Claims pursuant to the Plan, are generally subject to information reporting by the payor (the Debtors) to the IRS.  Moreover, such reportable payments are subject to backup withholding under certain circumstances.  Under the Code’s backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder:  (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

D.    Importance of Obtaining Professional Tax Assistance.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL.  THE ABOVE DISCUSSION IS FOR INFORMATIONL PURPOSES ONLY AND IS NOT TAX ADVICE.  THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INOCME AND OTHER TAX CONSEQUENCES OF THE PLAN.

IX.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Since the Debtors have no ongoing operations, the alternatives to the Plan are very limited and not likely to benefit creditors.  Although the Debtors could theoretically file a new Plan, the most likely result if the Plan is not confirmed and consummated is that the Chapter 11 Cases will be converted to cases under Chapter 7 of the Bankruptcy Code.  The Debtors believe that conversion of these Chapter 11 Cases to Chapter 7 would result in (i) significant delay in Distributions to all creditors who would have received a Distribution under the Plan and (ii) diminished recoveries for Holders of Class 4A, 4B and 4C Claims.

[Remainder of this page intentionally left blank.]

X.

CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will result in the greatest recoveries to Holders of Claims.  Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs.  The Debtors urge you to ACCEPT the Plan.

Dated: August 5, 2002	EBC I, INC.
formerly known as eToys, Inc.

	By:	/s/ Barry Gold
Name: Barry Gold
Title: President

EBC DISTRIBUTION, LLC
formerly known as eToys Distribution, LLC

	By:	EBC I, Inc.

		By:	/s/ Barry Gold
Name: Barry Gold
Title: President

eKIDS, INC.

	By:	/s/ Barry Gold
Name: Barry Gold
Title: President

PMJ CORPORATION

	By:	/s/ Barry Gold
Name: Barry Gold
Title: President

Counsel:

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/ Gregory W. Werkheiser
Robert J. Dehney (No. 3578) Gregory W. Werkheiser (No. 3553) Michael G. Busenkell (No. 3933) 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 (302) 658-9200

ATTORNEYS FOR DEBTORS AND DEBTORS-IN-POSSESSION

EXHIBIT A TO EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
ETOYS, INC., et al.,	)	Case Nos. 01-0706 (MFW)
	)	through 01-0709 (MFW)
Debtors.	)
)
)

FIRST AMENDED CONSOLIDATED LIQUIDATING PLAN

OF REORGANIZATION OF EBC I, INC., F/K/A ETOYS, INC., AND

ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

Dated: August 5, 2002

MORRIS, NICHOLS, ARSHT & TUNNELL
Robert J. Dehney (#3578) Gregory W. Werkheiser (#3553) Michael G. Busenkell (#3933) 1201 N. Market Street, P.O. Box 1347 Wilmington, Delaware 19899-1347

Attorneys to
Debtors and Debtors in Possession

PURSUANT TO SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE, NOTHING CONTAINED IN THIS PLAN SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THIS PLAN UNTIL SUCH TIME AS THE DEBTORS’ DISCLOSURE STATEMENT (AS DEFINED HEREIN) HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND DISTRIBUTED, WITH APPROPRIATE BALLOTS, TO ALL HOLDERS OF IMPAIRED CLAIMS AGAINST THE DEBTORS ENTITLED TO VOTE ON THE PLAN. THE DEBTORS RESERVE THE RIGHT TO FILE AMENDMENTS AND/OR MODIFICATIONS TO THE PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME UNTIL A DISCLOSURE STATEMENT AND PLAN PROPOSED BY THE DEBTORS IS APPROVED BY THE BANKRUPTCY COURT.  REFERENCE IS MADE TO SUCH DISCLOSURE STATEMENT FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION, THE DEBTORS’ HISTORY, BUSINESSES, PROPERTIES, RESULTS OF OPERATIONS AND A SUMMARY AND ANALYSIS OF THIS PLAN.  ALL CLAIMANTS AND EQUITY INTEREST HOLDERS ARE HEREBY ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THIS PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

THIS PLAN AND THE DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW.  PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTUAL, THREATENED OR POTENTIAL ACTIONS, THIS PLAN AND THE DISCLOSURE STATEMENT SHALL NOT BE DEEMED OR CONSTRUED AS AN ADMISSION, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

i

v

INTRODUCTION

These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court.  The Plan contemplates the substantive consolidation of the Debtors for voting and distribution purposes.  The Plan is proposed by the Debtors.  Reference is made to the Disclosure Statement for a discussion of, among other things, the Debtors’ history, businesses, historical financial information and properties, and for a summary and analysis of the Plan.  All creditors entitled to vote on the Plan should review the Disclosure Statement before voting to accept or reject the Plan. In addition, there are other agreements and documents which have been filed which are referenced in the Plan and/or the Disclosure Statement and which are available for review.  No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

Article I.

DEFINITIONS

The capitalized terms set forth below shall have the following meanings:

1.1.         Administrative Claim  means an unsecured Claim, other than a Fee claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services rendered); and (b) all fees and charges assessed against the estates pursuant to section 1930 of title 28 of the United States Code.

1.2.         Affiliate Debtor  means, individually or collectively, the following debtors and debtors-in-possession in Chapter 11 Case No. 01-0706 (MFW), pending in the Bankruptcy Court: EBC Distribution, LLC, f/k/a eToys Distribution, LLC, PMJ Corporation and eKids, Inc.

1.3.         Allowed Claim  means a Claim to the extent such Claim is:  (a) either:  (i) scheduled by a Debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated, zero, undetermined or disputed; or (ii) proof of which has been timely filed, or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or any applicable Final Orders of the Bankruptcy Court, or late filed with leave of court; and (b) either (i) not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and/or applicable orders of the Bankruptcy Court or (ii) that has otherwise been allowed by a Final Order or pursuant to this plan.  An allowed claim: (y) includes a previously disputed claim to the extent such disputed claim becomes allowed when the context so requires; and (z) shall be net of any valid setoff amount based on a valid offset right, which valid setoff amount shall be deemed to have been setoff in accordance with the provisions of this Plan.  Unless otherwise expressly provided herein, in the Confirmation Order or in another Final Order of the Bankruptcy Court, the term “Allowed

Claim” shall not, for the purposes of computation of Distributions under the Plan include interest accruing from and after the Petition Date.

1.4.         Allowed [Class Designation] Claim means an Allowed Claim in the specified Class.  For example, an Allowed Convenience Claim is an Allowed Claim in the Class designated herein as Class 3.

1.5.         Amended Certificate of Incorporation and By-Laws means the Reorganized Debtor’s certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by the Plan.

1.6.         Available Cash  means, as determined from time to time by the Plan Administrator, all unrestricted Cash of the Estates on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date; (c) amounts held in the Wind-Down Reserve or Litigation Reserve; (d) Net Proceeds of the Group A Litigation Claims and the Net Proceeds of the Group B Litigation Claims; and (e) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, Fee Claims and Convenience Claims.

1.7.         Ballot  means the ballot distributed to each eligible claimant by the Balloting Agent, on which ballot such claimant may, inter alia, vote for or against the Plan.

1.8.         Ballot Deadline  means the date and time set by the Bankruptcy Court by which the Balloting Agent must receive all Ballots.

1.9.         Balloting Agent  means the entity designated by the Bankruptcy Court to distribute, collect and tally Ballots from claimants.  Initially, the Balloting Agent is Bankruptcy Management Corporation.

1.10.       Bankruptcy Code  means title 11 of the United States Code, as now in effect or hereafter amended.

1.11.       Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware.

1.12.       Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court (including any applicable local rules of the United States Bankruptcy Court for the District of Delaware), as now in effect or hereafter amended.

1.13.       Business Day means any day except a Saturday, Sunday, or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

1.14.       Cash means cash and cash equivalents, including but not limited to bank deposits, checks, and other similar items.

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1.15.       Chapter 11 Case means the chapter 11 case of each Debtor pending before the Bankruptcy Court.

1.16.       Claim means a claim against a Debtor, whether or not asserted, known or unknown, as such term is defined in section 101(5) of the Bankruptcy Code.  Pursuant to Bankruptcy Rule 3003(c)(4), a proof of claim or interest filed in accordance with Bankruptcy Rule 3003 and any Final Order of the Bankruptcy Court supersedes any scheduling of that claim or interest on the Debtors’ respective Schedules of Assets and Liabilities pursuant to section 521(1) of the Bankruptcy Code.

1.17.       Claim Distribution Record Date means initially, the Confirmation Date, and subsequently, the last Business Day that is 30 days prior to any subsequent Distribution Date.

1.18.       Claims Objection Deadlinemeans the last day for filing objections to Claims and Interests, which day shall be the later of (a) one hundred eighty (180) days after the Effective Date or (b) sixty (60) days after the filing of a proof of claim for, or request for payment of, such Claim or Interest, or such other date as the Bankruptcy Court may order.

1.19.       Class means a group of Claims or Interests described in Articles II and IV of the Plan.

1.20.       Class [Class Designation] Reserve means a reserve established to pay Allowed Claims and a reserve for Disputed Claims in each Class in accordance with the funding priorities established pursuant to this Plan.

1.21.       Committee Member Matter means collectively or individually (a) any objection to any Claim filed by, for or on behalf any member (whether voting or ex officio) of the Creditors’ Committee or the PEDC, or any Insider of a member of the Creditors’ Committee or the PEDC and (b) any Litigation Claim against any member (whether voting or ex officio) of the Creditors’ Committee or the PEDC, or any Insider of a member (whether voting or ex officio) of the Creditors’ Committee or the PEDC.  For the purpose of this section 1.21 of the Plan, the term “insider” shall have the meaning ascribed to such term in section 101(31) of the Bankruptcy Code, except that the term “insider” as used here shall be used as if in each instance in section 101(31) of the Bankruptcy Code where the term “debtor” appears the term “member (whether voting or ex officio) of the Creditors’ Committee or member of the PEDC” appeared instead.

1.22.       Confirmation Date means the date the Bankruptcy Court enters the Confirmation Order on its docket.

1.23.       Confirmation Hearing means the hearing pursuant to which the Bankruptcy Court enters the Confirmation Order.

1.24.       Confirmation Order means the order of the Bankruptcy Court confirming the plan pursuant to section 1129 of the Bankruptcy Code.

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1.25.       Convenience Claim means a Claim that otherwise would be an Other Unsecured Claim that has a Face Value of (a) $50.00 or less or (b) more than $50.00 if the Holder has properly made the Convenience Class Election on a Ballot properly cast by the Ballot Deadline.

1.26.       Convenience Class Election means the election available to a Holder of one or more Other Unsecured Claim with aggregate Face Amounts in excess of $50.00 to have such Claim treated as a Convenience Claim provided the Holder of such Other Unsecured Claim(s) has agreed to reduce such Claim(s) for purposes of voting and Distributions under the Plan to a single Claim in an amount equal to or less than $50.00.   The Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the Holder’s Ballot; provided, however, that, if any Claim that is otherwise eligible for the Convenience Class Election is a Disputed Claim at the time of balloting, the Convenience Class Election may be made in a Final Order allowing such Claim.  Once a Convenience Class Election has been made with respect to a Claim, such election shall be irrevocable except with the written consent of the Debtors or the Plan Administrator.  Whether a Holder of a Claim has properly made a Convenience Class Election shall have no effect on whether such Claim is or may become a Disputed Claim or an Allowed Claim.

1.27.       Creditors’ Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Cases, as appointed by the United States Trustee and reconstituted from time to time.

1.28.       Debtors means, individually, eToys or any of the Affiliate Debtors and, collectively, all of eToys and the Affiliated Debtors.

1.29.       Disbursing Agent means the Plan Administrator or any third party designated by the Debtors or the Plan Administrator, with the consent (such consent not to be unreasonably withheld) of the Creditors’ Committee or the PEDC, as appropriate, to serve as disbursing agent under the Plan.

1.30.       Disbursing Agent Agreement means the certain written agreement, if any, pursuant to which the Disbursing Agent shall cause Distributions to be made pursuant to and in accordance with the Plan and perform other services set forth in the Disbursing Agent Agreement and the Plan.

1.31.       Disclosure Statement means the Disclosure Statement that relates to this Plan and is approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein).

1.32.       Disclosure Statement Order means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

1.33.       Disputed Claim means that portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim.  For the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety before the time that an objection has been or may be

4

filed if: (a) the amount or classification of the Claim specified in the relevant proof of claim exceeds the amount or is different from the classification of any corresponding Claim scheduled by the relevant Debtor in its Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the relevant Debtor has been scheduled as disputed, contingent or unliquidated; or (c) no corresponding Claim has been scheduled by the relevant Debtor in its Schedules of Assets and Liabilities.

1.34.       Disputed [Class Designation] Claim Reserve means the reserve established by the Plan Administrator to hold an amount of Cash equal to the aggregate amount which each Holder of a Disputed Claim in such Class would be entitled to receive if such Disputed Claim was then an Allowed Claim in the full amount asserted by such Holder, or based upon an estimation of such Disputed Claim pursuant to the Estimation Order, as the case may be.

1.35.       Distribution means the distribution in accordance with this Plan of Cash or other property, as the case may be.

1.36.       Distribution Address means the address set forth in the relevant proof of claim.  If no proof of claim is filed with respect to a particular Claim, such defined term means the address set forth in the relevant Debtor’s Schedules of Assets and Liabilities or register maintained for registered securities.

1.37.       Distribution Date means: (a) with respect to Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims and Convenience Claims, the date that is the later of (i) the Effective Date (or as soon thereafter as reasonably practicable) and (ii) the date (or as soon thereafter as is reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan; (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are allowed by Final Order of the Bankruptcy Court; (c) with respect to Senior Unsecured Claims, Note Claims and Other Unsecured Claims (subject to the priority scheme set forth in the Plan), (i) initially, as soon as reasonably practicable after the Effective Date, and (ii) subsequently, the first Business Day that is ninety (90) days after the immediately preceding Distribution Date for Classes 4A, 4B or 4C, or in the case of either this subsection (c)(i) or (c)(ii), such earlier or later date established by the Bankruptcy Court or designated by the Plan Administrator in his/her reasonable discretion (on notice to the Debtors or the Reorganized Debtor, as appropriate, and the Creditors’ Committee or the PEDC, as appropriate, only).  With respect to Secured Claims, occurrence of the Distribution Date shall be subject, if applicable, to Estates’ receipt of the Net Proceeds of the sale of the relevant collateral.

1.38.       Effective Date means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date all of the conditions set forth in Section 12.2 hereof have been satisfied or waived as set forth in Section 12.3 hereof, or such later date as may reasonably be agreed to by the Debtors and the Creditor’s Committee; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later date as may reasonably be agreed by the Debtors and the Creditor’s Committee) after the later of: (i) the date such stay is vacated or any appeal, rehearing, remand or petition for certiorari is resolved in a manner that does not reverse or materially modify the Confirmation Order; and (ii) the date each condition set forth in Section 12.2 hereof has been satisfied or waived as set forth in Section 12.3 hereof.

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1.39.       Estate means the relevant estate created in each of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

1.40.       Estimation Order  means an order or orders of the Bankruptcy Court estimating for voting, distribution and other proper purposes under the Bankruptcy Code (under section 502(c) of the Bankruptcy Code) the aggregate (and if applicable, individual) Face Amount of Disputed Claims, whether classified or unclassified under this Plan.  The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

1.41.       eToys means EBC I, Inc., formerly known as eToys, Inc.

1.42.       eToys Distribution means EBC Distribution, LLC, formerly known as eToys Distribution, LLC.

1.43.       Executory Contract Schedule means the schedule of executory contracts and unexpired leases designated by the Debtor for, as may be the case, assumption or assumption and assignment as of the Effective Date of the Plan, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code and Section 8.1 of this Plan, which shall be in substantially the form contained in the Plan Supplement.

1.44.       Face Amount means: (a) with respect to any Claim for which a proof of claim is filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; or (ii) any other amount set forth in an Estimation Order; or (b) with respect to any Claim scheduled in the relevant Debtor’s Schedules of Assets and Liabilities, but for which no proof of claim is filed, the amount of the Claim scheduled as undisputed, noncontingent and liquidated.

1.45.       Fee Claim means (a) a Claim of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330 or 331 of the Bankruptcy Code in connection with the Chapter 11 Cases, (b) a Claim of any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to sections 503(b)(3)(F) or 503(b)(4) of the Bankruptcy Code.

1.46.       Fee Order means the Bankruptcy Court’s “Order Under Sections 105(a) and 331 Of The Bankruptcy Code Establishing Procedures For Interim Compensation And Reimbursement Of Expenses For Professionals And Official Committee Members” dated March 7, 2001 (D.I. 8), in the Chapter 11 Cases, as may have been amended or supplemented from time to time.

1.47.       Final Order means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other

6

rules governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.48.       General Distribution Fund means the fund which shall be established on the Effective Date by the Plan Administrator and funded from time to time with Available Cash to pay (in the event any payments are to be made to holders of such Claims) Allowed Senior Unsecured Claims, Note Claims and Other Unsecured Claims pursuant to the provisions of the Plan.

1.49.       Gift Certificate Claim  means any Claim for redemption of a gift certificate issued from eToys’ web site on or before the Petition Date to the extent any portion of such gift certificate remained unused as of the Petition Date and has not been paid from a source other than the assets of the Debtors’ Estates.

1.50.       Gift Certificate Number means the unique fifteen digit alpha-number identification number by which eToys identified each gift certificate issued through its web site.

1.51.       Group A Distribution Fund means the fund which shall be established on the Effective Date by the Plan Administrator and funded from time to time with the Net Proceeds of the Group A Litigation Claims to pay (in the event any payments are to be made to holders of such Claims) Allowed Senior Unsecured Claims, Note Claims and Other Unsecured Claims pursuant to the provisions of the Plan.

1.52.       Group A Litigation Claims means any claim, right or cause of action (including, without limitation, any claim, right or cause of action accruing or incorporated under chapter 5 of the Bankruptcy Code), other than the Group B Litigation Claims, which may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise, other than any claim, right or cause of action which has been waived pursuant to the Plan, the Confirmation Order or another Bankruptcy Court order in the Chapter 11 Cases entered prior to the Effective Date.  As used in this Section 1.52, the term Debtor includes the Estate of any and all Debtors.

1.53.       Group B Distribution Fund means the fund which shall be established on the Effective Date by the Plan Administrator and funded from time to time with the Net Proceeds of the Group B Litigation Claims to pay (in the event any payments are to be made to holders of such Claims) Allowed Senior Unsecured Claims, Note Claims and Other Unsecured Claims pursuant to the provisions of the Plan.

1.54.       Group B Litigation Claim means (a) any claim, right or cause of action which has been or may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise against Goldman, Sachs & Co. arising out of or related to its underwriting of eToys’ initial public offering of common stock (the “IPO”), including, without limitation, the claims, rights and causes of action asserted by the Creditors’ Committee in the lawsuit captioned EBC I, Inc. f/k/a eToys, Inc., by the Official Committee of Unsecured Creditors of EBC I, Inc. against Goldman, Sachs & Co., Index No. 02661805, pending in the Supreme Court of the State of New York, County of New York and (b) any claim, right or cause

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of action which has been or may be asserted by or on behalf of a Debtor, whether known or unknown, in law, equity or otherwise relating to the IPO against any other entity which acted as an underwriter in connection with the IPO.  As used in this Section 1.54, the term Debtor includes the Estate of any and all Debtors.

1.55.       Holder means a Person holding an Interest or a Claim.

1.56.       Indenture means the Indenture, dated as of December 6, 1999 by eToys, Inc., as issuer, and U.S. Bank Trust N.A., as trustee, with respect to the Notes, as the same may have been amended as of the Petition Date.

1.57.       Indenture Trustee means U.S. Bank Trust National Association, as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

1.58.       Indenture Trustee Charging Lien  means any lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled, pursuant to the Indenture, against Distributions to be made to holders of Note Claims for payment of the unpaid reasonable compensation, fees, expenses, disbursements and indemnity claims, including without limitation, attorneys’ and agents’ fees, expenses and disbursements incurred, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan, by the Indenture Trustee under the Indenture.

1.59.       Indenture Trustee Prepetition Fees and Expenses means any Claim asserted by the Indenture Trustee for reimbursement of reasonable fees, expenses, disbursements and attorneys’ and agents’ fees incurred prior to the Petition Date by the Indenture Trustee in connection with services rendered under the Indenture.

1.60.       Insider shall have the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

1.61.       Insurance Claim means any Claim against a Debtor that the Debtors assert is payable, in whole or in part, under any Insurance Policy.

1.62.       Insurance Policy means any policy of insurance and any agreements relating thereto that may be available to provide coverage for Claims against a Debtor, including but not limited to statutorily mandated workers’ compensation programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtors for job-related injuries or job-related illnesses.

1.63.       Intercompany Claim means a Claim of any Debtor against another Debtor.

1.64.       Interest means an equity security, within the meaning of section 101(16) of the Bankruptcy Code, in a Debtor.  For purposes of voting and Distributions under the Plan, the defined term Interest shall include a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code and:  (a) arises from rescission of a purchase or sale of any Interest in a Debtor; (b) arises from damages resulting from the purchase or sale of any such security; or (c) is for reimbursement or contribution allowed under section

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502 of the Bankruptcy Code on account of a Claim of the type described in clause (a) or (b) of this sentence.

1.65.       Interest Distribution Record Date means the date that is fifteen (15) days after the Effective Date.

1.66.       Lien has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code (but a lien that has or may be avoided pursuant to any claim, right or cause of action accruing or incorporated under chapter 5 of the Bankruptcy Code shall not constitute a Lien).

1.67.       Litigation Claims means the Group A Litigation Claims and the Group B Litigation Claims.

1.68.       Litigation Reserve means the reserve in an amount to be determined by the Plan Administrator (excluding fees and costs incurred for pursuing and collecting the Group A Litigation Claims and the Group B Litigation Claims to the extent that such fees and claims are incurred on a contingency fee basis and deducted from the amount of gross recoveries on such claims) with the consent of the PEDC (such consent not to be unreasonably withheld), subject to increase in the discretion of the Plan Administrator, in consultation with the Creditors’ Committee or PEDC, as appropriate, to be established on the Effective Date by the Plan Administrator to fund the costs of pursuing the Group A Litigation Claims and the Group B Litigation Claims in accordance with this Plan.

1.69.       Net Proceeds means the Cash consideration received from the sale, Transfer, or collection of property of the Estates or the conversion of such property to Cash in some other manner as contemplated in this Plan, whether occurring prior to or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, Transfer, collection or conversion, including costs of curing defaults under executory contracts that are assigned, paying personal property or other taxes accruing in connection with such sale, Transfer or conversion or such property, brokerage fees and commissions, collection costs, reasonable attorneys’ fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims, or other purposes in connection with such sale, Transfer or collection; provided, however, that upon the release to the Debtors or the Plan Administrator of funds from such escrows or accounts, such funds shall become Net Proceeds of the relevant sale, Transfer or collection.

1.70.       Note Claim means the Claim of the Indenture Trustee under the Indenture or the Claim of any Holder of Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of such Notes.

1.71.       Notes means the 6.25% Convertible Subordinated Notes due December 1, 2004, under the Indenture.

1.72.       Old Common Stock of [Debtor] means the preconfirmation common stock of or other equity interest in a specified Debtor issued and outstanding or held in treasury as of the applicable record date.

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1.73.       Other Unsecured Claim means an Unsecured Claim, other than: (a) a Convenience Claim; (b) a Senior Unsecured Claim; or (c) a Note Claim.

1.74.       PEDC means the post-Effective Date committee of Unsecured Creditors which may be appointed by the Creditors’ Committee which shall have those duties and responsibilities described in the Plan, the Confirmation Order and the Plan Administrator Agreement.

1.75.       Person means any individual, corporation, partnership, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Creditors’ Committee, Interest Holders, Holders of Claims, current or former employees of any Debtor, or any other entity.

1.76.       Petition Date means March 7, 2001.

1.77.       Plan means this First Amended Consolidated Liquidating Plan of Reorganization, dated as of the date set forth on the first page hereof, for each of the Debtors, together with any amendments or modifications hereto as the Debtors may file hereafter in accordance with the terms of the Plan (such amendments or modifications only being effective if approved by order of the Bankruptcy Court to the extent such approval is necessary).

1.78.       Plan Administrator means the person selected by the Creditors’ Committee with the consent of the Debtors (such consent not to be unreasonably withheld) on or before five (5) Business Days prior to the commencement of the Confirmation Hearing, or such other date as may be fixed by the Bankruptcy Court, to supervise the process of liquidating the Debtors’ Assets and property and effecting Distributions in accordance with the provisions of the Plan, Plan Administrator Agreement and Confirmation Order.

1.79.       Plan Administrator Agreement means the Plan Administrator Agreement substantially in the form to be set forth in the Plan Supplement as it may be effect from time to time or may be amended upon Bankruptcy Court approval, after notice and an opportunity for a hearing.

1.80.       Plan Supplement means the form of documents specified in Section 13.8 of the Plan, which are incorporated herein by reference.

1.81.       Priority Non-Tax Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than:  (a) an Administrative Claim; (b) a Priority Tax Claim; and (c) a Fee Claim.

1.82.       Priority Tax Claim means a Claim for taxes entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.83.       Qualified Debtor Representative means: (a) any current or former partner, officer, director or employee of any Debtor if such party served in such capacity on or after the Petition Date, but specifically excluding (i) any Insider identified as a recipient of a Transfer from any Debtor in response to question 3.b. and/or question 21 on the respective Statements of Financial Affairs of any Debtor and (ii) any Person who is or was a party to an

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Indemnification Agreement with eToys dated on or about December 11, 2000 and/or named as a beneficiary under the Trust Agreement dated on or about December 15, 2000 by and among eToys, as Grantor, and U.S. Bank Trust National Association, as Trustee; (b) any current or former attorney, accountant, financial advisor or other professional of the Debtor retained pursuant to an order of the Bankruptcy Court (in such capacity), other than Collateral Logistics, Inc., and Goldman, Sachs & Co., if such party served in such capacity on or after the Petition Date; and (c) notwithstanding anything to the contrary in subsection (a) of this Section 1.83 of the Plan, David F. Gatto, Barry Gold, David Haddad, Peter Juzwiak, John Nutt and Jane Saccaro.

1.84.       Ratable, Ratably or Ratable Share means a number (expressed as a percentage) equal to the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of: (a) Allowed Claims plus (b) Disputed Claims (in their aggregate Face Amount) in such Class as of the date of determination.

1.85.       Released Party means: (a) the Plan Administrator, any current or former agent, representative, attorney, accountant, financial advisor or other professional of the Plan Administrator; (b) the Debtors or any Debtor; (c) any Qualified Debtor Representative; and (d) the Creditors’ Committee, any member of the Creditors’ Committee (solely in such capacity as a member of the Creditors’ Committee), and any current or former agent, representative, attorney, accountant, financial advisor or other professional retained by the Committee with Court approval.

1.86.       Reorganized Debtor means EBC I, Inc., formerly known as eToys, Inc., on or after the Effective Date.

1.87.       Residual Equity Assets means as determined from time to time by the Plan Administrator, any unrestricted Cash of the Estates on or after the Effective Date, after deduction of, without duplication: (a) amounts to be distributed to holders of Fee Claims; (b) actual and anticipated post-Petition Date expenses and liabilities of the Estates that have not been paid, including expenses which accrued prior to the Effective Date and expenses which accrue in connection with implementation of the Plan and the making of Distributions thereunder; (c) amounts held in the Wind-Down Reserve or Litigation Reserve; and (d) Cash to be distributed to or reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims, Fee Claims, Convenience Claims and Unsecured Claims.

1.88.       Schedule of Assets and Liabilities means, as amended, supplemented or modified, a Debtor’s schedule of assets and liabilities filed with the Bankruptcy Court pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code.

1.89.       Secured Claim means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the Holder’s interest in such property as of the relevant determination date.  The defined term Secured Claim includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against any of the Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code.  Such defined term shall

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not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

1.90.       Senior Unsecured Claim means any Unsecured Claim that constitutes “Senior Debt” as defined in Section 1.1 of the Indenture.

1.91.       Solicitation Procedures Order means the Order entered by the Clerk of the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

1.92.       Statement of Financial Affairs means, as amended, supplemented or modified, a Debtor’s statement of financial affairs filed with the Bankruptcy Court pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code.

1.93.       Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases as provided in Article VI of the Plan.

1.94.       Transfer  means any sale, assignment, lease, transfer, encumbrance, Lien, exchange, mortgage, pledge, hypothecation or other disposition, or the creation of a security interest, in whole or in part.

1.95.       Unclaimed Property means any Cash or other distributable property unclaimed on or after the Effective Date or the date that is ninety (90) days subsequent to the date of a Distribution in respect of an Allowed Claim.  Unclaimed Property shall include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Debtors or the Plan Administrator to locate such address which were commercially reasonable under the circumstances.  The Debtors’ efforts to make distributions the holders of Gift Certificate Claims in accordance with the procedures described in Section 11.3 hereof are deemed commercially reasonable.

1.96.       United States Trustee means the Office of the United States Trustee for the District of Delaware.

1.97.       Unsecured Claim means any Claim that is not: (a) an Administrative Claim; (b) a Priority Non-Tax Claim; (c) a Priority Tax Claim; (d) a Fee Claim; (e) a Secured Claim; (f) a Convenience Claim; (g) an Intercompany Claim; or (g) an Interest.

1.98.       Wind-down Budget means a budget acceptable to the Debtors and the Creditors’ Committee to be prepared by the Debtors and/or the Creditors’ Committee or their respective financial advisors, estimating the funds necessary to administer the Plan and wind-down the Debtors’ affairs, including, but not limited to, the costs of holding and liquidating Estate property, objecting to Claims, making the Distributions required by the Plan, paying cure amounts, if any, for contracts and leases on the Executory Contract Schedule, prosecuting

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Litigation Claims in accordance with the Plan, paying taxes, filing tax returns, paying professionals’ fees, providing for the purchase of errors and omissions insurance and/or other form of indemnification for the Plan Administrator, and other necessary and usual business expenses.

1.99.       Wind-down Reserve means the reserve to be established on the Effective Date by the Plan Administrator, in consultation with the Creditors’ Committee or the PEDC, as appropriate, in accordance with the terms of the Wind-Down Budget to fund the winding up of the affairs of the Debtors and administering the Plan.  After the Effective Date, the Wind-down Reserve shall be supplemented to extent necessary with Net Proceeds from the collection, sale, liquidation or other disposition of any non-Cash property of the Debtors existing or created on or created after the Effective Date, including Litigation Claims, to the extent such property has not otherwise been allocated pursuant to the terms of the Plan (e.g., in the case of Secured Claims).

Article II.

METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS
AND GENERAL PROVISIONS

2.1.         General Rules of Classification

A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. Notwithstanding anything to the contrary in this Plan, the Disclosure Statement or any Ballot, the Debtors, Reorganized Debtor, Plan Administrator, Creditors’ Committee and PEDC reserve their right at any time prior to the Claims Objection Deadline, after notice to any affected Claim Holder and opportunity for a hearing, to seek to reclassify any Claim from a Senior Unsecured Claim to an Unsecured Claim for the purpose of Distribution under this Plan.

2.2.         Holders of Claims Entitled To Vote

Each Holder of an Allowed Claim or the Holder of a Claim that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) in an impaired Class of Claims against the Debtors shall be entitled to vote separately to accept or reject the Plan as provided in the Solicitation Procedures Order.  Any unimpaired Class of Claims shall be deemed to have accepted the Plan.  Any Class of Claims or Interests that will not receive or retain any property on account of such Claims or Interests under the Plan shall be deemed to have rejected the Plan.

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2.3.         Administrative Claims, Priority Tax Claims and Fee Claims.

Administrative Claims, Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article III in accordance with section 1123(a)(1) of the Bankruptcy Code.  Priority Non-Tax Claims are classified in Class 1.

2.4.         Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, nothing herein shall affect the rights and defenses, both legal and equitable, of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, as the case may be, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

2.5.         Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 shall be deemed deleted from the Plan for purposes of voting on or rejection of the Plan, and for purposes of determining acceptances or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

2.6.         Bar Dates For Administrative Claims/General Unsecured Claims

(a)           With respect to Administrative Claims relating to the period from the Petition Date through October 30, 2001, except to the extent set forth in the Bankruptcy Court’s Order, dated October 1, 2001 (D.I. 696) (the “Administrative Claim Bar Date Order”), establishing a bar date for Administrative Claims, a Holder of such Administrative Claim must have filed a request for payment of such Claim by the applicable bar date of December 7, 2001 in order to be eligible to receive Distributions under the Plan on account of such Administrative Claim.

(b)           To be eligible to receive Distributions under the Plan on account of an Administrative Claim not subject to the Administrative Claim Bar Date Order, all requests for payment of such Administrative Claims (other than Fee Claims) incurred before the Effective Date and not subject to the Administrative Claim Bar Date Order must be filed with Bankruptcy Management Corporation (“BMC”), Attn:  eToys, Inc., Claims Processing Department, 1330 East Franklin Avenue, El Segundo, California  90245, so as to be received on or before 5:00 p.m. (Pacific Time) on the date that is the first Business Day after the date that is 20 days after the Effective Date.  Any Person that fails to file such a request for payment with BMC on or before such time shall be forever barred from asserting such Claim against any of the Debtors, the Estates or their property, such Claim shall be discharged and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

(c)           Any Person who has not heretofore received timely and proper notice of the bar date for filing general unsecured claims against the Debtors or any of them, and whose Claim has not previously been disallowed or fixed by prior Order of the Bankruptcy Court, shall

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have until confirmation of the Plan to file a proof of claim with BMC at the address set forth above.  This Plan and Disclosure Statement shall serve as notice of such supplemental claims bar date.  Any Person that fails to file such a proof of claim on or before such time and date shall be forever barred from asserting such Claim against any of the Debtors, the Estates or their property, such Claim shall be discharged, and the Holder thereof shall be enjoined from commencing, or continuing any action, employment of process or act to collect, offset or recover such Claim.

2.7.         Bar Date For Fee Claims

All proofs or applications for payment of Fee Claims must be filed with the Bankruptcy Court and served in accordance with the Fee Order by the date that is 45 days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter).  Any Person or entity that fails to file and serve such a proof of Claim or application on or before such date shall be forever barred from asserting such Claim against any of the Debtors or their property and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

Article III.

UNCLASSIFIED CLAIMS

3.1.         Administrative Claims

Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Administrative Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid 100% of the unpaid allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the Distribution Date.  Notwithstanding the immediately preceding sentence: (i) any Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases involving trade or vendor Claims, subject to compliance with any applicable bar date, shall be paid by the Debtors or Plan Administrator in the ordinary course in accordance with the terms and conditions of any agreements relating thereto; and (ii) Administrative Claims of the United States Trustee for fees pursuant to 28 U.S.C. § 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees.

3.2.         Priority Tax Claims

Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Priority Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash on or as soon as reasonably practicable after the Distribution Date; provided, however, that at the option of the Debtors or the Plan Administrator, as the case may be, the Reorganized Debtor may pay any Allowed Priority Tax Claim over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim as provided in Section 1129(a)(9)(C) of the Bankruptcy Code.  If the Debtors

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or the Plan Administrator elect this option as to any Allowed Priority Tax Claim, then the payment of such Allowed Priority Tax Claim shall be made in equal semiannual installments with the first installment due on the later of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Allowed Priority Tax Claim becomes a Final Order, and (iii) such other time as may be agreed to by the Holder of such Allowed Priority Tax Claim and the Debtors or the Plan Administrator, as the case may be.  Each installment shall include simple interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtor shall reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.  Any claim or demand for penalty relating to any Priority Tax Claim (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtor, the Plan Administrator or their respective property.

3.3.         Fee Claims

Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Fee Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Fee Claim shall receive 100% of the unpaid allowed amount of such Claim in Cash on or as soon as reasonably practicable after the Effective Date.

3.4.         Indenture Trustee Claims For Distribution Services

To the extent the Indenture Trustee provides services directly related to making Distributions pursuant to the Plan, the Indenture Trustee shall be entitled to receive from the Reorganized Debtor, without further notice, hearing or order of the Bankruptcy Court, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services.  These payments will be made on terms and in an amount agreed to among the Indenture Trustee, the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, but in all events shall not exceed in the aggregate $25,000 without application to and the approval of the Bankruptcy Court. The allowance and payment of reasonable compensation and reimbursement of expenses to the Indenture Trustee pursuant to this Section 3.4 of the Plan is without prejudice to (i) the right of the Indenture Trustee, pursuant a previously filed proof of Claim or request for payment, to seek allowance and payment of an Administrative Claim as reimbursement of the Indenture trustee’s reasonable fees, expenses, disbursements and attorneys’ and agents’ fees incurred in connection with services rendered by the Indenture Trustee under the Indenture during the period from the Petition Date through the Effective Date and (ii) any legal and equitable defenses, counterclaims, setoffs or recoupments of the Debtors or their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC in respect of such Claim.

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Article IV.

CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS

4.1.                 Summary

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claim	Status	Voting Rights
Class 1	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote
Class 2	Secured Claims	Unimpaired	Not Entitled to Vote
Class 3	Convenience Claims	Unimpaired	Not Entitled to Vote
Class 4A	Senior Unsecured Claims	Impaired	Entitled to Vote
Class 4B	Note Claims	Impaired	Entitled to Vote
Class 4C	Other Unsecured Claims	Impaired	Entitled to Vote
Class 5	Intercompany Claims	Impaired	Not Entitled to Vote
Class 6	Interests	Impaired	Not Entitled to Vote

4.2.                 Class 1 (Priority Non-Tax Claims)

4.3.                 Classification: Class 1 Shall Consist Of All Priority Non-Tax Claims.

4.3.1.       Treatment: Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Priority Non-Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Non-Tax Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

4.3.2.       Voting: Class 1 is an unimpaired class, and Holders of Class 1 Claims are not entitled to vote.

4.4.                 Class 2 (Secured Claims)

4.4.1.       Classification: Class 2 shall consist of all Secured Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

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4.4.2.       Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and Section 5.10 hereof, each Holder of an Allowed Secured Claim shall receive, at the option of the Debtors or the Plan Administrator, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Plan Administrator:  (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid allowed amount of such Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; or (c) such other treatment as shall be agreed to between the Holder of such Claim and the Debtors, the Plan Administrator, the Creditors’ Committee or the PEDC, as appropriate.  Such Distribution shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Plan Administrator of the proceeds of the sale of the relevant collateral).  Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien or other security interest in the relevant collateral shall be deemed released.  To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, such Secured Claim shall be deemed to have been (x) setoff only to the extent of the allowed amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtors or the Reorganized Debtor, and (y) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off.  If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Debtors and the turnover of any property of the Debtors held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Secured Claim.

4.4.3.       Voting: Class 2 is an unimpaired class, and Holders of Class 2 Claims are not entitled to vote.

4.5.                 Class 3 (Convenience Claims)

4.5.1.       Classification: Class 3 shall consist of all Convenience Claims.

4.5.2.       Treatment: Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 3 Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Class 3 Claim shall receive 100% of the unpaid allowed amount of such Allowed Class 3 Claim in Cash on or as soon as reasonably practicable after the Distribution Date.

4.5.3.       Voting: Class 3 is an unimpaired class, and Holders of Class 3 Claims are not entitled to vote.

4.6.                 Class 4A (Senior Unsecured Claims)

4.6.1.       Classification: Class 4A shall consist of all Senior Unsecured Claims.

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4.6.2.       Treatment: Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 4A Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each Holder of an Allowed Class 4A Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 hereof as such provisions apply to Senior Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 hereof as such provisions apply to Senior Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 hereof as such provisions apply to Senior Unsecured Claims.

4.6.3.       Voting: Class 4A is an impaired class, and Holders of Allowed Class 4A Claims are entitled to vote.

4.7.                 Class 4B (Note Claims)

4.7.1.       Classification: Class 4B shall consist of all Note Claims.

4.7.2.       Treatment: Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 4B Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each Holder of an Allowed Class 4B Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.17 hereof as such provisions apply to Note Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.18 hereof as such provisions apply to Note Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims, which Distributions shall be made in accordance with the priority and subordination provisions set forth in Section 5.19 hereof as such provisions apply to Note Claims.

4.7.3.       Voting: Class 4B is an impaired class, and Holders of Allowed Class 4B Claims are entitled to vote.

4.7.4.       Allowance.  The Note Claims shall be allowed as a single Claim in the name of the Indenture Trustee in the amount of $152,526,041.67 (inclusive of all principal, premium, if any, and interest accrued and unpaid as of the Petition Date), and

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any and all other Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of such Notes shall be disallowed for Distribution (but not voting) purposes.

4.8.                 Class 4C (Other Unsecured Claims)

4.8.1. Classification: Class 4C shall consist of all Other Unsecured Claims.

4.8.2.       Treatment: Subject to the terms of Section 5.10 hereof and unless (a) otherwise provided for herein or (b) the Holder of an Allowed Class 4C Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the initial Distribution Date and each periodic Distribution Date thereafter, each Holder of an Allowed Class 4C Claim shall receive on account of such Claim until paid in full: (i) its Ratable share of any Cash Distribution from the General Distribution Fund to Holders of Allowed Unsecured Claims; (ii) its Ratable share of any Cash Distribution from the Group A Distribution Fund to Holders of Allowed Unsecured Claims; and (iii) its Ratable share of any Cash Distribution from the Group B Distribution Fund to Holders of Allowed Unsecured Claims.

4.8.3.       Voting: Class 4C is an impaired class, and Holders of Allowed Class 4C Claims are entitled to vote.

4.8.4.       Allowance of Indenture Trustee Prepetition Fees and Expenses: The Indenture Trustee shall be deemed to have an Allowed Other Unsecured Claim on account of the Indenture Trustee Prepetition Fees and Expenses in an amount to be agreed to among the Indenture Trustee, the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be.  The allowance of the Indenture Trustee Prepetition Fees and Expenses pursuant to this Section 4.8.4. of the Plan is without prejudice to (i) the right of the Indenture Trustee, pursuant a previously filed proof of Claim or request for payment, to seek allowance and payment of an Administrative Claim as reimbursement of the Indenture trustee’s reasonable fees, expenses, disbursements and attorneys’ and agents’ fees incurred in connection with services rendered by the Indenture Trustee under the Indenture during the period from the Petition Date through the Effective Date and (ii) any legal and equitable defenses, counterclaims, setoffs or recoupments of the Debtors or their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC in respect of such Claim.

4.9.                 Class 5 (Intercompany Claims)

4.9.1.       Classification: Class 5 shall consist of all Intercompany Claims.

4.9.2.       Treatment: In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and holders of Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

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4.9.3.       Voting: Class 5 is an impaired Class and Holders of Interests in Class 5 shall be conclusively deemed to have rejected the Plan.

4.10.               Class 6 (Interests)

4.10.1.     Classification: Class 6 shall consist of all Interests in any Debtor.

4.10.2.     Treatment: No Holders of Interests shall receive any Distribution of any kind under the Plan on account of such Interests; provided, however, in the event that prior to the closing of the Chapter 11 Cases the Plan Administrator, in consultation with the PEDC, determines that Residual Equity Assets are available for Distribution to Holders of Interests, then, upon reasonable notice to the Holders of record of Interests as of the Interest Distribution Record Date, the United States Trustee and the PEDC, the Plan Administrator shall file a motion with the Bankruptcy Court requesting approval of procedures for making Distributions to the Holders of Interests as of the Interest Distribution Record Date.  All Interests in any of the Debtors shall be deemed canceled.

4.10.3.     Voting: Class 6 is an impaired Class and Holders of Interests in Class 6 shall be conclusively deemed to have rejected the Plan.

Article V.

IMPLEMENTATION

In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means of execution and implementation of the Plan.

5.1.                 The Reorganized Debtor

(a)           Continued Existence. The Reorganized Debtor shall continue in existence after the Effective Date to (i) complete the Transfer of the Debtors’ assets in such a manner as is reasonably likely to maximize the Distributions available for Holders of Allowed Claims, (ii) distribute the Proceeds from such Transfers in accordance with the provisions of the Plan, (iii) enforce and prosecute Litigation Claims, claims, defenses, interests, rights and privileges of the Debtors and their Estates and the Reorganized Debtor, (iv) reconcile Claims and resolving Disputed Claims, (v) administer the Plan, (vi) file appropriate tax returns and (vii) take such other action as may be necessary or appropriate to effectuate the Plan. As soon as reasonably practicable after the Effective Date, but subject to the completion of its other duties under the Plan, the Reorganized Debtor shall complete the Transfer of all of the Debtors’ assets and make Distributions of all of the Debtors’ assets in accordance with the terms of the Plan.

(b)           Discontinuation of Business, Liquidation and Dissolution of Reorganized Debtor.  Except as specifically provided in the Plan, the Reorganized Debtor intends to cease any remaining operations as soon as reasonably practicable after the Effective Date.  Upon the Distribution of all of the Debtors’ assets pursuant to this Plan and the filing by the Plan Administrator of a certification to that effect with the Bankruptcy Court, the Reorganized Debtor shall be dissolved for all purposes without the necessity for any other or further actions to be taken on behalf of such entities or payments to be made in connection

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therewith.  From and after such date of dissolution, the Reorganized Debtor (i) for all purposes shall be deemed to have dissolved and withdrawn its business operations from any state or country in which it was previously conducting, or is registered or licensed to conduct, its business operations, and shall not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal and (ii) shall not be liable in any manner to any taxing authority for franchise, business, capital, license or similar taxes accruing after such date.

5.2.                 Powers

(a)           Directors and Officers.  On the Effective Date, the authority, power and incumbency of the Persons then acting as directors, officers or managing members or partners of the Debtors shall be terminated, such directors, officers or managing members or partners shall be deemed to have resigned and such directors, officers and managing members or partners shall be released from any responsibilities, duties and obligations that arise on or after the Effective Date to the Debtors or their creditors under the Plan or applicable law.

(b)           Succession by Plan Administrator.  On the Effective Date, the Plan Administrator shall be appointed and shall succeed to such powers as would have been applicable to the Debtors’ general partners, limited partners, officers, directors and shareholders, and the Debtors shall be authorized to be (and, by the conclusion of the winding up of their affairs, shall be) dissolved.  All other property of the Estates not distributed to the Holders of Claims on the Effective Date including, without limitation, any moneys held in escrow or separate segregated accounts during the pendency of the Chapter 11 Cases, shall be managed by the Plan Administrator and shall be held in the name of Reorganized Debtor free and clear of all Claims against and Interests in the Debtors, except for the rights to Distribution afforded to Holders of Claims under the Plan.  The Plan Administrator shall make the remaining Distributions required under the Plan in accordance with the Plan’s terms.  After the Effective Date, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee and the PEDC shall have no liability to Holders of Claims or Interests other than as provided for in the Plan.  The Plan will be administered and actions will be taken in the name of the Reorganized Debtor through the Plan Administrator irrespective of whether any of the Debtors have been dissolved.

5.3.                 Plan Administrator

(a)           Appointment of Plan Administrator. The Creditors’ Committee, with the consent of the Debtors (such consent not to be unreasonably withheld), shall designate the Plan Administrator at least five (5) Business Days prior to the commencement of the Confirmation Hearing, or such other date as may be fixed by the Bankruptcy Court.   Appointment of the Plan Administrator shall be subject to the approval of the Bankruptcy Court pursuant to Order (which may be the Confirmation Order).  The salient terms of the Plan Administrator’s employment, including the Plan Administrator’s duties and compensation, to the extent not set forth in the Plan, or in the Plan Supplement, shall be set forth in the Order approving the appointment of the Plan Administrator (which may be the Confirmation Order) or attachments thereto.

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(b)           Execution of Plan Administrator Agreement.  On the Effective Date, the Plan Administrator and a duly authorized member of the Creditors’ Committee on behalf of the Debtors and their Estates shall execute the Plan Administrator Agreement.

(c)           Duties of Plan Administrator. In general, the Plan Administrator shall act for the Debtors in a fiduciary capacity as applicable to a board of directors, subject to the provisions hereof and of the Plan Administrator Agreement and the Confirmation Order.  The duties and powers of the Plan Administrator shall include the following, but in all cases shall be consistent with the terms of the Plan:

(i)            To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any general or limited partner, officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor and the dissolution of any Debtor;

(ii)           To maintain accounts, make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtors or the Plan Administrator, even in the event of the dissolution of the Debtors;

(iii)          Subject to the applicable provisions of the Plan, to collect and liquidate all assets of the Estates pursuant to the Plan and to administer the winding-up of the affairs of the Debtors;

(iv)          as to (x) any Claim (Disputed or otherwise) that is a Committee Member Matter and (y) any other Claim (Disputed or Otherwise) to which the PEDC has not objected after being requested by the Plan Administrator to do so pursuant to Section 9.1 hereof, to object to any such Claims (Disputed or otherwise), including, as discussed in Section 9.4 hereof, and to compromise or settle any Claims prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order;

(v)           To make decisions, without further Court approval but with the consent of the PEDC (such consent not be unreasonably withheld), regarding the retention or engagement of professionals, employees and consultants by the Plan Administrator and to pay, from the Wind-down Reserve and/or the Litigation Reserve, the fees and charges incurred by the Plan Administrator on or after the Effective Date for fees of professionals, disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan without application to the Bankruptcy Court, provided, however, that the Plan Administrator and the Debtors shall have no obligation to pay for professional fees, disbursements, expenses or any related

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support services incurred by the Creditors’ Committee subsequent to its dissolution on the Effective Date;

(vi)          To seek a determination of tax liability under section 505 of the Bankruptcy Code and to pay taxes, if any, related to the Debtors or the sale of non-Cash Assets of the Debtors;

(vii)         To take all other actions not inconsistent with the provisions of the Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan;

(viii)        To employ the Disbursing Agent (with the consent of the Creditors’ Committee) and to make or cause the Disbursing Agent to make all Distributions to Holders of Allowed Claims provided for or contemplated by the Plan;

(ix)           To invest Cash in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Plan Administrator;

(x)            To collect any accounts receivable or other claims of the Debtors or the Estates not otherwise disposed of pursuant to the Plan;

(xi)           To enter into any agreement or execute any document required by or consistent with the Plan and perform all of the Debtors’ obligations thereunder;

(xii)          With the consent of the PEDC (such consent not to be unreasonably withheld), to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice, any assets if it concludes that they are of no material benefit to the Estates;

(xiii)         As to (x) any Litigation Claim that is a Committee Member Matter or (y) any Litigation Claim that the PEDC has declined to prosecute after being requested by the Plan Administrator to do so pursuant to Section 10.2 hereof, to prosecute and/or settle such Litigation Claims and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Litigation Claims on behalf of the Debtors or the Reorganized Debtor, as appropriate, and pursue to settlement or judgment such actions;

(xiv)        If the PEDC determines, in the exercise of the PEDC’s discretion, that it has a disabling conflict of interest with respect to the settlement of Claims, the resolution or prosecution of Litigation Claims or any other matter, the Plan Administrator shall exercise the PEDC’s rights and authorities with respect to such matter;

(xv)         To purchase or create and carry or maintain all insurance policies and insurance coverage and pay all insurance premiums and costs it deems necessary or advisable;

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(xvi)        To implement and/or enforce all provisions of the Plan; and

(xvii)       To collect and liquidate all assets of the Estates pursuant to the Plan and administer the winding-up of the affairs of the Debtors including, but not limited to, causing the dissolution of each Debtor and closing the Chapter 11 Cases.

(d)           Indemnification of Plan Administrator.  The Plan Administrator shall be defended, held harmless and indemnified from time to time by the Debtors or the Reorganized Debtor, as the case may be, against any and all losses, Claims, costs, expenses and liabilities to which the Plan Administrator may be subject by reason of the Plan Administrator’s execution in good faith of his, hers or its duties; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the Plan Administrator, nor any Person employed or retained by the Plan Administrator for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of his, hers or its duties or material breach of this Plan.  Satisfaction of any obligation of the Estates arising pursuant to the terms of this Section shall be prior and superior to any other rights to receive a Distribution of the Assets of the Estates.

(e)           Resignation, Death or Removal of Plan Administrator.  The Plan Administrator may resign at any time upon thirty (30) days’ written notice in accordance with section 13.12 of the Plan, to the PEDC.  The PEDC, in the exercise of its reasonable discretion, may remove the Plan Administrator upon notice to parties-in-interest pursuant to section 13.12 hereof and in accordance with the Plan Administrator Agreement.  No right, claim or cause of action of the Estates or the Reorganized Debtor, as the case may be, shall be deemed waived, dismissed, lapsed or otherwise forfeited solely by reason of a vacancy in the Plan Administrator position.  If the position of Plan Administrator shall remain vacant for more than thirty (30) days after the Plan Administrator’s resignation or removal, any party-in-interest may seek to have the Court appoint a replacement Plan Administrator.  No successor Plan Administrator hereunder shall in any event have any liability or responsibility for the acts or omissions, if any, of his or her predecessors.  Every successor Plan Administrator appointed hereto shall execute, acknowledge and deliver to the Bankruptcy Court and the PEDC an instrument in writing accepting such appointment hereunder, and thereupon such successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.

5.4.                 Creditors’ Committee and Post-Effective Date Committee

(a)           Dissolution of the Creditors’ Committee. The Creditors’ Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date.  On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention and employment of the Creditors’ Committee’s attorneys, accountants and other agents shall terminate, except with respect to (i) all Fee Claims and (ii) any appeals of the Confirmation Order.  All expenses of Creditors’ Committee members and the fees and expenses of their professionals through the

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Effective Date shall be paid in accordance with the terms and conditions of the Fee Order and this Plan.  Counsel to the Creditors’ Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder upon the submission of invoices to the Plan Administrator.  On the Effective Date and simultaneous with the dissolution of the Creditors’ Committee, the PEDC, or if the PEDC has not been appointed the Plan Administrator, shall be deemed automatically substituted, without further notice or hearing, for the Creditors’ Committee in any adversary proceeding, contested matter or other action or proceeding wherever pending in which the Creditors’ Committee is a party interest.  No right, claim or cause of action shall be deemed waived, dismissed, lapsed or otherwise forfeited solely by reasons of the dissolution of the Creditors’ Committee.

(b)           Creation of the PEDC.  The Creditors’ Committee is authorized, in its sole discretion, to appoint and create the PEDC.  The PEDC shall consist of three (3) members of the Creditors’ Committee whose identities shall be disclosed to the Bankruptcy Court on or before the Confirmation Date.  If the Creditors’ Committee desires to create the PEDC, on or before the Confirmation Date, the Creditors’ Committee shall identify the initial members of the PEDC and upon the occurrence of the Effective Date the Creditors’ Committee shall cease to exist, and the PEDC shall be deemed created and the identified initial members appointed.  The PEDC may adopt such bylaws as it deems appropriate, provided that such bylaws do not conflict with the Plan, the Confirmation Order or the Plan Administrator Agreement.

In the event that a member of the PEDC resigns from its position on the PEDC, such member shall have the right to designate its successor on the PEDC, provided that any successor so designated must be a creditor of the Debtors’ Estates.  To the extent that a resigning member of the PEDC does not exercise its right to designate its successor on the PEDC within ten (10) days after such member’s resignation from the PEDC, the non-resigning members of the PEDC shall have the right to designate a successor to the resigning member of the PEDC.

In the event that there have been no PEDC members for a period of thirty (30) consecutive days, then (i) the Plan Administrator may, during such vacancy and thereafter, in its sole discretion, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a PEDC, (ii) all references to the PEDC’s ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void and (iii) any authority vested in the PEDC under the Plan, the Plan Administrator  Agreement or the Confirmation Order shall be transferred and vested in the Plan Administrator.

(c)           Reimbursement of PEDC Expenses.  Members of the PEDC shall not be entitled to compensation for serving as a member of the PEDC, but shall entitled to receive reimbursement of reasonable, actual and necessary expenses incurred by them in carrying out the purpose of the PEDC (excluding PEDC member counsel expenses).

(d)           Authority of PEDC.  The powers and authority of the PEDC shall be the following: (i) to make decisions, without further Court approval but with the consent of the Plan Administrator (such consent not be unreasonably withheld), regarding the retention or

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engagement of professionals, employees and consultants by the PEDC; (ii) to object to any Claims (Disputed or otherwise), other than a Committee Member Matter, including as described in Section 9.1, and to compromise or settle any Claims, other than a Claim that if objected to would be a Committee Member Matter, prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order; (iii) to prosecute and/or settle any Litigation Claims, other than any Committee Member Matter, and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Litigation Claims on behalf of the Debtors or the Reorganized Debtor, as appropriate, and pursue to settlement or judgment such actions; (iv) in accordance with  5.3(e) of the Plan, to appoint a successor Plan Administrator; (v) if the Plan Administrator determines, in the exercise of the Plan Administrator’s discretion, that he has a disabling conflict of interest with respect to the settlement of Claims, the resolution or prosecution of Litigation Claims or any other matter, the PEDC shall exercise the Plan Administrator’s rights and authorities with respect to such matter; and (vi) to review and comment upon any final accounting prepared by the Plan Administrator in respect of the Estates at least twenty (20) days prior to the Filing of such final accounting with the Bankruptcy Court.

(e)           Indemnification.  If the PEDC is created, except as otherwise set forth in this Plan, the members of the PEDC (solely with respect to each member of the PEDC’s conduct in furtherance of its, his or her duties as a member of the PEDC, and not with respect to the actions of such members as individual creditors) shall be defended, held harmless and indemnified from time to time by the Debtors or the Reorganized Debtor, as the case may be, against any and all losses, Claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party’s execution in good faith of their duties; provided, however, that the indemnification obligations arising pursuant to this Section shall indemnify neither the members of the PEDC, nor any Person employed or retained by the PEDC for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of their duties or material breach of this Plan.  Satisfaction of any obligation of the Estates arising pursuant to the terms of this Section shall be payable only from the assets of the Estates and such right to payment shall be prior and superior to any other rights to receive a Distribution of the Assets of the Estates.

5.5.                 Standing of Plan Administrator and PEDC

The Plan Administrator and the PEDC, pursuant to the terms of this Plan, the Confirmation Order and the Plan Administrator Agreement (as to the Plan Administrator), are authorized to investigate, prosecute and, if necessary, litigate any Litigation Claim on behalf of the Reorganized Debtor and the Estate(s) and shall have standing as an Estate representative to pursue any Litigation Claims and objections to Claims, whether initially filed by the Debtors, the Creditors’ Committee, the Reorganized Debtor or the Plan Administrator, and may assert any defenses that may otherwise have been asserted by a trustee under the Bankruptcy Code.  The Plan Administrator and the PEDC shall also be vested with all rights, powers and benefits afforded to a trustee under sections 704 and 1106 of the Bankruptcy Code.  Except as provided

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herein, no Asset of the Estates shall be deemed abandoned and no Litigation Claim shall be deemed released or compromised by or as a result of this Plan, its confirmation or its consummation or its treatment of any Claim or Creditor.  Further, except as expressly provided herein, no defense, setoff, counterclaim or right of recoupment of the trustee, the Debtors or their Estates shall be deemed waived or compromised.

5.6.                 Investments

All Cash held by the Plan Administrator shall be invested in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Plan Administrator.

5.7.                 Revesting of Assets

Pursuant to section 1141(b) of the Bankruptcy Code, except as otherwise provided in the Plan, property of the Estates and of the Debtors shall revest in the Reorganized Debtor on the Effective Date of the Plan.  From and after the Effective Date, the Reorganized Debtor may operate its business and use, acquire, and dispose of property without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the Bankruptcy Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  As of the Effective Date, all property of the Debtors and the Reorganized Debtor shall be free and clear of all Claims, Liens and interests, except as specifically provided in the Plan or in the Confirmation Order.

5.8.                 Exemption from Certain Transfer Taxes

(a)           Pursuant to section 1146(c) of the Bankruptcy Code:  (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other Lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan or the sale of any assets of the Debtors or the Plan Administrator, including any deeds, bills of sale or assignments executed in connection with the Plan or the Confirmation Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

(b)           Each of the asset sales entered into by the Debtors during the Chapter 11 Cases and approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code was a sale in contemplation of this Plan and, therefore, all such actions taken pursuant to such sales are entitled to the exemptions provided for under and to the fullest extent permitted by section 1146(c) of the Bankruptcy Code.

5.9.                 Asset Sales

All non-Cash assets of the Estates (other than collateral returned to the Holder of a Secured Claim pursuant to section 4.4 hereof) not previously disposed of shall be sold or otherwise liquidated or, if appropriate in the judgment of the Plan Administrator, in consultation with the PEDC, abandoned in any commercially reasonable manner, including to a charitable organization or organizations designated by the Plan Administrator, in consultation

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with the PEDC, in respect of assets of inconsequential value.  Subject to the provisions of 5.24 of the Plan, all other non-Cash assets of the Estates as of the Effective Date shall similarly be sold, liquidated or abandoned by the Plan Administrator in consultation with the PEDC.

5.10.               Setoffs

Except as otherwise provided in the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Plan Administrator (in consultation with the PEDC) or the PEDC (in consultation with the Plan Administrator) may, pursuant to applicable law (including section 553 of the Bankruptcy Code), offset against any Claim, including an administrative expense of the Debtors, before any Distribution is made on account of such Claim, any and all of the claims, rights and causes of action of any nature that the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee (as a representative of the Estates) or the PEDC (as a representative of the Estates) may hold against the Holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, nor any provision of this Plan shall constitute a waiver or release by the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC of any such claims, rights and causes of action that the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC may possess against such Holder.  To the extent the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC fail to set off against a creditor and seek to collect a claim from such creditor after a Distribution to such creditor pursuant to the Plan, the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, if successful in asserting such claim, shall be entitled to full recovery on the claim of such party or parties against such creditor.  The Plan Administrator or the PEDC may seek (but are not required to seek) Bankruptcy Court approval for any such setoff or, on a quarterly basis, for any such setoffs effected or proposed to be effected within such quarterly period.

5.11.               Compromise of Controversies

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, any Claims and controversies by and among all Holders of Senior Unsecured Claims, all Holders of Note Claims, the Indenture Trustee and the Debtors related to the construction and enforcement of Article Twelve of the Indenture and any Claim or controversy by or among such parties related to any alleged priority or subordination in respect to any Distributions received on account of such Senior Unsecured Claims and such Note Claims.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the

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Debtors, the Estates, creditors and other parties-in-interest, and are fair, equitable and within the range of reasonableness.

5.12.               Withdrawal of the Plan

The Debtors reserve the right, in the exercise of their reasonable discretion in consultation with the Creditors’ Committee, to revoke and withdraw or to modify the Plan at any time prior to the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date.  If the Debtors revoke or withdraw the Plan, (a) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtors or the Creditors’ Committee or to prejudice in any manner the rights of the Debtors, the Creditors’ Committee or any Person in any further proceeding involving the Debtors or the Creditors’ Committee and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and the Effective Date did not occur.

5.13.               Cramdown

With respect to Class 5 and Class 6, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.  If any other impaired Class(es) vote(s) to reject the Plan, the Debtors reserve their right to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to such Class(es) as well.

5.14.               Creation and Funding of Reserves

On the Effective Date, the Plan Administrator shall establish and use the assets of the Estates to fund the Wind-Down Reserve, Litigation Reserve, Disputed Claim Reserve and the minimum reserve required pursuant to this Plan.

5.15.               Wind-down Cost and Administrative/Priority Payment

On the Effective Date, or as soon thereafter as reasonably practicable, the Plan Administrator shall create the Wind-down Reserve and shall transfer an appropriate amount into such reserve from the assets of the Estates.  The Plan Administrator shall pay plan administration costs and costs of holding and liquidating any non-Cash property, including but not limited to taxes, insurance proceeds, rent, wages and professional fees, from the Wind-down Reserve.  To the extent the Plan Administrator, in consultation with the PEDC, determines that funds allocated to the Wind-down Reserve are insufficient to for such purposes, the Net Proceeds of the continuing liquidation of the Debtors’ Assets and any other Available Cash shall, to the extent necessary for such purposes, be allocated to the Wind-down Reserve.  After all costs associated with the Wind-down Reserve have been paid and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds, as applicable, in the Wind-down Reserve shall be designated Available Cash.

5.16.               Funding of the Plan

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5.16.1.     The Distributions to be made pursuant to the Plan and the Cash necessary to fund the Estates obligations will be available from funds realized in connection with past operations of the Debtors and their non-debtor affiliates, existing Cash assets of the Debtors, the liquidation of the non-Cash assets of the Debtors, and any release of funds from the Disputed Claim Reserve after the Effective Date.

5.16.2.     To the extent not otherwise provided for herein or ordered by the Bankruptcy Court, the Plan Administrator, in consultation with the PEDC, shall estimate appropriate reserves of Cash to be set aside in order to pay or reserve for the payment of actual expenses and liabilities of the Estates after the Effective Date and expenses which accrued prior to the Effective Date, including Fee Claims, Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims and Secured Claims.

5.16.3.     Notwithstanding any contrary provision contained herein, the Plan Administrator, in consultation with the PEDC, shall not be obligated to physically segregate and maintain separate accounts for reserves or for the General Distribution Fund, Group A Distribution Fund or the Group B Distribution Fund.  Separate reserves and funds may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Plan Administrator to determine Available Cash, reserves and amounts to be paid to parties in interest.

5.17.               General Distribution Fund

5.17.1.     Funding of General Distribution Fund. After all payments have been made or properly reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Fee Claims, Secured Claims and Convenience Claims and all costs associated with the Wind-down Reserve and Litigation Reserve have been paid, and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve and Litigation Reserve exceed the amounts necessary to pay the expenses for which such reserves have been established, the Available Cash at such point in time in excess of any minimum reserve established by the Bankruptcy Court or Plan Administrator shall be allocated to the General Distribution Fund and available for Distribution to the holders of Allowed Unsecured Claims, subject to the subordination and priority provisions set forth in Section 5.17.2 hereof.

5.17.2.     Allocation of Available Cash. Until such time as all Holders of Senior Unsecured Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any such Disputed Claims if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), fifty percent (50%) of any amounts from the General Distribution Fund that would otherwise be allocated for Ratable Distribution to Holders of Class 4B Claims shall be distributed on the Distribution Date to Holders of Class 4A Claims or reserved for Disputed Class 4A Claims, as appropriate. On and after the date that all holders of Class 4A Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has

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been reserved to pay the full amount of any Disputed Claims in Class 4A if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), any amounts from the General Distribution Fund that would be allocated to Class 4A after considering amounts that the Class 4A Reserve received from Class 4B shall be distributed on the next Distribution Date to holders of Class 4B Claims that have not waived their rights to receive payment therefrom.

5.18.               Group A Distribution Fund

5.18.1.     Funding of Group A Distribution Fund. After all payments have been made or properly reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Fee Claims, Secured Claims and Convenience Claims and all costs associated with the Wind-down Reserve and Litigation Reserve have been paid, and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve and Litigation Reserve exceed the amounts necessary to pay the expenses for which such reserves have been established, the Net Proceeds of the Group A Litigation Claims at such point in time in excess of any minimum reserve established by the Bankruptcy Court or Plan Administrator shall be allocated to the Group A Distribution Fund and available for Distribution to the holders of Allowed Unsecured Claims, subject to the subordination and priority provisions set forth in Section 5.18.2 hereof.

5.18.2.     Allocation of Net Proceeds of Group A Litigation Claims. Until such time as all Holders of Senior Unsecured Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any such Disputed Claims if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), one hundred percent (100%) of any amounts from the Group A Distribution Fund that would otherwise be allocated for Ratable Distribution to Holders of Class 4B Claims shall be distributed on the next Distribution Date to Holders of Class 4A Claims or reserved for Disputed Class 4A Claims, as appropriate.  On and after the date that all holders of Class 4A Claims have received the full amount of their Allowed Claims (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date) and an amount has been reserved to pay the full amount of any Disputed Claims in Class 4A if subsequently allowed (excluding any penalties and excluding any interest accruing on their Claims subsequent to the Petition Date), any amounts from the Group A Distribution Fund that would be allocated to Class 4A after considering amounts that the Class 4A Reserve received from Class 4B shall be distributed on the next Distribution Date to holders of Class 4B Claims that have not waived their rights to receive payment therefrom.

5.19.               Group B Distribution Fund

5.19.1.     Funding of Group B Distribution Fund. After all payments have been made or properly reserved for holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Fee Claims, Secured Claims and Convenience Claims

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and all costs associated with the Wind-down Reserve and Litigation Reserve have been paid, and/or upon the reasonable determination of the Plan Administrator, in consultation with the PEDC, that the funds in the Wind-down Reserve and Litigation Reserve exceed the amounts necessary to pay the expenses for which such reserves have been established, the Net Proceeds of the Group B Litigation Claims at such point in time in excess of any minimum reserve established by the Bankruptcy Court or Plan Administrator shall be allocated to the Group B Distribution Fund and available for Distribution to the holders of Allowed Unsecured Claims, subject to the subordination and priority provisions set forth in Section 5.19.2 hereof.

5.19.2.     Allocation of Net Proceeds of Group B Litigation Claims. The Net Proceeds of the Group B Litigation Claims shall be Ratably distributed to Holders of Allowed Class 4A Claims, Allowed Class 4B Claims and Allowed Class 4C Claims or reserved for Disputed Class 4A Claims, Disputed Class 4B Claims or Disputed Class 4C Claims, as appropriate.

5.20.               Employee Programs

On the Effective Date, to the extent not earlier terminated in accordance with their terms, all employee programs, including but not limited to any retirement plans or agreements and health benefits and disability plans shall be deemed terminated in accordance with their terms with no further action required by the Debtors, the Reorganized Debtor or the Plan Administrator, and to the extent that any such employee programs constitute distinct executory contracts with individual employees or otherwise, such contracts shall be deemed rejected in accordance with Section 8.1 hereof.  The Plan Administrator, in consultation with the PEDC, shall be authorized, but not required, to take any actions and make payment of the actual amount, if any, required to be contributed to or on account of an employee program to permit the termination of such programs and discharge all benefit liabilities to participants and beneficiaries of such programs.

5.21.               Retention of Actions and Defenses

All claims, rights, defenses, offsets, recoupments, causes of action, actions in equity, or otherwise, whether arising under the Bankruptcy Code or federal, state, or common law, which constitute property of the Estates within the meaning of section 541 of the Bankruptcy Code, as well as all claims, rights, defenses, offsets, recoupments, and causes of action arising under Chapter 5 of the Bankruptcy Code (including without limitation the Litigation Claims) with respect to the Debtors or their Estates, shall be and hereby are preserved.  Prosecution and settlement of such claims, rights, defenses and causes of action shall be the sole responsibility of the Plan Administrator and the PEDC, pursuant to this Plan, the Confirmation Order and the Plan Administrator Agreement (as to the Plan Administrator), and the Plan Administrator or the PEDC, as the case may be, shall pursue those claims, rights, defenses and causes of action, as appropriate, in accordance with their respective judgment, of what is in the best interests, and for the benefit of the Creditors and of the Estates.

5.22.               Preservation of Escrows

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Notwithstanding anything to the contrary in the Plan, to the extent any sale of non-Cash assets requires the Plan Administrator to escrow or otherwise retain any consideration received in the sale (for example, pending post-closing adjustments), no such escrowed or retained funds shall be distributed to Holders of Secured Claims as set forth in the Plan, until the Plan Administrator or the Debtors are contractually allowed to distribute such funds or the Bankruptcy Court otherwise authorizes such Distribution.

5.23.               Special Provisions Regarding Insurance Claims

Distributions under the Plan to each Holder of an Allowed Insurance Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insurance Claim is classified; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insurance Claim shall be limited to an amount equal to (a) the applicable deductible under the relevant Insurance Policy minus (b) any reimbursement obligation of the Debtors to the insurance carrier for sums expended by the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs).  Nothing in this Article V of the Plan shall constitute a waiver of any claim, right or cause of action the Debtors may hold against any Person, including the Debtors’ insurance carriers.  Nothing in the Plan, including any releases, shall diminish or impair the enforceability of any Insurance Policies or other policies of insurance that may cover Insurance Claims or other claims against the Debtors or any other Person.

5.24.               Non-Cash Property

Any non-Cash property of the Estates may be sold, transferred or abandoned by the Plan Administrator, with the consent of the PEDC (such consent not to be unreasonably withheld).  Notice of such sale, transfer or abandonment shall be provided to the Holders, if any, of Secured Claims holding Liens on such assets and to the PEDC.  Subject to the provisions hereof with regard to Distributions to any Holders of Secured Claims, the Net Proceeds of such sales shall be held by the Estates pending Distribution or used to fund the Estates’ obligations, as determined in the discretion of the Plan Administrator, acting in consultation with the PEDC.  If such property cannot, in the Plan Administrator’s judgment, after consultation with the PEDC, be sold in a commercially reasonable manner, the Plan Administrator shall have the right to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Plan Administrator, in consultation with the PEDC.  Except in the case of willful misconduct, no party in interest shall have a cause of action against the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or members thereof (solely in such members’ respective capacities as members of the Creditors’ Committee), the PEDC or members thereof (solely in such members’ respective capacities as members of the PEDC), or their respective directors, officers, employees, consultants or professionals, arising from or related to:  (a) the disposition of non-Cash property in accordance with this Section; or (b) the investment of amounts by the Plan Administrator.

5.25.               Closing of Chapter 11 Cases

When all Disputed Claims filed against the Debtors become Allowed Claims or have been disallowed or otherwise expunged and all of the Debtors’ remaining assets have been

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liquidated and converted into Cash and such Cash has been distributed in accordance with the terms of this Plan, or at such earlier time as the Plan Administrator, with the consent of the PEDC (such consent not to be unreasonably withheld), deems appropriate, the Plan Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules.

Article VI.

SUBSTANTIVE CONSOLIDATION

6.1.                 Substantive Consolidation

The Plan contemplates and is conditioned upon entry of the Substantive Consolidation Order, which shall effect the substantive consolidation of the Chapter 11 Cases into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan.  On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date:  (i) all Intercompany Claims by and among the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged (except for the purpose of determining which liabilities are “Senior Debt” under Section 1.1 of the Indenture); (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (vi) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vii) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors in the consolidated Chapter 11 Cases and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date; provided, however, that nothing in this Section 6.1 of the Plan (i) shall cause any Claim that, but for the substantive consolidation of the Estates, would not be “Senior Debt” as defined in Section 1.1 of the Indenture to be treated as a Senior Unsecured Claim under this Plan and (ii) shall cause any Claim that, but for the substantive consolidation of the  Estates, would be “Senior Debt” as defined in Section 1.1 of the Indenture to be excluded from treatment as a Senior Unsecured Claim under this Plan.

6.2.                 Order Granting Substantive Consolidation

Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, this Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases.  Unless an objection to substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before the Ballot Deadline, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court.  In the event

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any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

6.3.                 Merger of Subsidiaries into the Reorganized Debtor

On the Effective Date or as soon thereafter as is practicable, (a) each of the Affiliate Debtors shall be deemed merged with and into eToys and (b) the Chapter 11 Cases of the Affiliate Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the chapter 11 case of any Affiliate Debtor shall be brought or otherwise commenced in eToys’ Chapter 11 Case.

Article VII.

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

7.1.                 Surrender of Securities and Cancellation of Stock, Indenture and Other Instruments.

(a)           Surrender of Securities.  Each Holder of any Claim against or Interest in the Debtors shall surrender to the Plan Administrator any Note, instrument, document, certificate, subordinated note, agreement, certificated security or other item evidencing such Claim.  No Distribution hereunder shall be made to or on behalf of any Holder of a Claim or Interest unless and until such Holder surrenders such items to the Plan Administrator, or demonstrates the non-availability of such items to the satisfaction of the Plan Administrator, including requiring such Holder to post a lost instrument or other indemnity bond, among other things, to hold the Debtors, the Reorganized Debtor and the Plan Administrator harmless in respect of such instrument or other item described above and any Distributions made in respect thereof.  Any such Holder that fails to surrender such items described above or satisfactorily explain their non-availability to the Plan Administrator within 180 days of the Effective Date shall be deemed to have no further Claim against or Interest in the Debtors, the Reorganized Debtor, the Plan Administrator or their property in respect of such Claim or Interest and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such Holder shall be treated as Unclaimed Property.  Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim or Disputed Interest shall not be required to surrender such items until the time such Claim or Interest is allowed or disallowed.

(b)           Cancellation of Stock/Instruments.  All Old Common Stock of any of the Debtors, the Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of any of the Debtors shall be deemed canceled on the Effective Date.

(c)           Cancellation of Indenture.  To the extent that the Indenture is not an executory contract rejected pursuant to Section 8.1 hereof (which rejection shall not give rise to rejection damages or additional Claims by the Holders of the Notes or the Indenture Trustee), the rights and obligations of the Debtors, if any, under any indenture shall be deemed canceled pursuant to section 1123(a)(5)(F) of the Bankruptcy Code on the Effective Date, except to the extent that any provisions of the Indenture is expressly incorporated into the Plan or is expressly

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deemed in the Plan to survive defeasance or termination under the Indenture.  Notwithstanding the rejection or cancellation of the Indenture, such rejection or cancellation shall not impair the rights of the Holders of Notes Claims arising under or evidenced by any of the Indenture to receive Distributions on account of such Notes Claims under the Plan, subject to the Indenture Trustee’s Charging Lien. The Indenture shall continue in effect to the extent necessary to (a) allow the Indenture Trustee to make the Distributions to be made on account of Note Claims under the Plan and (b) permit the Indenture Trustee to maintain its Indenture Trustee Charging Lien against any Distributions received by the Indenture Trustee.

7.2.                 Releases and Exculpation

(a)           Satisfaction of Claims and Interests in any Debtor.  The treatment to be provided for respective Allowed Claims against or Interests in the Debtors pursuant to the Plan shall be in full satisfaction, settlement and release of such respective Claims and Interests.

(b)           Waiver of Claims.  As of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Confirmation Order or herein, all Persons who, directly or indirectly, have held, hold or may hold Claims against or Interests in the Debtors shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with the Debtors, the Reorganized Debtor, the Plan Administrator and with each of the Released Parties to waive, release and not to (a) sue, or otherwise seek any recovery from the Debtors, the Reorganized Debtor, Plan Administrator or any Released Party, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken from the Petition Date through the Effective Date arising out of the business or affairs of the Debtors, or (b) assert any Claim, obligation, right, cause of action or liability which any such Holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions or the occurrence taking place from the Petition Date through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan.

Additionally, as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in the Confirmation Order or herein, all Holders of Senior Unsecured Claims, all Holders of Note Claims and the Indenture Trustee shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with each other to waive, release and not to assert, sue, or otherwise seek any recovery from each other, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any claim, right or cause of action related to the construction and enforcement of Article Twelve of the Indenture or any alleged priority or subordination in respect of Distributions received on account of such Senior Unsecured Claims and such Note Claims.

(c)           Release of Liens and Perfection of Liens. Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (i) each Holder of (1) a Secured Claim, (2) a Claim that is purportedly secured and/or (3) a judgment, personal property or ad valorem tax, mechanics’ or similar lien

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Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been Scheduled or proof of such Claim has been Filed: (y) turn over and release to the Estates or the Plan Administrator, as the case may be, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Plan Administrator, be deemed released; and (z) execute such documents and instruments as the Plan Administrator requires to evidence such Claim Holder’s release of such property or lien, and if such Holder refuses to execute appropriate documents or instruments the Plan Administrator may, in his or her discretion, file a copy of the Confirmation Order which shall serve to release any Claim Holder’s rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert to the Debtors or the Estates, free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

Without limiting the automatic release provisions of the immediately preceding paragraph: (i) no Distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors, the Estates, the Reorganized Debtor or the Plan Administrator (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) such Holder that fails to execute and deliver such release of liens within one hundred and eighty (180) days after the Effective Date shall be deemed to have no Claim against the Debtors or the Estates or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder.

Notwithstanding the foregoing, nothing in this Section 7.2(c) of the Plan, shall effect the validity or enforceability of the Indenture Trustee Charging Lien as against Distributions delivered into the possession, custody or control of the Indenture Trustee.

(d)           Debtors’ Releases.  Each Debtor hereby waives, releases and discharges all Released Parties from any claim (as such term “claim” is defined in section 101(5) of the Bankruptcy Code) arising from the Petition Date through the Effective Date related to such party’s acts or omissions to act (including, but not limited to, any claims arising out of any alleged fiduciary or other duty) as an officer, director, employee, agent, representative, attorney, accountant, financial advisor or other professional of each relevant Debtor or affiliate thereof, in that capacity.  Any such release shall additionally act as an injunction against any Holder of a Claim against or Interest in any Debtor from commencing or continuing any action, employment of process or act to collect, offset or recover any claim that is so released.

(e)           Injunction.  The Confirmation Order shall provide, among other things, that all Persons who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan):  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner

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or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Plan Administrator or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan.

Additionally, the Confirmation Order shall provide, among other things, that all Holders of Senior Unsecured Claim, all Holders of Note Claims and the Indenture Trustee are, with respect to such Senior Unsecured Claims and such Note Claims, permanently enjoined from and after the Confirmation Date from commencing or prosecuting any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities related to the construction and enforcement of Article Twelve of the Indenture or any alleged priority or subordination in respect of Distributions made on account of such Senior Unsecured Claims and Note Claims.

(f)            Term of Bankruptcy Injunction or Stays.  All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates has been distributed and the Reorganized Debtor has been dissolved.

(g)           Indemnification.  Notwithstanding anything to the contrary in this Plan, the obligation to indemnify the Qualified Debtor Representatives with respect to all present and future actions, suits and proceedings against such indemnified Persons, based upon any act or omission related to service with, for or on behalf of the Debtors at any time during the period from the Petition Date through the Effective Date, in all cases net of applicable insurance proceeds, other than acts constituting willful misconduct or gross negligence shall continue after the Effective Date; provided, however, that unless otherwise ordered by the Bankruptcy Court (which order may be entered at any time) no entity shall be required to reserve for any such obligations and such obligations shall be terminated and discharged upon the closing of these Cases.

(h)           Exculpation.  The Released Parties (in their capacity as such, and specifically excluding any member of the Creditors’ Committee as a vendor of, or in similar relationship or capacity to, the Debtors) and any property of or professionals retained by such parties, or direct or indirect predecessor in interest to any of the foregoing Persons, shall not have or incur any liability to any Person for any act taken or omission occurring on or after the Petition Date in connection with or related to the Debtors, the Plan Administrator or the Chapter 11 Cases, including but not limited to (i) formulating, preparing, disseminating, implementing, confirming, consummating or administrating the Plan (including soliciting acceptances or rejections thereof); (ii) the Disclosure Statement or any contract, instrument, release or other agreement or document entered into or any action taken or omitted to be taken in connection with the Plan; or (iii) any Distributions made pursuant to the Plan, except for acts constituting

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willful misconduct or gross negligence, and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Article VIII.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1.                                                    Assumption or Rejection of Executory Contracts and Unexpired Leases

(a)           On the Effective Date, all executory contracts and unexpired leases of the Estates shall be rejected by the Debtors pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except:  (i) any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order, provided, however, that upon denial or withdrawal of any such motion, such executory contract or unexpired lease shall automatically be rejected as if rejected hereunder as of the Effective Date; (ii) any executory contract or unexpired lease assumed or assumed and assigned by order of the Bankruptcy Court entered before the Confirmation Date and not subsequently rejected pursuant to an order of the Bankruptcy Court; (iii) any executory contract or unexpired lease listed on the Executory Contract Schedule; and (iv) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an executory contract or lease that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within 30 days of any such determination.  Subject to this Section 8.1 and Section 8.2 below, the Confirmation Order shall constitute an Order of the Bankruptcy Court approving the assumption, assumption and assignment or rejection, as applicable, of any contract or lease assumed, assumed and assigned or rejected pursuant to this Plan.  Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date.

(b)           Subject to subsection (a) above, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption, assumption and assignment and/or rejection, as appropriate, of executory contracts and unexpired leases the assumption, assumption and assignment or rejection of which is provided for in Section 8.1(a) hereof pursuant to section 365 and 1123 of the Bankruptcy Code and such assumption, assumption and assignment or rejection shall be deemed effective as of the Effective Date.

(c)           On the Confirmation Date, and subject to the occurrence of the Effective Date, the executory contracts and unexpired leases, if any, listed on the Executory Contract Schedule shall be deemed assumed pursuant and subject to section 365 of the Bankruptcy Code and this Article VIII hereof.  If a party to an executory contract or unexpired lease disagrees with the cure amount stated or opposes the assumption of the contract or unexpired lease on any basis, such party must file with the Bankruptcy Court and serve an objection on the Debtors and the Creditors’ Committee at least three (3) Business Days’ prior to the Confirmation Hearing.  All

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such objections shall be determined at the Confirmation Hearing or on such other date designated by the Bankruptcy Court.  THE FAILURE TO TIMELY FILE AND SERVE SUCH AN OBJECTION SHALL CONSTITUTE A WAIVER OF ANY OBJECTION TO SUCH ASSUMPTION OR THE CURE AMOUNT, AND THE WAIVING PARTY, ITS SUCCESSORS AND ASSIGNS, SHALL BE FOREVER BARRED FROM CONTESTING SUCH ASSUMPTION OR ASSERTING A CLAIM FOR AN ADDITIONAL AMOUNT AGAINST THE DEBTORS, THE ESTATES OR THE PLAN ADMINISTRATOR, OR THEIR SUCCESSORS OR ASSIGNS.

(d)           The fact that any contract or lease is listed on the Executory Contract Schedule shall not constitute or be construed to constitute an admission that such contract or lease is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that the Debtors or any successor in interest to the Debtors has any liability thereunder.

8.2.                 Bar Date for Rejection Damages

If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4C; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtor, the Plan Administrator, their successors or properties, unless a proof of such Claim is filed and served on the Plan Administrator within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order.

Article IX.

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS

9.1.                 Objection Deadline; Authority to Object

No later than the Claims Objection Deadline (unless extended by order of the Bankruptcy Court), the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, as the case may be, shall file objections to Claims and Interests with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made.  Nothing contained herein, however, shall limit the ability of the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, as appropriate, to object to Claims and Interests, if any, filed or amended after the Claims Objection Deadline.  Subject to the limitations set forth in the Plan Administrator Agreement and as expressly provided in this Plan, the Plan Administrator and the PEDC shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature and/or amount thereof.

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Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, from and after the Effective Date the PEDC shall have the exclusive right to file objections to Claims and Interests, excluding any Committee Member Matter.  As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, the Plan Administrator shall have the exclusive right to file objections to any such Claims or Interests.  The Plan Administrator may request that the PEDC file objections to Claims and Interests, in which event, within thirty (30) days from and after any such request, the PEDC shall file such requested objection, or shall decline in writing to the Plan Administrator.  In the event that the Committee declines or fails to file the requested objection, the Plan Administrator shall have the right to file the objection.  Nothing in this Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, to reach a different agreement as between them in respect of the allocation of authority and responsibility for objecting to any Claims and Interests.

Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, or ordered by the Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors’ Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the Other at least seven (7) business days before filing any objection to any Claim or Interest; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any objection to any Claim or Interest; provided, however, that nothing in this Section 9.1 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated objection to any Claim or Interest directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that nothing in this Section 9.1 of the Plan shall constitute a waiver or deemed to waive any requirement contained within this Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Sections 9.4 and 10.3 of this Plan.

9.2.                 Estimation of Claims

Subject to the allocation of authority and responsibility provided for in this Article IX of the Plan, the Plan Administrator or the PEDC, as appropriate, may, at any time, request that the Bankruptcy Court estimate, pursuant to section 502(c) of the Bankruptcy Code, any Claim that is contingent or unliquidated, regardless of whether a Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount of such estimation will constitute either the allowed amount of

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such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator or PEDC, as appropriate, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Claims may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

9.3.                 Amendments to Claims

A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors, in consultation with the Creditors’ Committee, and the Holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law.  After the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the amount or priority.  Unless otherwise provided herein, any new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC, unless the Claim Holder has obtained prior Court authorization for the filing.

9.4.                 Authority to Settle Disputed Claims

From and after the Effective Date, the PEDC and the Plan Administrator shall be authorized with respect to those Claims or Interests which are not Allowed hereunder or by Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromise and settlement of claims:

(a)           If the proposed amount at which the Disputed Claim to be allowed is less than or equal to $1,000,000, the PEDC or the Plan Administrator, as appropriate, shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon (i) the Plan Administrator or PEDC’s receipt of the consent (such consent not to be unreasonably withheld) of the of the PEDC in the case of a settlement by the Plan Administrator or the consent of the Plan Administrator in the case of a settlement by the PEDC or (ii) or Court approval of such settlement; and

(b)           If the proposed amount at which the Disputed Claim is to be allowed is greater than $1 million, the PEDC or the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement.

Nothing in this Section 9.4 of the Plan is intended to or shall be deemed to alter or amend the allocation of authority between the Plan Administrator, as the entity primarily responsible for the investigation, prosecution and resolution of all Committee Member Matters,

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and the PEDC, as the entity primarily responsible for the investigation, prosecution and resolution of all other objections to Claims or Litigation Claims.

Article X.

DEBTORS’ CAUSES OF ACTION

10.1.               Litigation Claims Generally

(a)           All Litigation Claims shall remain property of the Debtors or the Reorganized Debtor, as the case may be, and may be prosecuted, settled or abandoned by the Plan Administrator or the PEDC, subject to the terms and conditions of this Plan, the Confirmation Order, the Plan Administrator Agreement and any Final Order of the Bankruptcy Court, after the Effective Date.  Notwithstanding anything to the contrary herein, no Distribution shall be made to the Holder of any Claim, including by way of setoff or recoupment by such claimant, if the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC have taken action to recover, or given notice to the applicable party of intent to take such action, on a Litigation Claim against the Holder of such Claim (or the direct or indirect transferor of such Holder), until such Litigation Claim is resolved by Final Order.

(b)           The fees and costs of pursuing the Litigation Claims (exclusive of contingency fees and other costs that may be paid to professionals directly out of recoveries on Litigation Claims) shall be funded with Cash from the Litigation Reserve or Available Cash in an amount to be determined by the Plan Administrator with the Consent of the PEDC (such consent not to be unreasonably withheld). To the extent the Plan Administrator, in consultation with the PEDC, determines that funds allocated to the Litigation Reserve are insufficient to for such purposes, the Net Proceeds of the continuing liquidation of the Debtors’ Assets and any other Available Cash shall, to the extent necessary for such purposes, be allocated to the Litigation Reserve.

10.2.               Authority To Prosecute Litigation Claims

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, from and after the Effective Date the PEDC shall have the exclusive right to prosecute any Litigation Claims, excluding any Committee Member Matters. As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, the Plan Administrator shall have the exclusive right to prosecute any such Litigation Claim. The Plan Administrator may request that the PEDC prosecute any Litigation Claim, in which event, within thirty (30) days from and after any such request, the PEDC shall commence a proceeding with respect to such Litigation Claim, or shall decline in writing to the Plan Administrator.  In the event that the Committee declines or fails to commence the requested proceeding, the Plan Administrator shall have the right to commence and prosecute the Litigation Claim.  Nothing in this Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, to reach a different agreement as

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between them in respect of the allocation of responsibility for the prosecution of Litigation Claims.

Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors’ Committee or the PEDC, as the case may be, or ordered by the Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors’ Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the Other at least seven (7) business days before commencing a proceeding with respect to any Litigation Claim; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any Litigation Claim; provided, however, that nothing in this Section 10.2 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated Litigation Claim directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that nothing in this Section 10.2 of the Plan shall constitute a waiver or deemed to waive any requirement contained within this Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Sections 9.4 and 10.3 of this Plan.

10.3.               Authority To Settle Litigation

From and after the Effective Date, the PEDC and the Plan Administrator shall be authorized with respect to any Litigation Claims, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle such Litigation Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromise and settlement of such Litigation Claims:

(a)           If (i) the total amount in controversy in connection with a Litigation Claim to be settled is less than $500,000 (i.e. the total amount the PEDC or Plan Administrator seeks to recover on behalf of the estate, exclusive of costs, attorneys’ fees, expenses and punitive damages, is less than $500,000), (ii) a proceeding has been commenced with respect to such Litigation Claim in any Court and (iii) the proposed settlement of the Litigation Claim involves solely the payment in Cash to the Reorganized Debtor of an amount not less than fifty percent (50%) of the total amount in controversy in connection with such Litigation Claim, then the PEDC or Plan Administrator, as the case may be, shall be authorized and empowered to settle the Litigation Claim and execute necessary documents, including a stipulation of settlement or release, upon (x) the Plan Administrator or PEDC’s receipt of the consent (such consent not to be unreasonably withheld) of the of the PEDC in the case of a settlement by the Plan Administrator or the consent of the Plan Administrator in the case of a settlement by the PEDC or (y) Court approval of such settlement; and

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(b)           if the settlement of a Litigation Claim at issue is not one that complies with the requirements of the foregoing Section 10.3(a), then the PEDC or the Plan Administrator, as the case may be, may settle such Litigation with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

Article XI.

DISTRIBUTIONS

11.1.               No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

11.2.               No Recourse

Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash in the relevant fund or reserve to provide a recovery equal to that received by other Holders of Allowed Claims in the relevant Class, no Claim Holder shall have recourse to the Debtors, the Reorganized Debtor, the Plan Administrator, the Disbursing Agent, the Creditors’ Committee or any member thereof (as to such Creditors’ Committee members, solely in their capacity as members of the Creditors’ Committee), the PEDC or any member thereof (as to such PEDC members, solely in their capacity as members of the PEDC) or any of their respective professionals, or their successors or assigns, or the Holder of any other Claim, or any of their respective property.  However, nothing in the Plan shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code.  THUS, THE BANKRUPTCY COURT’S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

11.3.               Transmittal of Distributions and Notices

(a)           Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Person at the address indicated on any notice of appearance filed by that Person or his authorized agent prior to the Effective Date.  Except as otherwise provided in this Section 11.3 of the Plan, if no notice of appearance has been filed, notice shall be sent to the address indicated on a properly filed proof of Claim or, absent such a proof of Claim, the address set forth in the relevant Schedule of Assets and Liabilities for that Person.  Property distributed in accordance with this Section shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

(b)           A Holder of a Claim or Interest may designate a different address for notices and Distributions by notifying the Debtors or the Plan Administrator of that address in

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writing.  Any change of address of a party entitled to receive Distributions hereunder must be provided to the Plan Administrator by registered mail in order to be effective.  Such notification shall be effective upon receipt.

(c)           With respect to the Holders of Gift Certificate Claims that have not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder’s Distribution Address and the Gift Certificate Number that corresponds to such Holder’s Gift Certificate Claim, the following procedures shall apply:

(i)            Within ten (10) Business Days’ after the Effective Date, the Plan Administrator shall cause an e-mail notice (the “Gift Certificate Distribution Notice”) to be electronically transmitted to each known Holder of a Gift Certificate Claim at the last known e-mail address for such Holder. The Gift Certificate Distribution Notice shall conspicuously state that in order to be eligible to receive a Distribution under the Plan, each Holder of a Gift Certificate Claim that has not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder’s Distribution Address and the Gift Certificate Number that corresponds to such Holder’s Gift Certificate Claim, must supply such information to the Disbursing Agent in writing or by other means acceptable to the Plan Administrator, in the Plan Administrator’s sole discretion, by the date that is no later than thirty (30) days of the date of service by email of the Gift Certificate Notice (the “Gift Certificate Distribution Information Deadline”).

(ii)           Any Holder of a Gift Certificate Claim that has not prior to the Effective Date of the Plan properly filed a proof of claim or properly completed and returned a Ballot to the Balloting Agent identifying such Holder’s Distribution Address and the Gift Certificate Number that corresponds to such Holder’s Gift Certificate Claim and who fails to supply the Disbursing Agent with such information in writing or by other means acceptable to the Plan Administrator, in the Plan Administrator’s sole discretion, on or before the Gift Certificate Information Deadline shall forfeit any right to receive a Distribution on account of such Claim.  Furthermore, any Holder of a Gift Certificate Claim that fails to comply with these procedures shall be forever barred from asserting such Gift Certificate Claim against any of the Debtors, the Reorganized Debtor, the Plan Administrator, the Estates or their property, such Gift Certificate Claim shall be discharged, and the Holder thereof shall be enjoined from commencing, or continuing any action, employment of process or act to collect, offset or recover such Gift Certificate Claim.

11.4.               Unclaimed Property

If any Distribution remains unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the Holder entitled thereto, such Unclaimed Property shall be forfeited by such Holder, whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably revest in the Reorganized Debtor, the Holder of the Allowed Claim previously entitled to such Unclaimed Property shall cease to be entitled thereto, and such property shall be retained by the Plan

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Administrator or deposited in the General Distribution Fund, the Group A Distribution Fund or the Group B Distribution Fund, as appropriate.  A Claim shall not escheat to any federal, state or local government or other entity by reason of the failure of its Holder to claim a Distribution in respect of such Claim.

11.5.               Withholding Taxes and Expenses of Distribution

Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder.  All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.  In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.

11.6.               Distributions to Holders of Notes

Any individual proof of Claim for payment of any principal, premium, if any, and interest owing and unpaid in respect of the Notes filed by the Holder of a Note Claim with respect to which Note Claim a proof of Claim has been deemed filed or filed by the Indenture Trustee, shall be disallowed for Distribution (but not voting) purposes.  Instead, one Note Claim shall be allowed in the name of the Indenture Trustee in the amount of $152,526,041.67, inclusive of all principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of the Notes.  The Indenture Trustee shall be deemed to be the sole Holder of all Allowed Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of the Notes issued under the Indenture.  Accordingly, any Distributions provided for in the Plan on account of Allowed Note Claims shall be made to the Indenture Trustee, which Distributions (subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the Distributions) the Indenture Trustee shall promptly transmit to the Holders of the Notes in accordance with terms and provisions of the Plan and the Indenture (as modified by the Plan).

11.7.               Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

11.8.               Disputed Payment

If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, the Disbursing Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by Court order or by written agreement among the interested parties to such dispute.

11.9.               Distribution Record Dates

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(a)           Claim Distribution Record Date.  As of the close of business on the Claim Distribution Record Date, the various transfer registers for each of the Classes of Claims as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims.  The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and the Disbursing Agent shall have no obligation to recognize any transfer of the Claims occurring on or after the Claim Distribution Record Date unless notice of the transfer of such Claim, in form and substance satisfactory to the Debtors or the Plan Administrator, as appropriate, shall have been received by the Debtors or the Plan Administrator, as appropriate, prior to the following Claim Distribution Record Date.  The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and the Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Claims Distribution Record Date, to the extent applicable.

(b)           Interest Distribution Record Date. As of the close of business on the Interest Distribution Record Date, the various transfer registers for the Class of Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Interests.  The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and the Disbursing Agent shall have no obligation to recognize any transfer of Interests occurring on or after the Claim Distribution.  The Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee, the PEDC and the Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Interest Distribution Record Date, to the extent applicable.

11.10.             Interest on Claims

Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, interest, fees, costs and other charges accruing or incurred on or after the Petition Date shall not be paid on any Claims, and no Holder of a Claim shall be entitled to interest, fees, costs or other charges accruing or incurred on or after the Petition Date on an Claim.  To the extent provided for in the Plan, the Confirmation Order or required by the Bankruptcy Code, postpetition interest shall accrue on Claims at the applicable nondefault rate.  Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date such Claim becomes an Allowed Claim.

11.11.             Miscellaneous Distribution Provisions

(a)           Method of Cash Distributions.  Any Cash payment to be made by the Disbursing Agent pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Disbursing Agent, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

(b)           Distributions on Non-Business Days.  Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

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(c)           No Distribution in Excess of Allowed Amount of Claim.  Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the allowed amount of such Claim.  Except as otherwise expressly provided herein, no Claim shall be allowed to the extent that it is for postpetition interest.

(d)           No De Minimis Distributions.  Notwithstanding anything herein to the contrary, no Holder of any Allowed Class 4A, 4B or 4C Claim in an amount that would entitle such Holder to a pro-rata Distribution of less than $10.00 shall receive any Distribution on account of such Allowed Claim.

Article XII.

CONFIRMATION AND CONSUMMATION OF THE PLAN

12.1.               Confirmation Date

The Plan may not be confirmed, the Bankruptcy Court may not approve the Confirmation Order and the Confirmation Date shall not occur unless each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 10.3 of this Plan):

(a)           the Disclosure Statement Order shall have been entered and shall be in a form and substance reasonably acceptable to the Debtors and the Creditors’ Committee;

(b)           the Confirmation Order shall be a form and substance reasonably acceptable in form and substance to the Debtors and the Creditors’ Committee; and

(c)           the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Debtors and the Creditors’ Committee and shall have been approved by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

12.2.               Effective Date

The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry.  Notwithstanding the foregoing, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 12.3 of this Plan):

(a)           the Debtors shall have sufficient Cash on hand (or investments projected by the Debtors to provide timely Cash) to make timely Distributions of Cash required hereunder;

(b)           the Confirmation Order shall be a Final Order and no request for revocation of the Confirmation Order shall have been made or, if made, shall remain pending; and

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(c)           the Substantive Consolidation Order, which may be the Confirmation Order, shall be a Final Order and no request for revocation of the Substantive Consolidation Order shall have been made or, if made, shall remain pending.

12.3.               Waiver of Conditions to Confirmation and Consummation

Other than the requirements that the Disclosure Statement Order, the Substantive Consolidation Order and the Confirmation Order must be entered and the Debtors must have sufficient Cash on hand, none of which can be waived, the requirement that a particular condition be satisfied may be waived in whole or part by the Debtors, in consultation with the Creditors’ Committee, and the Debtors’ benefits under the “mootness doctrine” shall be unaffected by any provision hereof.  The failure to satisfy any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act or inaction by any of the Debtors).  If the Debtors fail to assert the non-satisfaction of any such conditions, such failure shall not be deemed a waiver of any other rights hereunder.

12.4.               Effect of Nonoccurrence of the Conditions to Consummation

If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is more than thirty (30) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Creditors’ Committee, the Confirmation Order may be vacated by the Bankruptcy Court.  If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against or Interests in any of the Debtors.

Article XIII.

ADMINISTRATIVE PROVISIONS

13.1.               Retention of Jurisdiction

Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest extent legally permissible, including, without limitation, for the following purposes:

(i)            To determine the allowability, classification, or priority of Claims upon objection by the Debtors, the Plan Administrator, the Creditors’ Committee or the PEDC, or any other party in interest entitled to file an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;

(ii)           To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the

51

Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Person;

(iii)          To protect the property of the Estates or the Reorganized Debtor, as the case may be, including Litigation Claims, from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning liens, security interest or encumbrances on any property of the Estates or the Reorganized Debtor;

(iv)          To determine any and all applications for allowance of Fee Claims;

(v)           To determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any other request for payment of claims or expenses entitled to priority under section 507(a) of the Bankruptcy Code;

(vi)          To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

(vii)         To determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Section 9.1(a) of the Plan;

(viii)        To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

(ix)           To enter a Final Order closing the Chapter 11 Cases;

(x)            To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

(xi)           To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

(xii)          To enable the Plan Administrator or the PEDC, as appropriate, to prosecute any and all proceedings to set aside liens or encumbrances and to recover any Transfers, assets, properties or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

(xiii)         To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

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(xiv)        To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(xv)         To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

(xvi)        To resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Cases;

(xvii)       To authorize sales of assets as necessary or desirable and resolve objections, if any, to such sales;

(xviii)      To hear and resolve Litigation Claims;

(xix)         To resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

(xx)          To approve any Distributions, or objections thereto, under the Plan;

(xxi)         To approve any Claims settlement entered into or offset exercised by the Plan Administrator or the PEDC;

(xxii)        To oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtors; and

(xxiii)       To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

13.2.               Amendments

(a)           Preconfirmation Amendment.  The Debtors, in consultation with the Creditors’ Committee, may modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements.

(b)           Postconfirmation Amendment Not Requiring Resolicitation.  After the entry of the Confirmation Order, the Debtors or the Plan Administrator, as appropriate, may modify the Plan, with the consent, which consent shall not unreasonably be withheld, of the Creditors’ Committee or PEDC, as appropriate, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or Distributions of any

53

Class of Allowed Claims or Interests under the Plan.  Any waiver under Section 12.3 hereof shall not be considered to be a modification of the Plan.

(c)           Postconfirmation/Preconsummation Amendment Requiring Resolicitation.  After the Confirmation Date and before substantial consummation of the Plan, the Debtors or the Plan Administrator, as appropriate, may, with the consent of the Creditors’ Committee or the PEDC, as appropriate, which consent shall not unreasonably be withheld, modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests, provided that:  (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Interests voting in each Class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

13.3.               Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision and make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such Holder, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.4.               Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

13.5.               Governing Law

Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal laws apply, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

13.6.               Corporate Action

The dissolution of the Debtors and any other matters provided for under the Plan involving the corporate or entity structure of any Debtor or corporate action, as the case may be, to be taken by or required of any Debtor shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of

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further action by stockholders, directors, general or limited partners of any of the Debtors or the Plan Administrator, as the case may be.

13.7.               Effectuating Documents and Further Transactions

Each Debtor, the Reorganized Debtor, the Plan Administrator and the PEDC shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

13.8.               Plan Supplement

The Plan Supplement comprised of, among other things, the forms of the documents related to the Amended Certificate of Incorporation and By-Laws, the Plan Administrator Agreement, the Disbursing Agent Agreement and the Executory Contract Schedule, shall be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing.  Upon its filing, the Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours.  Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 13.12 of the Plan.  The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

13.9.               Confirmation Order and Plan Control

To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtors, or any of them and any third party, the Plan controls the Disclosure Statement and any such agreements and the Confirmation Order (and any other orders of the Bankruptcy Court) controls the Plan.

13.10.             Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, or as soon as reasonably practicable thereafter, and neither the Debtors, their Estates, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee nor the PEDC shall thereafter be liable for the payment of additional fees under 28 U.S.C. § 1930 other than with respect to eToys’ Chapter 11 Case.

13.11.             Rules of Construction

(a)           Undefined Terms.  Any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein.

(b)           Miscellaneous Rules. (i) The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Plan as a whole, not to any particular section, subsection, or clause, unless the context requires otherwise; (ii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, unless superseded herein or in the Confirmation Order; (iii) any reference in the Plan to an existing document or Exhibit means

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such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date; (iv) in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; and (v) whenever the Plan provides that a payment or Distribution shall occur “on” any date, it shall mean “on, or as soon as reasonably practicable after” such date.

13.12.             Notices

All notices and demands to or upon the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors’ Committee or the PEDC to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows (or at such other address for such entity as shall be specified by like notice):

(a)           if to the Debtors, the Reorganized Debtor or the Plan Administrator:

EBC I, Inc., f/k/a eToys, Inc.

400 Continental Boulevard, 6th Floor

El Segundo, CA 90245

Ph: (310) 426-2183

Fax: (310) 426-2188

Attn:       Barry Gold

with copies to:

Morris, Nichols, Arsht & Tunnell

1201 N. Market Street, P.O. Box 1347

Wilmington, Delaware  19899-1347

Ph: (302) 658-9200

Fax: (302) 658-3989

Attn:  Robert J. Dehney, Esq.

Gregory W. Werkheiser, Esq.

Michael G. Busenkell,  Esq.

(b)                                  If to the Creditors’ Committee:

Traub, Bonacquist & Fox LLP

655 Third Avenue, 21st Floor

New York, NY  10017

Ph: (212) 476-4770

Fax: (212) 476-4787

Attn.:  Paul Traub, Esq.

Michael Fox, Esq.

Susan Balaschak, Esq.

-and-

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Jaspan Schlesinger Hoffman LLP

1201 North Orange St., 10th Floor

Wilmington, DE 19801

Ph: (302) 893-4757

Attn.: Frederick Rosner, Esq.

13.13.             No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of a Claim’s classification.

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Dated: August 5 , 2002

EBC I, INC.
formerly known as eToys, Inc.

	By:		/s/ Barry Gold
Name: Barry Gold
Title: President

EBC DISTRIBUTION, LLC
formerly known as eToys Distribution, LLC

	By:	EBC I, Inc.

		By:	/s/ Barry Gold
Name: Barry Gold
Title: President

eKIDS, INC.

	By:	/s/ Barry Gold
Name: Barry Gold
Title: President

PMJ CORPORATION

	By:	/s/ Barry Gold
Name: Barry Gold
Title: President

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Counsel:

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/ Gregory W. Werkheiser
Robert J. Dehney (No. 3578)
Gregory W. Werkheiser (No. 3553)
Michael G. Busenkell (No. 3933)
1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 (302) 658-9200

ATTORNEYS FOR DEBTORS AND DEBTORS-IN-POSSESSION

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